UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to Rule 14a-12

URANIUM ENERGY CORP.

(Name of Registrant as Specified In Its Charter)

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URANIUM ENERGY CORP.

500 North Shoreline Boulevard, Suite 800N, Corpus Christi, Texas, U.S.A., 78401

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To be held on July 16, 2024

Dear Stockholder:

The annual meeting of stockholders (the “Annual Meeting”) of Uranium Energy Corp. (the “Company”) will be held at Suite 1500, 1055 West Georgia Street, Vancouver, British Columbia, Canada, V6E 4N7, on Tuesday, July 16, 2024, at 10:00 a.m. (Vancouver time). At the Annual Meeting stockholders will be asked to:

1.	elect Amir Adnani, Spencer Abraham, David Kong, Vincent Della Volpe, Gloria Ballesta and Trecia Canty to our Board of Directors;

2.	ratify the appointment of PricewaterhouseCoopers LLP, Chartered Professional Accountants, as the Company’s independent registered public accounting firm for the fiscal year ending July 31, 2024;

3.	approve the Company’s 2024 Stock Incentive Plan;

4.	approve, on a non-binding advisory basis, the compensation of our named executive officers; and

5.	transact any other business properly brought before the Annual Meeting or any adjournment thereof.

On or about June 5, 2024, the Company will mail to all stockholders of record, as of May 23, 2024, a Notice of Internet Availability of Proxy Materials (the “Notice”). Please carefully review the Notice for information on how to access the Notice of Annual Meeting, Proxy Statement, Proxy Card and our Annual Report to Security Holders for the fiscal year ended July 31, 2023 (the “Annual Report”) on www.proxyvote.com, in addition to instructions on how you may request to receive a paper or email copy of these documents. Our Annual Report, including financial statements for such period, does not constitute any part of the material for the solicitation of proxies.

The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice. Only stockholders of record of the Company’s common stock at the close of business on May 23, 2024, are entitled to notice of, and to vote at, the Annual Meeting or any adjournment thereof.

It is important that your shares be represented and voted at the Annual Meeting. If you are the registered holder of the Company’s common stock, you can vote your shares by completing and returning the enclosed Proxy Card, even if you plan to attend the Annual Meeting. You may vote your shares of common stock in person even if you previously returned a Proxy Card. Please note, however, that if your shares of common stock are held of record by a broker, bank or other nominee and you wish to vote in person at the Annual Meeting, you must obtain a proxy issued in your name from such broker, bank or other nominee. Please carefully review the instructions on the Proxy Card or the information forwarded by your broker, bank or other nominee regarding voting instructions.

If you are planning to attend the Annual Meeting in person, you will be asked to register before entering the Annual Meeting. All attendees will be required to present government-issued photo identification (e.g., driver’s license or passport) to enter the Annual Meeting. If you are a stockholder of record, your ownership of the Company’s common stock will be verified against the list of stockholders of record as of May 23, 2024, prior to being admitted to the Annual Meeting. If you are not a stockholder of record and hold your shares of common stock in “street name” (that is, your shares of common stock are held in a brokerage account or by a bank or other nominee), you must also provide proof of beneficial ownership as of May 23, 2024, such as your most recent account statement prior to May 23, 2024, and a copy of the voting instruction card provided by your broker, bank or nominee or similar evidence of ownership.

By Order of the Board of Directors of Uranium Energy Corp.

/s/ Amir Adnani

Amir Adnani
President, Chief Executive Officer and a director

Dated:   May 28, 2024.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to be held on July 16, 2024: the Proxy Statement, Proxy Card and Annual Report for the fiscal year ended July 31, 2023 are available at www.proxyvote.com.

-ii-

URANIUM ENERGY CORP.

500 North Shoreline Boulevard, Suite 800N, Corpus Christi, Texas, U.S.A., 78401

PROXY STATEMENT FOR THE ANNUAL MEETING OF STOCKHOLDERS

To be held on July 16, 2024

THE ANNUAL MEETING

General

This proxy statement (the “Proxy Statement”) is furnished in connection with the solicitation of proxies by the Board of Directors (the “Board of Directors”) of Uranium Energy Corp. (“we”, “us”, “our” or the “Company”) for use in connection with our annual meeting of our stockholders (the “Annual Meeting”) to be held on Tuesday, July 16, 2024, at 10:00 a.m. (Vancouver time), at Suite 1500, 1055 West Georgia Street, Vancouver, British Columbia, Canada, V6E 4N7, or at any adjournment thereof, for the purposes set forth in the accompanying notice of Annual Meeting.

In accordance with rules and regulations adopted by the United States Securities and Exchange Commission (the “SEC”), instead of mailing a printed copy of our proxy materials to each stockholder of record, we may furnish proxy materials to our stockholders on the internet. On or about June 5, 2024, the Company will mail to all stockholders of record, as of May 23, 2024 (the “Record Date”), a Notice of Internet Availability of Proxy Materials (the “Notice”). If you received only a Notice by mail, you will not receive a printed copy of the proxy materials.

Please carefully review the Notice for information on how to access our proxy materials, consisting of the Notice of Annual Meeting, Proxy Statement and Proxy Card, available at www.proxyvote.com. You may also access our Annual Report to Security Holders for our fiscal year ended July 31, 2023 (the “Annual Report”), including our financial statements for such period. However, our Annual Report does not constitute any part of the material for the solicitation of proxies.

The Notice also includes instructions as to how you may submit your proxy on the internet or over the telephone.

If you received only a Notice by mail and would like to receive a printed copy of our proxy materials, including a Proxy Card, or a copy of our Annual Report, you should follow the instructions for requesting such materials included in the Notice.

Our principal offices are located at 500 North Shoreline Boulevard, Suite 800N, Corpus Christi, Texas, U.S.A., 78401, and at Suite 1830, 1188 West Georgia Street, Vancouver, British Columbia, Canada, V6E 4A2.

Manner of Solicitation and Expenses

This proxy solicitation is made on behalf of our Board of Directors. Solicitation of proxies may be made by our directors, officers and employees personally, by telephone, mail, facsimile, e-mail, internet or otherwise, but they will not be specifically compensated for these services. We will bear the expenses incurred in connection with the solicitation of proxies for the Annual Meeting. Upon request, we will also reimburse brokers, dealers, banks or similar entities acting as nominees for their reasonable expenses incurred in forwarding copies of the proxy materials to the beneficial owners of the shares of our common stock as of the Record Date.

Record Date and Voting Shares

Our Board of Directors has fixed the close of business on May 23, 2024, as the Record Date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting. As of the Record Date there were 408,622,546 shares of our common stock issued, outstanding and entitled to vote at the Annual Meeting. Holders of common stock are entitled to one vote at the Annual Meeting for each share of common stock held of record as of the Record Date. There is no cumulative voting in the election of directors.

Quorum

A quorum is necessary to hold a valid meeting of our stockholders. The required quorum for the transaction of business at the Annual Meeting is one-third of our issued and outstanding shares of common stock as of the Record Date.

In order to be counted for purposes of determining whether a quorum exists at the Annual Meeting, shares must be present at the Annual Meeting either in person or represented by proxy. Shares that will be counted for purposes of determining whether a quorum exists will include:

●	shares represented by properly executed proxies for which voting instructions have been given, including proxies which are marked “Abstain” or “Withhold” for any matter;

●	shares represented by properly executed proxies for which no voting instruction has been given; and

●	broker non-votes.

Broker non-votes occur when shares held by a broker for a beneficial owner are not voted with respect to a particular proposal because the broker has not received voting instructions from the beneficial owner and the broker does not have discretionary authority to vote such shares.

Entitlement to Vote

If you are a registered holder of shares of our common stock as of May 23, 2024, the Record Date for the Annual Meeting, you may vote those shares of our common stock in person at the Annual Meeting or by proxy in the manner described below under “Voting of Proxies”. If you hold shares of our common stock in “street name” through a broker or other financial institution, you must follow the instructions provided by your broker or other financial institution regarding how to instruct your broker or financial institution in respect of voting your shares.

Voting of Proxies

You can vote the shares that you own of record on the Record Date by either attending the Annual Meeting in person or by filling out and sending in a proxy in respect of the shares that you own. Your execution of a proxy will not affect your right to attend the Annual Meeting and to vote in person. You may also submit your proxy on the internet or over the telephone by following the instructions contained in the Notice. The time limit for the deposit of proxies may be waived or extended by the chairperson of the Meeting, at the chairperson’s discretion, without notice.

You may revoke your proxy at any time before it is voted by:

(a)	filing a written notice of revocation of proxy with our Secretary at any time before the taking of the vote at the Annual Meeting;

(b)	executing a later-dated proxy and delivering it to our Secretary at any time before the taking of the vote at the Annual Meeting; or

(c)

attending at the Annual Meeting and giving affirmative notice that you intend to revoke your proxy and are voting in person. Please note that your attendance at the Annual Meeting will not, in and of itself, revoke your proxy.

All shares of common stock represented by properly executed proxies received at or prior to the Annual Meeting that have not been revoked will be voted in accordance with the instructions of the stockholder who has executed the proxy. If no choice is specified in a proxy, the shares represented by the proxy will be voted FOR all matters to be considered at the Annual Meeting as set forth in the accompanying Notice of Annual Meeting. The shares represented by proxy will also be voted for or against such other matters as may properly come before the Annual Meeting in the discretion of the persons named in the proxy as proxyholders. We are currently not aware of any other matters to be presented for action at the Annual Meeting other than those described herein.

Any written revocation of a proxy or subsequent later-dated proxy should be delivered to the Company at 500 North Shoreline Boulevard, Suite 800N, Corpus Christi, Texas, U.S.A., 78401, Attention: Secretary.

Votes Required

Proposal One – Election of Directors: The affirmative vote of the holders of a plurality of our shares of common stock represented at the Annual Meeting in person or by proxy is required for the election of our directors. This means that the nominees who receive the greatest number of votes for each open seat will be elected. Votes may be cast in favor of the election of directors or withheld. Votes that are withheld and broker non-votes will be counted for the purposes of determining the presence or absence of a quorum, but will have no effect on the election of directors.

Proposal Two – Appointment of Independent Registered Public Accountants: The affirmative vote of the holders of a majority of our shares of common stock represented at the Annual Meeting in person or by proxy is required for the ratification of the appointment of our independent registered public accountants. Stockholders may vote in favor or against this proposal or they may abstain. Abstentions are deemed to be “votes cast” and will have the same effect as a vote against this proposal.

Proposal Three – Approval of 2024 Stock Incentive Plan: The affirmative vote of the holders of a majority of our shares of common stock represented at the Annual Meeting in person or by proxy is required for the approval of the Company’s 2024 Stock Incentive Plan. Stockholders may vote in favor or against this proposal or they may abstain. Abstentions are deemed to be “votes cast” and will have the same effect as a vote against this proposal. Broker non-votes are not deemed to be votes cast and, therefore, will have no effect on the vote with respect to this proposal.

Proposal Four – Executive Compensation: The vote to approve the compensation of our named executive officers (commonly known as a “say-on-pay” vote) is advisory and, therefore, not binding on the Company, our Compensation Committee or our Board of Directors. The affirmative vote of the holders of a majority of our shares of common stock represented at the Annual Meeting in person or by proxy is required for the non-binding advisory vote on executive compensation. Stockholders may vote in favor or against this proposal or they may abstain. Abstentions are deemed to be “votes cast” and will have the same effect as a vote against this proposal. Broker non-votes are not deemed to be votes cast and, therefore, will have no effect on the vote with respect to this proposal.

Stockholder Proposals

No proposals have been received from any stockholder for consideration at the Annual Meeting.

Other Matters

It is not expected that any matters other than those referred to in this Proxy Statement will be brought before the Annual Meeting. If other matters are properly presented, however, the persons named as proxyholders will vote in accordance with their best judgment on such matters. The grant of a proxy also will confer discretionary authority on the persons named as proxyholders to vote in accordance with their best judgment on matters incidental to the conduct of the Annual Meeting.

No Rights of Appraisal

There are no rights of appraisal or similar rights of dissenters with respect to the matters that are the subject of this proxy solicitation under the laws of the State of Nevada, our certificate of incorporation or our bylaws.

INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

None of the following persons has any substantial interest, direct or indirect, by way of beneficial ownership of securities or otherwise, in any matter to be acted on at the Annual Meeting, other than elections to office and as named executive officers in respect of whose compensation the non-binding advisory vote on executive compensation will be held:

●	each person who has been one of our directors or executive officers at any time since the beginning of our last fiscal year;

●	each nominee for election as one of our directors; or

●	any associate of any of the foregoing persons.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding the beneficial ownership of our common stock as of May 28, 2024, by:

●	each person who is known by us to beneficially own more than 5% of our shares of common stock; and

●	each executive officer, each director and all of our directors and executive officers as a group.

The number of shares beneficially owned and the related percentages are based on 408,778,351 shares of common stock outstanding as of May 28, 2024.

For the purposes of the information provided below, shares that may be issued upon the exercise or conversion of stock options, warrants and other rights to acquire shares of our common stock that are exercisable or convertible within 60 days following May 28, 2024, are deemed to be outstanding and beneficially owned by the holder for the purpose of computing the number of shares and percentage ownership of that holder, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person.

Name and Address of Beneficial Owner (1)	Amount and Nature of Beneficial Ownership (1)	Percentage of Beneficial Ownership

Directors and Executive Officers:

Amir Adnani 1188 West Georgia Street, Suite 1830 Vancouver, British Columbia, Canada, V6E 4A2	5,291,645 (2)	1.3%

Spencer Abraham 500 North Shoreline Boulevard, Suite 800N Corpus Christi, Texas, U.S.A., 78401	730,511 (3)	*

David Kong 1188 West Georgia Street, Suite 1830 Vancouver, British Columbia, Canada, V6E 4A2	295,330 (4)	*

Vincent Della Volpe 500 North Shoreline Boulevard, Suite 800N Corpus Christi, Texas, U.S.A., 78401	375,269 (5)	*

Gloria Ballesta 1188 West Georgia Street, Suite 1830 Vancouver, British Columbia, Canada, V6E 4A2	276,606 (6)	*

Trecia Canty 500 North Shoreline Boulevard, Suite 800N Corpus Christi, Texas, U.S.A., 78401	55,805 (7)	*

Pat Obara 1188 West Georgia Street, Suite 1830 Vancouver, British Columbia, Canada, V6E 4A2	1,324,873 (8)	*

Scott Melbye 500 North Shoreline Boulevard, Suite 800N Corpus Christi, Texas, U.S.A., 78401	1,481,246 (9)	*

Name and Address of Beneficial Owner (1)	Amount and Nature of Beneficial Ownership (1)	Percentage of Beneficial Ownership

Brent Berg 500 North Shoreline Boulevard, Suite 800N Corpus Christi, Texas, U.S.A., 78401	7,525 (10)	*

All directors and executive officers as a group (9 persons)	9,838,810 (11)	2.4%

Major Stockholders:

BlackRock, Inc. 50 Hudson Yards New York, NY, U.S.A., 10001	29,529,945 (12)	7.2%

Global X Management Company LLC 605 3rd Avenue, 43rd Floor New York, NY, U.S.A., 10158	20,788,582 (13)	5.1%

MMCAP International Inc. SPC MM Asset Management Inc. c/o Mourant Governance Services (Cayman) Limited 94 Solaris Avenue Camana Bay, P.O. Box 1348 Grand Cayman, KY1-1108, Cayman Islands	26,529,712 (14)	6.5%

State Street Corporation 1 Congress Street, Suite 1 Boston, MA, U.S.A., 02114	20,271,305 (15)	5.0%

The Vanguard Group, Inc. 100 Vanguard Blvd. Malvern, PA, U.S.A., 19355	22,222,813 (16)	5.4%

Notes:

*	Less than one percent.
(1)

Under Rule 13d-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), a beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares: (i) voting power, which includes the power to vote, or to direct the voting of such security; and (ii) investment power, which includes the power to dispose or direct the disposition of the security. Certain shares of common stock may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares of common stock are deemed to be beneficially owned by a person if the person has the right to acquire the shares (for example, upon exercise of an option) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person, the amount of shares of common stock outstanding is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of these acquisition rights. As a result, the percentage of outstanding shares of common stock of any person as shown in this table does not necessarily reflect the person’s actual ownership or voting power with respect to the number of shares of common stock actually outstanding as of the date of this Proxy Statement. As of May 28, 2024, there were 408,778,351 shares of common stock of the Company issued and outstanding.

(2)

This figure represents (i) 4,896,202 shares of our common stock held directly or indirectly by Mr. Adnani; (ii) 3,000 shares of our common stock held of record by Mr. Adnani’s wife; (iii) 78,489 shares of our common stock issuable pursuant to restricted stock units that will vest within 60 days of the date hereof; and (iv) performance based restricted stock units to receive 313,954 shares of our common stock on settlement, that will vest within 60 days of the date hereof. Performance based restricted stock units that will vest within 60 days of the date hereof are subject to the achievement of performance criteria and are included assuming maximum payout based on an estimation of performance, which shares of our common stock may be paid out in lesser amounts, or not at all, and will accrue and settle at the end of a 36-month period.

(3)

This figure represents (i) 642,903 shares of our common stock held directly by Mr. Abraham; (ii) stock options to purchase 74,972 shares of our common stock, which have vested or will vest within 60 days of the date hereof; and (iii) 12,636 shares of our common stock issuable pursuant to restricted stock units that will vest within 60 days of the date hereof.

(4)

This figure represents (i) 154,085 shares of our common stock held directly by Mr. Kong; and (ii) stock options to purchase 141,245 shares of our common stock, which have vested or will vest within 60 days of the date hereof.

(5)

This figure represents (i) 186,095 shares of our common stock held directly by Mr. Della Volpe; and (ii) stock options to purchase 189,174 shares of our common stock, which have vested or will vest within 60 days of the date hereof.

(6)

This figure represents (i) 80,917 shares of our common stock held directly by Ms. Ballesta; and (ii) stock options to purchase 195,689 shares of our common stock, which have vested or will vest within 60 days of the date hereof.

(7)	This figure represents stock options to purchase 55,805 shares of our common stock, which will vest within 60 days of the date hereof.
(8)

This figure represents (i) 788,000 shares of our common stock held directly by Mr. Obara; (ii) stock options to purchase 425,000 shares of our common stock, which have vested or will vest within 60 days of the date hereof; (iii) 22,375 shares of our common stock issuable pursuant to restricted stock units that will vest within 60 days of the date hereof; and (iv) performance based restricted stock units to receive 89,498 shares of our common stock on settlement, that will vest within 60 days of the date hereof. Performance based restricted stock units that will vest within 60 days of the date hereof are subject to the achievement of performance criteria and are included assuming maximum payout based on an estimation of performance, which shares of our common stock may be paid out in lesser amounts, or not at all, and will accrue and settle at the end of a 36-month period.

(9)

This figure represents (i) 894,373 shares of our common stock held directly by Mr. Melbye; (ii) stock options to purchase 475,000 shares of our common stock, which have vested or will vest within 60 days of the date hereof; (iii) 22,375 shares of our common stock issuable pursuant to restricted stock units that will vest within 60 days of the date hereof; and (iv) performance based restricted stock units to receive 89,498 shares of our common stock on settlement, that will vest within 60 days of the date hereof. Performance based restricted stock units that will vest within 60 days of the date hereof are subject to the achievement of performance criteria and are included assuming maximum payout based on an estimation of performance, which shares of our common stock may be paid out in lesser amounts, or not at all, and will accrue and settle at the end of a 36-month period.

(10)

This figure represents (i) 3,045 shares of our common stock held directly by Mr. Berg; and (ii) stock options to purchase 4,480 shares of our common stock, which have vested or will vest within 60 days of the date hereof.

(11)

This figure represents (i) 7,648,620 shares of our common stock; (ii) stock options to purchase 1,561,365 shares of our common stock, which have vested or will vest within 60 days of the date hereof; (iii) 135,875 shares of our common stock issuable pursuant to restricted stock units that will vest within 60 days of the date hereof; and (iv) performance based restricted stock units to receive 492,950 shares of our common stock on settlement, that will vest within 60 days of the date hereof. Performance based restricted stock units that will vest within 60 days of the date hereof are subject to the achievement of performance criteria and are included assuming maximum payout based on an estimation of performance, which shares of our common stock may be paid out in lesser amounts, or not at all, and will accrue and settle at the end of a 36-month period.

(12)	This information is based on a Schedule 13G/A filed with the SEC by BlackRock, Inc. on January 26, 2024.
(13)	This information is based on a Schedule 13G filed with the SEC by Global X Management Company LLC on February 14, 2024.
(14)

This figure represents (i) 25,753,822 shares of our common stock and (ii) stock purchase warrants to purchase 775,890 shares of our common stock. This information is based on a Schedule 13G/A filed with the SEC jointly by MMCAP International Inc. SPC and MM Asset Management Inc. on February 13, 2024, which both have shared voting and dispositive power over such shares. MM Asset Management Inc.’s address is 161 Bay Street, TD Canada Trust Tower Suite 2240, Toronto, Ontario, Canada, M5J 2S1.

(15)	This information is based on a Schedule 13G/A filed with the SEC by State Street Corporation on January 25, 2024.
(16)	This information is based on a Schedule 13G/A filed with the SEC by The Vanguard Group, Inc. on February 13, 2024.

Changes in Control

We have no knowledge of any arrangements, including any pledge by any person of our securities, the operation of which may, at a subsequent date, result in a change in our control.

PROPOSAL NUMBER ONE:

ELECTION OF DIRECTORS TO OUR BOARD OF DIRECTORS

Election of Directors

Each of our directors is elected annually at the annual meeting of our stockholders and, upon the director’s election, will hold office until our next annual meeting or until his or her successor is elected and qualified.

The persons named in the enclosed form of proxy as proxyholders intend to vote FOR the election of the nominees listed below as directors unless instructed otherwise, or unless a nominee is unable or unwilling to serve as a director of the Company. Our Board of Directors has no reason to believe that any nominee is unable or unwilling to serve, but if a nominee should determine not to serve, the persons named in the form of proxy as proxyholders will have the discretion and intend to vote for another candidate that would be nominated by our Board of Directors.

The affirmative vote of a plurality of the votes present in person or by proxy at the Annual Meeting and entitled to vote on the election of directors is required for the election of each nominee as a director. Our constating documents do not provide for cumulative voting in the election of directors.

Nominees for Election as Directors

Amir Adnani, Spencer Abraham, David Kong, Vincent Della Volpe, Gloria Ballesta and Trecia Canty, each of whom is a current director, have been nominated for election as directors. It is the intention of the persons named in the accompanying form of proxy as proxyholders to vote proxies for the election of each of the nominees as a director and each of the nominees has consented to being named in this Proxy Statement and to serve as a director, if elected.

Our Board of Directors has conducted an extensive board effectiveness assessment with regard to each director nominee, and it has determined that each director nominee meets a high standard in terms of meeting attendance, preparation and engagement with the Company. All nominees are highly effective and bring a diverse set of backgrounds and expertise to the Board of Directors.

Directors and Executive Officers

Our current directors and executive officers and their respective ages as of May 28, 2024, are as follows:

Name	Age	Position with the Company
Amir Adnani	46	President, Chief Executive Officer, Principal Executive Officer and a director
Spencer Abraham	71	Chairman (non-executive) and a director
David Kong	77	A director
Vincent Della Volpe	81	A director
Gloria Ballesta	48	A director
Trecia Canty	54	A director
Pat Obara	68	Secretary, Treasurer, Chief Financial Officer and Principal Accounting Officer
Scott Melbye	61	Executive Vice President
Brent Berg	52	Senior Vice President, U.S. Operations

The following describes the business experience of each of our current directors and each nominee for election to our Board of Directors, including other directorships held in reporting companies:

Amir Adnani. Amir Adnani is a founder of Uranium Energy Corp. and has served as President, Chief Executive Officer and a director since January 2005.  Under his leadership, the Company has developed into the largest diversified North American focused uranium company with low-cost, environmentally friendly in-situ recovery (“ISR”) uranium projects in the United States and high-grade conventional projects in Canada.  In the U.S., UEC controls the largest portfolio of fully permitted ISR projects, anchored by two operational processing plants in Wyoming and Texas.  In Canada, UEC controls one of the largest portfolios of exploration and development holdings in the prolific Athabasca basin, including the world-class, 100% owned Roughrider Project.

Mr. Adnani has given a variety of presentations at prominent industry conferences organized by the International Atomic Energy Agency, World Nuclear Fuel Market and the Milken Institute.  He is a frequent contributor to the business media, including CNBC, The Wall Street Journal, Bloomberg, and Fox Business News.

Fortune magazine distinguished Mr. Adnani on their “40 Under 40, Ones to Watch” list of North American executives.  He was selected as one of “Mining’s Future Leaders” by Mining Journal, a UK-based global industry publication.  He was also a nominee for Ernst & Young’s “Entrepreneur of the Year” distinction.

Mr. Adnani is the founder and Co-Chairman of GoldMining Inc., a publicly listed gold acquisition and development company and is the Chairman of Uranium Royalty Corp., the first and only publicly listed royalty company in the uranium sector.  Mr. Adnani is also a founder of Gold Royalty Corp., a publicly listed gold royalty company where he served as a director from November 2020 to March 2023.

Mr. Adnani holds a Bachelor of Science degree from the University of British Columbia and was a director of the university’s Alumni Association from 2015 to 2021.

The Board of Directors has concluded that Mr. Adnani should serve as a director given his involvement with the Company since its inception and his experience in the uranium industry.

Spencer Abraham. Spencer Abraham has served as Chairman (non-executive) of our Board of Directors since March 2017. Mr. Abraham served as Executive Chairman from October 2015 to March 2017 and as the Chairman of our Advisory Board from December 2012 to October 2015. Mr. Abraham is the Chairman and Chief Executive Officer of The Abraham Group LLC, an international strategic consulting firm based in Washington, D.C. President George W. Bush selected Mr. Abraham as the tenth Secretary of Energy of the United States in 2001. During his tenure at the Energy Department from 2001 to 2005, Mr. Abraham developed policies and regulations to ensure the nation’s energy security, was responsible for the U.S. Strategic Petroleum Reserve, oversaw domestic oil and gas development policy and nuclear energy policy, developed relationships with international governments, including members of the Organization of the Petroleum Exporting Countries, and led the landmark nuclear nonproliferation HEU program between the United States and Russia. Mr. Abraham served as a United States Senator for the State of Michigan from 1995 to 2001. At a time when the Biden Administration and U.S. Congress are considering significant issues pertaining to the U.S. uranium mining sector, Mr. Abraham’s expertise in the public policy arena is especially valuable and he is very actively involved in working with the Company to address these matters.

Mr. Abraham has served as a director of Two Harbors Investment Corp. (NYSE: TWO) since May 2014, as a director of PBF Energy Inc. (NYSE: PBF) since October 2012 and as a director of NRG Energy, Inc. (NYSE: NRG) since December 2012. Mr. Abraham served as a director of GenOn Energy, Inc. from January to December 2012, when it was acquired by NRG Energy, Inc. Previously, Mr. Abraham served as a director of Occidental Petroleum Corporation (NYSE: OXY) from 2005 to May 2020, as the non-executive Chairman of the Board of Directors of AREVA Inc., the North American subsidiary of AREVA, and on the boards of several other public and private companies.

Mr. Abraham holds a Juris Doctor degree from Harvard Law School and is an alumnus of Michigan State University.

The Board of Directors has concluded that Mr. Abraham should serve as a director given his extensive experience in the energy sector, including directing key aspects of energy strategy as Secretary of Energy of the United States from 2001 to 2005, and as a board member of various public companies in the oil, gas and power sectors.

David Kong. David Kong has served on our Board of Directors since January 2011 and served as our lead independent director from June 2016 to May 2024. Mr. Kong serves as Chairperson of our Audit Committee and our Sustainability Committee and is a member of our Compensation Committee and our Corporate Governance and Nominating Committee. Mr. Kong has also served as a director of GoldMining Inc., a public company listed on the Toronto Stock Exchange (the “TSX”) and the NYSE American since October 2010, as a director of Silvercorp Metals Inc., a public company listed on the TSX and the NYSE American, from November 2011 to September 2023, and as a director of New Pacific Metals Corp., a public company listed on the TSX and the NYSE American, from November 2010 to December 2022.

Mr. Kong holds a Bachelor in Business Administration and earned his Chartered Accountant designation (CPA, CA) in British Columbia, Canada, in 1978. Mr. Kong was a partner at Ellis Foster, Chartered Accountants, from 1981 to 2004, before merging with EY (formerly Ernst & Young LLP), Chartered Professional Accountants, in 2005, where he was a partner until 2010. Mr. Kong is a certified director (ICD.D) of the Institute of Corporate Directors.

The Board of Directors has concluded that Mr. Kong should serve as a director given his business experience and specialized expertise in finance and accounting.

Vincent Della Volpe. Vincent Della Volpe has served on our Board of Directors since July 2007 and also serves as Chairperson of our Compensation Committee and our Corporate Governance and Nominating Committee and is a member of our Audit Committee. Mr. Della Volpe has served as a professional money manager for over 35 years, including as a senior portfolio manager of pension funds for Honeywell Corporation and as Senior Vice President of the YMCA Retirement fund in New York. Throughout his career, Mr. Della Volpe has particularly focused on the management of energy and utility equity portfolios, and he also has experience managing venture capital investments. Mr. Della Volpe holds a Bachelor of Arts in Accounting and an MBA in finance, both from Seton Hall University.

The Board of Directors has concluded that Mr. Della Volpe should serve as a director given his involvement with the Company since 2007 and his specialized expertise in finance.

Gloria Ballesta. Gloria Ballesta has served on our Board of Directors since July 2018 and is a member of our Audit Committee, our Compensation Committee, our Corporate Governance and Nominating Committee and our Sustainability Committee. Ms. Ballesta has served as the Chief Executive Officer of Camglo Management SAS, a private company providing software security solutions, since December 2023, and serves as a director of GoldMining Inc., a public company listed on the TSX and the NYSE American since August 2010. Ms. Ballesta served as the Chief Executive Officer of Content Mode SAS, a contact center based in Colombia, from January 2016 to December 2023. Ms. Ballesta has experience managing administrative and compliance procedures for spin-offs, take-overs and financings of various public companies. Ms. Ballesta holds an LLB (Hons.) from the CEU Cardenal Herrera University in Spain and a Master’s degree in Marketing and Business Management from ESIC School of Business in Spain.

The Board of Directors has concluded that Ms. Ballesta should serve as a director given her significant international experience and experience serving as an independent director for other reporting companies.

Trecia Canty. Trecia Canty has served on our Board of Directors since March 2023 and is a member of our Sustainability Committee. Ms. Canty has over 25 years of experience in finance, strategic transactions, corporate governance, compliance, enterprise risk and ESG and has extensive energy industry experience, including exploration and production, public utilities, pipelines and related businesses in the United States and Canada. Since 2015, Ms. Canty has served as the Senior Vice President, General Counsel and Corporate Secretary and a member of the Executive Committee of PBF Energy Inc. (NYSE: PBF), a Fortune 200 company that is one of the largest independent petroleum refiners and suppliers of unbranded transportation fuels, heating oil, petrochemical feedstocks, lubricants and other petroleum products in the United States. Ms. Canty is a graduate of Dartmouth College and received a Masters degree in Public Affairs from Princeton University’s School of International and Public Affairs and a Juris Doctor from Columbia University’s School of Law.

The Board of Directors has concluded that Ms. Canty should serve as a director given her extensive legal, regulatory and senior leadership experience in the energy industry.

The following describes the business experience of each of the non-director executive officers of the Company:

Pat Obara. Pat Obara has served as our Secretary, Treasurer and Chief Financial Officer since October 2015, and served as our Chief Financial Officer from August 2006 to January 2011 and as our Vice President Administration from January 2011 to October 2015. Mr. Obara currently serves as the Chief Financial Officer and Secretary of GoldMining Inc., a public company listed on the TSX and the NYSE American, and served as a director of GoldMining Inc. from September 2009 to May 2018. Mr. Obara holds a degree in Building Technology, Land and Construction Economics from the British Columbia Institute of Technology.

Scott Melbye.  Scott Melbye has served as our Executive Vice President since September 2014. Mr. Melbye is a 40-year veteran of the nuclear energy industry having held key leadership positions in major global uranium mining companies and various industry organizations. He has passionately promoted the growth and competitiveness of the nuclear fuel cycle in supporting nuclear power as a clean, affordable and reliable source of energy to meet the world’s ever-expanding needs.

As our Executive Vice President, Mr. Melbye is responsible for the uranium marketing and sales function and is a key contributor towards the achievement of the Company’s strategic growth objectives. Mr. Melbye currently serves as the Chief Executive Officer, President and a director of Uranium Royalty Corp., a public company listed on the TSX and the Nasdaq Capital Market. Previously, Mr. Melbye served as the Vice President, Commercial at Uranium Participation Corporation (now Sprott Physical Uranium Trust) from 2014 to 2018, and concurrently served as an advisor, to the Chairman of Kazatomprom, the world’s leading uranium producer in Kazakhstan, guiding their business transformation process as it related to marketing and sales strategy. Through June 2014, Mr. Melbye was Executive Vice President, Marketing for Uranium One, responsible for global sales activities, where he expanded that company’s forward book, particularly in the emerging markets of the United Arab Emirates and China. He also supported the global investor-relations efforts of the Chief Executive Officer during the time that Uranium One was publicly traded on the TSX.

Prior to this, Mr. Melbye spent 22 years with the Cameco Group of companies, both at their Saskatoon head office and with their U.S. subsidiaries. He most recently served as President of Cameco Inc., the subsidiary responsible for managing that company’s world-wide uranium marketing and trading activities (achieving annual sales exceeding 30 million pounds U3O8 through established relationships with most global nuclear utilities). Mr. Melbye’s previous experience includes uranium brokerage and trading at Nukem Inc. in New York, and nuclear fuel procurement at the Palo Verde Nuclear Generating Station in Arizona.

Mr. Melbye is currently the President of the Uranium Producers of America (“UPA”). The UPA is the domestic mining organization that advocates for U.S. Government policies supportive of national energy, and security and interests of a strong and competitive American uranium industry. He is also a past Chair of the Board of Governors of the World Nuclear Fuel Market. Mr. Melbye is a frequent speaker at nuclear industry conferences and has participated in numerous high-level, United States and Canadian trade missions to markets such as Central Europe, China, India, the United Arab Emirates and Mexico. Mr. Melbye has provided expert testimony before the U.S. House Oversight Committee on Department of Energy inventory dispositions, and the U.S. Senate Energy and Natural Resources Committee on regaining American nuclear leadership and foreign critical minerals dependency. In addition, he testified before the U.S. International Trade Commission on uranium imports from Kazakhstan following the dissolution of the Soviet Union. Mr. Melbye received a Bachelor of Science in Business Administration with degree specialization in International Business from Arizona State University in 1984.

Brent Berg. Brent Berg has served as our Senior Vice President, U.S. Operations since March 2024. Mr. Berg is a highly qualified mining and mineral processing professional with over 27 years of experience in the minerals industry, including more than 21 years in uranium production in the United States and Canada. Mr. Berg is the former President of Cameco Resources, where he led Cameco’s U.S. uranium ISR operations in Wyoming and Nebraska. This experience included management and oversight of Cameco’s ISR facilities and the successful start-up and operation of its North Butte satellite ISR operation in Wyoming. Under his management, U.S. production reached over 2.6 million pounds prior to Cameco curtailing production due to market conditions. Mr. Berg also has extensive open pit and underground mining experience, including Cameco’s Key Lake, McArthur River and Rabbit Lake operations.

Most recently, Mr. Berg was the President and CEO of Rare Element Resources Ltd., where he was responsible for overall day-to-day management and operation of that company, including its strategic, financial and operational leadership. Mr. Berg is a Professional Engineer with a B.A.Sc. in Regional Environmental Systems Engineering from the University of Regina and an MBA from the University of Regina. In 2023, Mr. Berg completed a Master of Legal Studies, Magna Cum Laude, from the University of Arizona, with a focus on mining law and policy.

Director Qualifications and Experience

The following summarizes the relevant experiences, qualifications, attributes and skills that our director nominees bring to the Board of Directors that are important to our business.

Mining Industry Experience

Directors who have experience serving on mining company boards, in senior leadership roles at mining companies and/or technical expertise in one or more of the following areas: production, mine operations, mine development, exploration, project development and mergers and acquisitions bring an understanding of our business and oversight of strategy.

Senior Leadership Experience

Directors who have experience serving in senior leadership roles at large/complex organizations bring strong abilities to motivate others, to identify and develop leadership qualities in others, to achieve strategic priorities and to create long-term value.

Public Company Board Experience

Directors who have experience serving on other public company boards bring knowledge of the operation of the board and relationships between the board, the Chief Executive Officer and other senior management, insights on key issues, agenda setting, risk oversight, corporate governance, executive compensation and operational and compliance-related matters.

International Business Experience

Directors who have experience serving on other company boards or in senior leadership roles at other companies that have international operations bring knowledge of diverse business, political, cultural and regulatory environments.

Capital Markets Experience

Directors who have experience relating to capital markets bring knowledge of investor expectations and perspectives related to capital raising, capital structure, financing transactions, dispositions, mergers, acquisitions and other strategic transactions.

Accounting and Financial Reporting Experience

Directors who have past professional experience in finance or accounting, requisite professional certification in accounting or experience serving as a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities or experience serving on other public company audit committees, bring an understanding of financial oversight responsibilities required to oversee the Company’s financial reporting and internal control functions.

Corporate Governance, Safety, Health, Environment and Sustainability Experience	Directors who have experience relating to corporate governance, workplace safety, health, the environment and sustainability bring knowledge of leading practices to oversee strong performance.
Government, Regulatory and Public Policy Experience	Directors who have experience relating to government, regulatory or public policy matters bring knowledge helpful to operate in a complex regulatory environment.

The following identifies the relevant experiences, qualifications, attributes and skills possessed by our director nominees:

Skill	Amir Adnani	Spencer Abraham	David Kong	Vincent Della Volpe	Gloria Ballesta	Trecia Canty
Mining Industry Experience	✔	✔	✔	✔	✔	✔
Senior Leadership Experience	✔	✔	✔			✔
Public Company Board Experience	✔	✔	✔	✔	✔
International Business Experience	✔	✔	✔	✔	✔	✔
Capital Markets Experience	✔		✔	✔		✔
Accounting and Financial Reporting Experience	✔		✔	✔	✔	✔
Corporate Governance, Safety, Health, Environment and Sustainability Experience	✔	✔	✔	✔	✔	✔
Government, Regulatory and Public Policy Experience		✔				✔

Term of Office

All of our directors hold office until the next annual meeting of our stockholders or until their successors are elected and qualified. Our officers are appointed by our Board of Directors and hold office until their successors are appointed and qualified.

Significant Employees

There are no significant employees other than our executive officers.

Family Relationships

There is no family relationship between any of our executive officers or directors.

Meetings of Directors During the Last Fiscal Year

The Company’s Board of Directors held eight meetings in person or by teleconference during the fiscal year ended July 31, 2023 (“Fiscal 2023”). During Fiscal 2023, each director attended 100% of the total number of meetings of the Board of Directors held while the director was in office, with the exception of Mr. Mani. Mr. Mani attended fewer than 75% of the total number of meetings of the Board of Directors held during Fiscal 2023. Each director attended 100% of the total number of meetings held by the Board of Directors’ committees on which the director served during Fiscal 2023.

The Company does not have a formal policy with respect to director attendance at annual stockholders’ meetings; however, all directors are encouraged to attend. Each then-serving director, with the exception of Mr. Mani, who did not stand for re-election, attended the 2023 annual meeting of stockholders in person or by teleconference.

Board Independence

The Board of Directors has determined that Spencer Abraham, David Kong, Vincent Della Volpe, Gloria Ballesta and Trecia Canty each qualify as independent directors under the listing standards of the NYSE American. Spencer Abraham became an independent director in May of 2024.

Committees of the Board of Directors

Our Board of Directors currently has four board committees: an Audit Committee; a Compensation Committee; a Corporate Governance and Nominating Committee; and a Sustainability Committee. These committees operate pursuant to charters adopted in respect of each committee, each of which are posted on the Company’s website at www.uraniumenergy.com.

The following sets forth information relating to the Company’s Board of Directors’ committees:

Audit Committee

Our Audit Committee has been structured to comply with Rule 10A-3 under the Exchange Act. Our Audit Committee is comprised of David Kong, Vincent Della Volpe and Gloria Ballesta. Our Board of Directors has determined that each member of the Audit Committee meets the audit committee member independence standards of the NYSE American. Mr. Kong is the Chairperson of the Audit Committee. Our Board of Directors has determined that Mr. Kong satisfies the criteria for an audit committee financial expert under Item 407(d)(5) of Regulation S-K of the rules of the SEC. Each Audit Committee member is able to read and understand fundamental financial statements, including the Company’s consolidated balance sheets, consolidated statements of operations and consolidated statements of cash flows.

The Audit Committee meets with management and our external auditors to review matters affecting the Company’s financial reporting, the system of internal accounting and financial controls and procedures, audit procedures and audit plans. The Audit Committee reviews significant financial risks and any off-balance sheet transactions and is involved in the appointment of senior financial executives. The Audit Committee is mandated to monitor the Company’s annual audit, quarterly review and the preparation of financial statements and to review and recommend to the Board of Directors all financial disclosure contained in the Company’s public documents. The Audit Committee is also mandated to appoint an external auditor, monitor their qualifications and independence and determine the appropriate level of their remuneration. The Company’s external auditor reports directly to the Audit Committee and to the Board of Directors. The Audit Committee and Board of Directors each have the authority to terminate the external auditor’s engagement (subject to confirmation by our stockholders). The Audit Committee also approves in advance any permitted services to be provided by its external auditor which are not related to the audit.

The Audit Committee is mandated to identify and monitor enterprise risks, including oversight of cyber security, in order to mitigate information security risks for the Company. The Audit Committee receives reports from management at Audit Committee meetings held quarterly that identify cyber security risks and the measures taken to mitigate such risks. Additionally, the Company carries a cyber liability insurance policy. The Company’s employees and contractors are trained in the application of the Company’s cyber security policy, including procedures to protect its users and information technology infrastructure.

We will provide appropriate funding as determined by the Audit Committee to permit the Audit Committee to perform its duties and to compensate its advisors. The Audit Committee, at its discretion, has the authority to initiate special investigations and, if appropriate, hire special legal, accounting or other outside advisors or experts to assist the Audit Committee to fulfill its duties.

The Audit Committee discharged its mandate in respect of Fiscal 2023, including the review and recommendation to our Board of Directors of all financial disclosure contained in the Company’s public documents. The Audit Committee held four meetings in person during Fiscal 2023. The Audit Committee met without Company management being present at its meeting with respect to the Company’s fiscal year end.

Report of the Audit Committee

The Audit Committee has reviewed and discussed the Company’s audited consolidated financial statements for Fiscal 2023 with Company management. In addition, the Audit Committee has discussed with the Company’s independent registered public accounting firm, PricewaterhouseCoopers LLP, Chartered Professional Accountants, the matters required to be discussed in accordance with Auditing Standard No. 1301 Communication with Audit Committees. The Audit Committee has received the written disclosures and the letter from PricewaterhouseCoopers LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding PricewaterhouseCoopers LLP’s communications with the Audit Committee concerning independence, and has discussed with PricewaterhouseCoopers LLP their independence. Based on the discussions and reviews referenced above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements for Fiscal 2023 be included in the Company’s Annual Report on Form 10-K. The Audit Committee has selected PricewaterhouseCoopers LLP to serve as the Company’s independent registered public accounting firm for the fiscal year ending July 31, 2024. This report is provided by the following independent directors who comprise the Audit Committee: David Kong; Vincent Della Volpe; and Gloria Ballesta.

Compensation Committee

Our Compensation Committee is comprised of Vincent Della Volpe, David Kong and Gloria Ballesta. Our Board of Directors has determined that each member of the Compensation Committee meets the compensation committee independence standards of the NYSE American. Mr. Della Volpe is the Chairperson of the Compensation Committee.

The Compensation Committee is responsible for considering and authorizing terms of employment and compensation of directors, executive officers and employees and providing advice on compensation structures in the various jurisdictions in which the Company operates. In addition, the Compensation Committee reviews and oversees our overall compensation objectives and any significant modifications made to employee benefit plans, including those applicable to directors and executive officers, and proposes any awards of stock options and incentive and deferred compensation benefits. The Compensation Committee held one meeting in person during Fiscal 2023. The Compensation Committee acted without Company management’s involvement during Fiscal 2023.

Corporate Governance and Nominating Committee

Our Corporate Governance and Nominating Committee is comprised of Vincent Della Volpe, David Kong and Gloria Ballesta. Our Board of Directors has determined that each member of the Corporate Governance and Nominating Committee meets the independence standards of the NYSE American. Mr. Della Volpe is the Chairperson of the Corporate Governance and Nominating Committee.

The Corporate Governance and Nominating Committee is responsible for developing an appropriate approach to corporate governance issues and compliance with governance rules. The Corporate Governance and Nominating Committee is also mandated to plan for the succession of our Company, including recommending director candidates, reviewing board procedures, size and organization and monitoring senior management with respect to governance issues.

The Corporate Governance and Nominating Committee identifies individuals believed to be qualified to become Board of Director members and executive officers of the Company and recommends individuals to fill vacancies. There are no minimum qualifications for consideration for nomination to be a director or executive officer of the Company. The Corporate Governance and Nominating Committee assesses all nominees using generally the same criteria. In nominating candidates, the Corporate Governance and Nominating Committee takes into consideration such factors as it deems appropriate, including skills, knowledge, experience and personal character, as well as the needs of the Company.

Sustainability Committee

Our Sustainability Committee is comprised of David Kong, Gloria Ballesta and Trecia Canty. Our Board of Directors has determined that each member of the Sustainability Committee meets the independence standards of the NYSE American. Mr. Kong is the Chairperson of the Sustainability Committee.

The Sustainability Committee is responsible for oversight of sustainability including environmental, social, health and safety matters. The Sustainability Committee is mandated to oversee the Company’s framework for the development of environmental, social, health and safety policies and programs and performance thereunder. The Sustainability Committee held one meeting in person during Fiscal 2023. The Sustainability Committee acted without Company management’s involvement during Fiscal 2023.

Diversity Policy

The Board of Directors has adopted a written diversity policy (the “Diversity Policy”) that sets out the Company’s approach to diversity, including gender, on the Board of Directors and among the executive officers of the Company. The Corporate Governance and Nominating Committee and the Board of Directors aim to attract and maintain directors and an executive team that have an appropriate mix of diversity, skill and expertise.

Pursuant to the Diversity Policy, all Board of Directors and executive officer appointments will be based on merit, and the skill and contribution that the candidate is expected to bring to the Board of Directors and the executive team, with due consideration given to the benefits of diversity. Pursuant to the Diversity Policy, when considering the composition of, and individuals to nominate or hire to, the Board of Directors and the executive team, the Corporate Governance and Nominating Committee and the Board of Directors, as applicable, shall consider diversity from a number of aspects and including, but not limited to, gender, age, ethnicity, cultural diversity, education, experience, skills, thought, perspectives, personal qualities and attributes and geographic profiles. In addition, when assessing and identifying potential new members to join the Board of Directors or the executive team, the Corporate Governance and Nominating Committee and the Board of Directors, as applicable, considers the current level of diversity on the Board of Directors and the executive team.

The Corporate Governance and Nominating Committee and the Board of Directors are responsible for developing measurable objectives to implement the Diversity Policy and to measure its effectiveness. The Corporate Governance and Nominating Committee meets annually, or otherwise as applicable, to consider whether to set targets based on diversity for the appointment of individuals to the Board of Directors or the executive team, recognizing that, notwithstanding any targets set in any given year, the selection of diverse candidates will depend on the pool of available candidates with the necessary skills, knowledge and experience.

In order to promote and increase gender diversity on the Board of Directors, the Corporate Governance and Nominating Committee and the Board of Directors adopted a target of 30% female directors by the end of Fiscal 2023. This target has since been achieved, with female directors comprising 33% of our current directors and 33% of the nominees at the Annual Meeting. Given the small team of executive officers of the Company, the Corporate Governance and Nominating Committee and the Board of Directors have not adopted a formal target regarding females in executive officer positions.

As at the date of this Proxy Statement, our director nominees identify as 50% racially diverse, 50% white, 17% asian, 17% hispanic, 17% black, 67% ethnically diverse and 33% female. Our executive officers identify as 50% ethnically diverse and 0% female. The Board of Directors believes that diversity will increase the effectiveness of the Board of Directors and the long-term performance of the Company.

The Corporate Governance and Nominating Committee has performed a review of the experience, qualifications, attributes and skills of our Company’s director nominees and believes that our Company’s director nominees possess a variety of complementary skills and characteristics, including the following:

●	personal characteristics, including leadership, character, integrity, accountability, sound business judgment and personal reputation;

●	successful business or professional experience;

●	various areas of expertise or experience;

●	willingness and ability to commit the necessary time to fully discharge the responsibilities of a director in connection with the affairs of the Company;

●	a demonstrated commitment to the success of the Company; and

●	diverse perspectives, qualifications and knowledge.

For a discussion of the specific backgrounds and qualifications of our director nominees, see each of “Directors and Executive Officers” and “Director Qualifications and Experience” in this Proxy Statement.

The Corporate Governance and Nominating Committee considers nominees recommended by stockholders if such recommendations are made in writing to the Corporate Governance and Nominating Committee and evaluates nominees for election in the same manner whether the nominee has been recommended by a stockholder or otherwise. To recommend a nominee, please write to the Company’s Corporate Governance and Nominating Committee, c/o Uranium Energy Corp., at 500 North Shoreline Boulevard, Suite 800N, Corpus Christi, Texas, U.S.A., 78401.

The Corporate Governance and Nominating Committee held one meeting in person during Fiscal 2023. The Corporate Governance and Nominating Committee acted without Company management’s involvement during Fiscal 2023.

During Fiscal 2023 and thereafter the Corporate Governance and Nominating Committee:

●	considered management’s recommendations with respect to areas where the Company’s governance policies and procedures may be improved;

●	reviewed Board of Director composition, membership on the Board of Director committees and executive roles; and

●	recommended the nomination of an additional female director to increase the diversity of the Board of Directors.

Director Time Commitments Policy

We have adopted a Director Time Commitments Policy (the “Director Time Commitments Policy”). The Director Time Commitments Policy provides that the Company’s non-executive Chairman and lead independent director shall be limited to serving on four public company boards, including the Company’s Board of Directors (excluding private companies and other non-public companies). The Company’s Corporate Governance and Nominating Committee evaluates on at least an annual basis the outside director time commitments of the Company’s non-executive Chairman and lead independent director, as applicable. Our Director Time Commitments Policy can be viewed on our website at www.uraniumenergy.com.

Amir Adnani, our President, Chief Executive Officer and a director, serves as a director on two additional public company boards: Uranium Royalty Corp. (“URC”) and GoldMining Inc. Our Company currently owns approximately 15% of the outstanding shares of URC.

The Company’s Corporate Governance and Nominating Committee has reviewed Mr. Adnani’s commitments on the board of directors of other publicly traded companies and has determined that, given our Company’s status as a significant shareholder of URC and Mr. Adnani’s background and experience in the mining industry, Mr. Adnani currently has sufficient time to devote to the Company’s affairs to fulfill his responsibilities as a member of the Company’s Board of Directors. In making such determination, the Company’s Corporate Governance and Nominating Committee also considered that Mr. Adnani has attended 100% of all Board of Directors’ meetings in the last fiscal year and makes valuable contributions at the Board of Director level given his background and experience in mining and his role as a founder of the Company.

Stockholder Communications

Stockholders may contact an individual director, the Board of Directors as a group or a specified Board of Directors’ committee or group, including any non-employee directors as a group, either by: (i) writing to Uranium Energy Corp., at 500 North Shoreline Boulevard, Suite 800N, Corpus Christi, Texas, U.S.A., 78401, Attention: Secretary; or (ii) sending an e-mail message to info@uraniumenergy.com.

Our Secretary will conduct an initial review of all such stockholder communications and will forward the communications to the persons to whom it is addressed, or if no addressee is specified, to the appropriate committee of the Board of Directors or the entire Board of Directors depending on the nature of the communication. Such communications will be assessed by the recipients as soon as reasonably practicable taking into consideration the nature of the communication and whether expedited review is appropriate.

Code of Business Conduct and Ethics

We have adopted a Code of Business Conduct and Ethics (the “Code”) that applies to all directors and officers. The Code describes the legal, ethical and regulatory standards that must be followed by the directors and officers of the Company and sets forth high standards of business conduct applicable to each director and officer. As adopted, the Code sets forth written standards that are designed to deter wrongdoing and to promote, among other things:

●	honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships;

●	compliance with applicable governmental laws, rules and regulations;

●	the prompt internal reporting of violations of the Code to the appropriate person or persons identified in the Code; and

●	accountability for adherence to the Code.

A copy of our Code and all material Company corporate governance charters, policies and guidelines can be viewed on our website at www.uraniumenergy.com.

Human Rights Policy

We have adopted a Human Rights Policy (the “Human Rights Policy”) that applies comprehensive standards to our operations across all geographic locations regarding the protection of human rights. Our Human Rights Policy can be viewed on our website at www.uraniumenergy.com.

Involvement in Certain Legal Proceedings

Except as disclosed in this Proxy Statement, during the past ten years none of the following events have occurred with respect to any of our directors or executive officers:

1.

a petition under the federal bankruptcy laws or any state insolvency law was filed by or against, or a receiver, fiscal agent or similar officer was appointed by a court for the business or property of such person, or any partnership in which he was a general partner at or within two years before the time of such filing, or any corporation or business association of which he was an executive officer at or within two years before the time of such filing;

2.	such person was convicted in a criminal proceeding or is a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses);

3.

such person was the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining such person from, or otherwise limiting, the following activities:

(a)

acting as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, floor broker, leverage transaction merchant, any other person regulated by the Commodity Futures Trading Commission, or an associated person of any of the foregoing, or as an investment adviser, underwriter, broker or dealer in securities, or as an affiliated person, director or employee of any investment company, bank, savings and loan association or insurance company, or engaging in or continuing any conduct or practice in connection with such activity;

(b)	engaging in any type of business practice; or

(c)	engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of federal or state securities laws or federal commodities laws;

4.

such person was the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any federal or state authority barring, suspending or otherwise limiting for more than 60 days the right of such person to engage in any activity described in paragraph (3)(a) above, or to be associated with persons engaged in any such activity;

5.

such person was found by a court of competent jurisdiction in a civil action or by the SEC to have violated any federal or state securities law, and the judgment in such civil action or finding by the SEC has not been subsequently reversed, suspended or vacated;

6.

such person was found by a court of competent jurisdiction in a civil action or by the Commodity Futures Trading Commission to have violated any federal commodities law, and the judgment in such civil action or finding by the Commodity Futures Trading Commission has not been subsequently reversed, suspended or vacated;

7.

such person was the subject of, or a party to, any federal or state judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of:

(a)	any federal or state securities or commodities law or regulation;

(b)

any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order; or

(c)	any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

8.

such person was the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act) or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

There are currently no material legal proceedings to which any of our directors or executive officers is a party adverse to us or any of our subsidiaries or has a material interest adverse to us or any of our subsidiaries.

Certain Relationships and Related Party Transactions

Except as described below, since the beginning of Fiscal 2023, none of our directors, nominees for director, officers or principal stockholders, nor any immediate family members of the foregoing, has or have any material interest, direct or indirect, in any transaction, or in any proposed transaction, in which the Company was to be a participant and in which the amount involved exceeds $120,000.

During Fiscal 2023, the Company incurred $86,485 in general and administrative costs paid to Blender Media Inc. (“Blender”), a company controlled by Arash Adnani, a direct family member of our President and Chief Executive Officer, for various services, including information technology, corporate branding, media, website design, maintenance and hosting, provided to our Company. Our President and Chief Executive Officer does not sit on any of our Board of Directors’ key committees: Audit Committee; Compensation Committee; Corporate Governance and Nominating Committee; or Sustainability Committee. Blender is an award-winning design agency and a leader of investor marketing in North America. Blender works with over 500 private and publicly traded companies on all major stock exchanges, including the NYSE, NASDAQ and TSX.

As of July 31, 2023 the amount owing to Blender totaled $Nil.

Subsequent to Fiscal 2023 the Company incurred $23,011 and $24,492 (three and six months ended January 31, 2024), respectively, in general and administrative costs paid to Blender. As of January 31, 2024 the amount owing to Blender was $Nil.

Our Audit Committee is charged with reviewing and approving all related party transactions and reviewing and making recommendations to the Board of Directors, or approving any contracts or other transactions with any of our current or former executive officers. The Charter of the Audit Committee sets forth the Company’s written policy for the review of related party transactions.

Conflicts of Interest

To our knowledge, and other than as disclosed in this Proxy Statement, there are currently no known existing or potential conflicts of interest among us, our promoters, directors and officers, or other members of management, or any proposed director, officer or other member of management as a result of their outside business interests, except that certain of the directors and officers serve as directors and officers of other companies and, therefore, it is possible that a conflict may arise between their duties to us and their duties as a director or officer of such other companies.

Compliance with Section 16(a) of the Exchange Act

Section 16(a) of the Exchange Act requires our directors and officers, and the persons who beneficially own more than 10% of our common stock, to file reports of ownership and changes in ownership with the SEC. Copies of all filed reports are required to be furnished to us pursuant to Rule 16a-3 promulgated under the Exchange Act. Based solely on the reports received by us and on the representations of the reporting persons, we believe that all such reports were timely filed during Fiscal 2023 within two business days as required by the SEC.

Board Leadership Structure and Role in Risk Oversight

Amir Adnani serves as our President and Chief Executive Officer and Spencer Abraham serves as our independent Chairman (non-executive). Our Board of Directors takes an active role in risk oversight of the Company. Our executive officers report any significant risks that come to their attention to our Board of Directors. Our Audit Committee reviews significant financial and enterprise risks and reports them to our Board of Directors as well.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Oversight of Executive Compensation Program

Our Board of Directors has established a Compensation Committee that operates under a written charter approved by the Board of Directors. Our Compensation Committee is comprised of Vincent Della Volpe, David Kong and Gloria Ballesta. Our Board of Directors has determined that each member of the Compensation Committee meets the compensation committee independence standards of the NYSE American. Mr. Della Volpe is the Chairperson of the Compensation Committee. The Board of Directors has determined that none of the Compensation Committee members have any material business relationships with the Company. The independence of the Compensation Committee members is re-assessed regularly by the Company.

The Compensation Committee of our Board of Directors is responsible for establishing and administering the Company’s executive and director compensation.

The responsibilities of the Compensation Committee, as stated in its charter, include the following:

●	review and approve the Company’s compensation guidelines and structure;

●	review and approve on an annual basis the corporate goals and objectives with respect to compensation for our Chief Executive Officer;

●	review and approve on an annual basis the evaluation process and compensation structure for the Company’s other officers, including base compensation, bonus, incentive and equity compensation; and

●	periodically review and make recommendations to the Board of Directors regarding the compensation of non-management directors.

The Compensation Committee is responsible for developing the executive compensation philosophy and reviewing and recommending to the Board of Directors for approval all compensation policies and compensation programs for the executive team.

Since May 2012, consistent with good governance practices, the Compensation Committee retains on an annual basis an independent compensation advisor to provide advice on the structure and levels of compensation for our executive officers and directors and to undertake a comprehensive review of our incentive plans. In Fiscal 2023 the Compensation Committee once again retained Global Governance Advisors (“GGA”) to provide independent compensation advice to the Compensation Committee and to the Board of Directors. GGA is an internationally recognized, independent advisory firm that provides counsel to boards of directors on matters relating to executive compensation and governance. GGA is retained to continually review the compensation levels for the Company’s executive officers and directors, including its short and long-term incentive plans, and to evaluate and make recommendations on the Company’s overall executive and director compensation philosophy, objectives and approach.

GGA’s services in Fiscal 2023 included:

●	compensation philosophy validation;

●	peer group review;

●	executive compensation review and recommendations for our Chief Executive Officer, Chief Financial Officer and Executive Vice President;

●	review and design our annual non-equity incentive plan;

●	director compensation review; and

●	review of compensation discussion and analysis in the Company’s proxy statement.

Fees paid for GGA’s services for our last two fiscal years were $43,417 and $70,461 for the fiscal year ended July 31, 2022 (“Fiscal 2022”) and Fiscal 2023, respectively.

The Compensation Committee reviews all fees and the terms of consulting services provided by GGA.

Overview of Executive Compensation Program

	What We Do ✓		What We Do NOT Do
✓	DO align annual incentive pay and performance by linking annual incentive compensation to the achievement of performance goals tied to Company strategic objectives.	×	NO guaranteed cash incentives, equity compensation or salary increases for executives except in limited scenarios in connection with their hiring.

✓	DO align long-term incentive pay and performance by linking a portion of long-term compensation to the achievement of relative and absolute TSR goals.	×	NO full single trigger acceleration of annual equity awards granted to executives.

✓	DO cap payouts for annual incentive and LTIP awards.	×

NO acceleration of performance based equity awards without regard to performance goals, with any acceleration upon a qualifying termination of employment subject to proration as well as the attainment of performance goals measured through the date of the acceleration event.

✓	DO maintain rigorous stock ownership guidelines (3x base compensation for the CEO and 1x base compensation for other executive officers).	×	NO executive retirement plans for any of our executives.

✓	DO maintain a clawback policy with respect to cash and equity incentive compensation.	×	NO compensation or incentives that encourage unnecessary or excessive risk taking.

✓	DO conduct annual compensation review and approval of our compensation philosophy and strategy.	×	NO tax gross ups.

✓	DO appoint a Compensation Committee comprised entirely of independent directors.	×	NO pledging of any of our securities by directors, executive officers or other employees.

✓	DO use an independent compensation consultant engaged by our Compensation Committee.	×	NO hedging or derivative transactions by directors, executive officers or other employees involving our securities.

✓	DO have a majority of executive compensation at risk based on corporate performance.	×	NO perquisites for executives.

In Fiscal 2023, with the recommendations put forth by GGA (the “GGA Recommendations”), the Compensation Committee maintained the following general principles in determining its executive and non-management director total compensation plans.

The Company recognizes that people are our primary asset and our principal source of establishing a competitive advantage. In order to recruit, motivate and retain the most qualified individuals as senior executive officers, the Company strives to maintain an executive compensation program that is competitive in the mining industry, which is a competitive, global labor market.

The Compensation Committee’s objective is to establish a compensation program that is designed to align with industry trends and attract and retain the best available talent while efficiently utilizing available resources. These objectives are achieved primarily through base compensation and equity compensation, designed to be competitive with comparable companies, and to align management’s compensation with the long-term interests of stockholders. In determining executive management’s compensation, the Compensation Committee also takes into consideration the performance and financial condition of the Company.

In order to accomplish our goals and to ensure that the Company’s executive compensation program is consistent with its direction and business strategy, the compensation program for our senior executive officers is based on the following objectives:

●	to attract, motivate, retain and reward a knowledgeable and driven management team and to encourage them to attain and exceed performance expectations within a calculated risk framework; and

●	to reward each executive based on individual and corporate performance and to incentivize such executives to drive the Company’s current growth and sustainability objectives.

The following key principles guide the Company’s overall compensation philosophy:

●	compensation is designed to align executives to the critical business issues facing the Company;

●	compensation should be fair and reasonable to stockholders and be set with reference to the local market and similar positions of comparable companies;

●

a substantial portion of total compensation is at-risk and linked to individual efforts, as well as divisional and corporate performance. This ensures the link between executive pay and business performance;

●	an appropriate portion of total compensation should be equity-based, aligning the interests of executives with stockholders; and

●	compensation should be transparent to the Board of Directors, executives and stockholders.

Benchmarking Compensation and Peer Groups

In Fiscal 2023 the Compensation Committee commissioned a peer group review from GGA as part of a competitive compensation market update review of executive and director compensation in order to stay abreast of changes in the external market and to ensure that the Company continued to benchmark compensation with appropriate market comparators. In addition to external market trends, the Compensation Committee considered the complexity of the Company and the range of size of several of the appropriate comparable companies and, with the GGA Recommendations provided to them, revised the peer group from the prior year to address changes in the external market and to better reflect our Company’s business (collectively, the “Peer Group”). The Peer Group remained relatively consistent with the prior year and included publicly traded uranium and precious metals mining and oil and gas companies headquartered in North America of similar size and having a market capitalization and/or total assets generally ranging between 0.25 times and four times that of the Company’s. The companies identified below were removed from or added to the Peer Group based on whether they met or continued to meet this selection criteria. The companies removed from the Peer Group were smaller than the Company from a market capitalization perspective and were deemed to be less relevant to the Company. The companies added to the Peer Group aligned better to the Company based on their market capitalization and/or total assets. The Company’s market capitalization was positioned slightly above the median of the Peer Group at the time of the GGA Recommendations. The Peer Group was used by the Compensation Committee to establish the compensation levels for the Company’s executive officers and its Board of Directors.

In Fiscal 2023, with the GGA Recommendations, the Company’s compensation philosophy aimed to align both our executive officers’ and Board of Directors’ compensation around the median of the Peer Group. As it relates to executive compensation as a result of the annual compensation review process, executive base compensation and target short-term incentive compensation levels are benchmarked generally below the median levels of comparable roles and experience and the long-term incentive award is benchmarked at or above the median to provide a stronger link of realizable compensation that is tied to longer-term shareholder value creation. At the time of the Peer Group review, the Company was positioned at the 51st percentile on a market capitalization basis, and at the 52nd percentile on a total assets basis compared with the Peer Group.

In Fiscal 2023 the following companies were removed from or added to the Peer Group:

Removed from the Peer Group	Added to the Peer Group
Global Atomic Corporation	Coeur Mining, Inc.
IsoEnergy Ltd.	enCore Energy Corp.
NACCO Industries, Inc.	Filo Corp. (formerly Filo Mining Corp.)
PolyMet Mining Corp.	K92 Mining Inc.
Ur-Energy Inc.	Osisko Mining Inc.
Seabridge Gold Inc.
Torex Gold Resources Inc.

The adjustments made for the Peer Group were completed to address the Company’s operational and overall year over year total asset growth. When examining peer alternatives, a balanced approach that examined shareholder and other uranium mining company peer groups was used to ensure that the Peer Group aligned within market norms.

In Fiscal 2023 the Peer Group was comprised of the following companies:

Peer Group
Centrus Energy Corp.	Energy Fuels Inc.	NexGen Energy Ltd.
Coeur Mining, Inc.	Filo Corp. (formerly Filo Mining Corp.)	Northern Oil and Gas, Inc.
Comstock Resources, Inc.	Fission Uranium Corp.	Osisko Mining Inc.
Denison Mines Corp.	Gulfport Energy Corporation	Seabridge Gold Inc.
enCore Energy Corp.	K92 Mining Inc.	Torex Gold Resources Inc.

Compensation Elements and Rationale

The Company’s executive compensation program consists of: base compensation; short-term incentive awards; and long-term incentive equity compensation.

Base Compensation

Base compensation is the foundation of the compensation program and is intended to compensate competitively relative to comparable companies within our industry and the marketplace where we compete for talent. Base compensation is a fixed component of the compensation program and is used as the base to determine elements of incentive compensation and benefits.

The following table sets forth the direct and indirect base compensation paid to our executive officers on an annual basis at each quarter end for our Fiscal 2023 and thereafter. Effective on August 1, 2023, the base compensation paid on an annual basis to our executive officers was increased to position pay competitively with the market and to reflect the Company’s growth and performance.

	Fiscal 2023				Fiscal 2024
Name and Principal Position	October 31, 2022	January 31, 2023	April 30, 2023	July 31, 2023	October 31, 2023	January 31, 2024	As of the date hereof
Amir Adnani President and Chief Executive Officer	$478,000	$478,000	$478,000	$478,000	$575,000	$575,000	$575,000
Pat Obara Secretary, Treasurer and Chief Financial Officer	CA$189,000	CA$189,000	CA$189,000	CA$189,000	$200,000	$200,000	$200,000
Scott Melbye Executive Vice President	$262,500	$262,500	$262,500	$262,500	$290,000	$290,000	$290,000

The base compensation paid to our executive officers is more particularly described below under “Executive Services Agreements”.

Short-Term Incentive Awards

The Company’s short-term incentive plan (the “STIP”) is a variable component of compensation and has the objective of motivating the executive officers to achieve corporate objectives over a one-year period and to provide a means to reward the achievement of corporate milestones and fulfillment of the Company’s annual business plan. The STIP provides an opportunity for an annual cash payout based on performance relative to the achievement of corporate and individual performance goals and metrics. The STIP has a maximum payout opportunity, which is 200% of each executive officer’s target STIP.

The Compensation Committee establishes STIP performance goals, metrics, weightings and targets in the first quarter of each fiscal year. Each of our executive officers has a target STIP set as a percentage of their base compensation (each, a “Target Award”), with payouts based on a performance multiplier dependent on corporate and individual performance. The performance multiplier and payouts achieved can range between 0% and 200% of each Target Award. No payout is awarded if the Compensation Committee deems that the Company failed to achieve performance goals. To determine Target Awards our Compensation Committee considers the breadth, scope and complexity of each executive officer’s role, internal equity and whether the executive officer’s incentive compensation is competitive relative to similarly situated executives at companies in our Peer Group.

The following sets forth the formula for payment of STIP awards.

The following sets forth the Target Awards expressed as a percentage of executive officer base compensation along with the corresponding corporate and individual performance weightings for Fiscal 2023. The performance weightings vary by position within the Company, with corporate performance having a higher weighting for more senior executive officers.

		Fiscal 2023 Target Award		Performance Weighting
Executive Officer	Base Compensation	% of Base Compensation	Target Award	Corporate	Individual
Amir Adnani President and Chief Executive Officer	$478,000	100%	$478,000	80%	20%
Pat Obara Secretary, Treasurer and Chief Financial Officer	CA$189,000	65%	CA$122,850	60%	40%
Scott Melbye Executive Vice President	$262,500	50%	$131,250	50%	50%

Performance Scorecard

The Compensation Committee establishes a performance scorecard in the first quarter of each fiscal year that sets out performance goals and metrics to guide and motivate the executives to execute on our strategy. At the end of each fiscal year, the Compensation Committee evaluates actual performance relative to the performance goals and metrics and recommends to the Board of Directors the payment of STIP awards. The Compensation Committee and the Board of Directors may exercise discretion to pay cash bonuses outside of the STIP and to not pay STIP awards even if performance awards are earned.

In the first quarter of Fiscal 2023, the Compensation Committee selected performance goals and metrics within a performance scorecard. At the end of Fiscal 2023, the Compensation Committee evaluated the performance achieved relative to the performance goals and metrics and assigned each of Messrs. Adnani and Obara an award at breakthrough for corporate and individual performance and assigned Mr. Melbye an award at breakthrough and above threshold for corporate and individual performance, respectively. Messrs. Adnani, Obara and Melbye achieved awards at 200%, 200% and 130% of target, respectively.

The following sets forth the performance scorecard for Fiscal 2023.

	Weight			Performance Levels
Performance Metrics	Chief Executive Officer	Chief Financial Officer	Executive Vice President	Threshold (50% of Target Award)	Target (100% of Target Award)	Breakthrough (200% of Target Award)	Result	Payout
S-K 1300 Reporting	10%	7.5%	6%	Roughrider	Roughrider plus one TRS report	Roughrider plus two TRS reports	S-K 1300: Six TRS reports filed	Breakthrough
Accretive Acquisitions	30%	22.5%	19%	Increase resources with accretive acquisitions			Acquisitions: Completed	Breakthrough
Balance Sheet				Strengthen the balance sheet to support growth initiatives with at least $50 million of liquid assets comprised of cash and the fair value of physical uranium and equity holdings			Balance Sheet: Exceeded $70	Breakthrough
	10%	7.5%	6%	$50 million	$60 million	$70 million	million
				Increase licensed capacity to four million pounds of U3O8 annually at our Hobson Processing Facility (“Hobson Capacity”) and project milestones
Texas Production Growth	7.5%	6%	5%	Increase Hobson Capacity to four million pounds	Increase Hobson Capacity plus define Production Area 2 at our Burke Hollow Project	Increase Hobson Capacity plus define Production Area 2 at our Burke Hollow Project and commence development drilling at our Palangana Mine Production Area 4	Texas Production Growth: Completed	Breakthrough

De-risk and complete a plan for resumption of operations at Christensen including start-up plan preparation, wellfield preparation, plant and pump stations preparation, testing and mobilizing human resources to commence delineation and resource growth drilling

Wyoming	7.5%	6%	5%	Complete a plan for resumption of operations at Christensen including mobilizing human resources to commence delineation and resource growth drilling	Complete drilling at Irigaray Mine Unit 15	Complete drilling at Irigaray Mine Unit 15 and Christensen Mine Unit 12 south	Wyoming: Completed	Breakthrough

Goal 1: Conduct a climate risk assessment to prepare for disclosure aligned with recommendations of the Task Force on Climate-related Financial Disclosures

Goal 2: Measure GHG emissions at all Texas operations for Fiscal 2023

Goal 3: Measure GHG emissions at all Wyoming operations for Fiscal 2023

Goal 4: Measure GHG emissions at all Saskatchewan operations for Fiscal 2023

							ESG Program: Four of four goals completed
ESG Program	7.5%	6%	5%	Two of four goals	Three of four goals	Four of four goals		Breakthrough
Total Recordable Injury and Illness Incidence Rate	7.5%	6%	5%	Promote high performing safe environments with no recordable injuries			Rate: Zero	Breakthrough
				Rate below 4.8	Rate below 3.2	Rate below 1.6 and no fatalities
				Chief Executive Officer: Exceeded Expectations			Individual
Individual Performance	20%	--	--	Below Expectations	Met Expectations	Exceeded Expectations	Performance: Exceeded Expectations	Breakthrough
				Chief Financial Officer: Exceeded Expectations			Individual
Individual Performance	--	40%	--	Below Expectations	Met Expectations	Exceeded Expectations	Performance: Exceeded Expectations	Breakthrough
				Executive Vice President: Met Expectations			Individual
Individual Performance	--	--	50%	Below Expectations	Met Expectations	Exceeded Expectations	Performance: Met Expectations	Above Threshold

The following sets forth the STIP awards paid to our executive officers for Fiscal 2023.

		Fiscal 2023 Target Award		Performance		Fiscal
Executive Officer	Base Compensation	% of Base Compensation	Target Award	Corporate	Individual	2023 STIP Payout	% of Target
Amir Adnani President and Chief Executive Officer	$478,000	100%	$478,000	80% x 200%	20% x 200%	$956,000	200%
Pat Obara Secretary, Treasurer and Chief Financial Officer	CA$189,000	65%	CA$122,850	60% x 200%	40% x 200%	$186,462	200%
Scott Melbye Executive Vice President	$262,500	50%	$131,250	50% x 200%	50% x 60%	$170,000	130%

Performance Goals and Metrics

The Compensation Committee selected the following performance goals and metrics within the Company’s performance scorecard on the belief that these performance goals and metrics were aligned with our corporate strategy and could be impacted by our executive officers. In Fiscal 2023, the payout opportunities for threshold, target and breakthrough performance levels were set at 50%, 100% and 200% of each Target Award, respectively, with interpolation between performance levels.

SEC S-K 1300 Reporting: The Compensation Committee selected this metric based on the belief that adopting the reporting requirements of SEC Regulation S-K 1300 (“S-K 1300”) in technical report summaries (each, a “TRS”) is important to the Company’s organizational development and is required for compliance with SEC regulations to provide our stockholders with a more comprehensive understanding of our mineral holdings. This metric represented 10%, 7.5% and 6% of the STIP weighting for Messrs. Adnani, Obara and Melbye, respectively. Publication of a TRS report for the Roughrider Project plus one additional TRS report represented the target level of performance, publication of a TRS report for the Roughrider Project represented the threshold level of performance and publication of a TRS report for the Roughrider Project plus two additional TRS reports represented the breakthrough level of performance. The result was breakthrough performance at 200%. As of July 31, 2023, the Company had completed and filed six TRS reports respecting each of our Texas ISR Hub and Spoke, updated Wyoming ISR Hub and Spoke, Shea Creek, Horseshoe-Raven, Workman Creek and Roughrider Projects on August 11, 2022, September 14, 2022, January 13, 2023, January 24, 2023, March 16, 2023 and May 2, 2023, respectively.

Accretive Acquisitions: The Compensation Committee selected this metric based on the belief that the acquisition of additional accretive uranium deposits is aligned to the Company’s growth objectives. This metric represented 30%, 22.5% and 19% of the STIP weighting for Messrs. Adnani, Obara and Melbye, respectively. The acquisitions of UEX Corporation (“UEX”) and the Roughrider Project represented opportunities to acquire multiple assets located in Canada’s Athabasca Basin, a premier uranium mining jurisdiction. The acquisitions build on our strategic objectives to create the leading western supplier of secure and 100% unhedged uranium with near-term, fully permitted and low-cost U.S. ISR production; and a Canadian high-grade conventional pipeline. Completion of the acquisitions represented the breakthrough level of performance. No threshold or target award opportunities were established for this metric. The result was breakthrough performance at 200%. The Company completed its acquisitions of UEX and the Roughrider Project on August 19, 2022 and October 14, 2022, respectively.

Balance Sheet: The Compensation Committee selected this metric based on the belief that strengthening the Company’s balance sheet with at least $50 million of liquid assets comprised of cash and the fair value of physical uranium and equity holdings is important to support the Company’s growth initiatives. This metric represented 10%, 7.5% and 6% of the STIP weighting for Messrs. Adnani, Obara and Melbye, respectively. $60 million of liquid assets represented the target level of performance, $50 million of liquid assets represented the threshold level of performance and $70 million of liquid assets represented the breakthrough level of performance. The result was breakthrough performance at 200%. As of July 31, 2023, the Company had liquid assets of approximately $107 million.

Texas Production Growth: The Compensation Committee selected this metric based on the belief that increasing Hobson Capacity and achieving project milestones will support additional production capacity and create stockholder value through higher production levels and lower production costs. This metric represented 7.5%, 6% and 5% of the STIP weighting for Messrs. Adnani, Obara and Melbye, respectively. Our fully-licensed and 100%-owned Hobson Processing Facility forms the basis for our hub and spoke strategy in the State of Texas. Increasing Hobson Capacity plus defining Production Area 2 at our Burke Hollow Project represented the target level of performance, increasing Hobson Capacity represented the threshold level of performance and increasing Hobson Capacity plus defining Production Area 2 at our Burke Hollow Project and commencing development drilling at our Palangana Mine Production Area 4 represented the breakthrough level of performance. The result was breakthrough performance at 200%. As of July 31, 2023, the Company had increased Hobson Capacity, defined Production Area 2 at our Burke Hollow Project and completed development drilling at our Palangana Mine Production Area 4.

Wyoming: The Compensation Committee selected this metric on the belief that de-risking and completing a plan for the resumption of operations at its Christensen Ranch Mine including start-up plan preparation, wellfield preparation, plant and pump stations preparation, testing and mobilizing human resources to commence delineation and resource growth drilling will advance the Company’s ability to resume uranium production at the central focus of our hub and spoke operations in the State of Wyoming. This metric represented 7.5%, 6% and 5% of the STIP weighting for Messrs. Adnani, Obara and Melbye, respectively. Completing drilling at the Company’s Irigaray Mine Unit 15 represented the target level of performance, completing a plan for the resumption of operations at the Christensen Ranch Mine including mobilizing human resources to commence delineation and resource growth drilling, represented the threshold level of performance, and completing drilling at our Irigaray Mine Unit 15 and Christensen Mine Unit 12 south represented the breakthrough level of performance. The result was breakthrough performance at 200%. As of July 31, 2023, the Company had completed a plan for the resumption of operations at its Christensen Ranch Mine and completed drilling at its Irigaray Mine Unit 15 and Christensen Mine Unit 12 south.

ESG Program: The Compensation Committee selected this metric to support the Company’s commitment to being a responsible steward of our environment and the communities where we operate. This metric required the Company to: (i) conduct a climate risk assessment to prepare for disclosure aligned with recommendations of the Task Force on Climate-related Financial Disclosures; (ii) measure GHG emissions at all Texas operations for Fiscal 2023; (iii) measure GHG emissions at all Wyoming operations for Fiscal 2023; and (iv) measure GHG emissions at all Saskatchewan operations for Fiscal 2023. This metric represented 7.5%, 6% and 5% of the STIP weighting for Messrs. Adnani, Obara and Melbye, respectively. The target level of performance required the Company to achieve any three of the four goals, the threshold level of performance required the Company to achieve any two of the four goals and the breakthrough level of performance required the Company to achieve all of the four goals. The result was breakthrough performance at 200%. As of July 31, 2023, the Company had achieved all of the four goals.

Total Recordable Injury and Illness Incidence Rate: The Compensation Committee selected this metric based on the belief that the total recordable injury and illness incidence rate (“IIR”) is critical to the Company’s overall approach to promoting high performing safe environments. The Company’s IIR is calculated by multiplying the total number of Occupational Safety and Health Administration (“OSHA”) recordable injuries and illnesses at our operations by 200,000 and dividing that result by the total number of hours worked by all employees at our operations. In this formula, 200,000 represents the number of hours that would be worked by 100 employees working 40 hours per week, 50 weeks per year, and provides the standard base for calculating incidence rates for a year pursuant to OSHA guidance. This metric represented 7.5%, 6% and 5% of the STIP weighting for Messrs. Adnani, Obara and Melbye, respectively. An IIR below 3.2 represented the target level of performance, an IIR below 4.8 represented the threshold level of performance and an IIR below 1.6 and no work-related fatalities represented the breakthrough level of performance. The result was breakthrough performance at 200%. The Company achieved an IIR of zero for Fiscal 2023, having no work-related fatalities, recordable injuries or illnesses among employees at our operations.

Individual Performance: The Compensation Committee made a subjective determination of individual performance for each executive officer to determine whether the executive officer earned an award for performance in Fiscal 2023. For Fiscal 2023, this metric represented 20%, 40% and 50% of the STIP weighting for Messrs. Adnani, Obara and Melbye, respectively. Individual performance goals included maintaining a high performing leadership team, strategic planning and advancing growth objectives. Performance that qualified for an award at the threshold level was expected in normal operating circumstances, performance that qualified for an award at the target level was believed to be achievable only with additional efforts and results and performance that qualified for an award at the breakthrough level was determined to be achievable only with extraordinary efforts and results. The result was performance achieved at 200%, 200% and 60% for Messrs. Adnani, Obara and Melbye, respectively.

Review of Executive Officer Performance

On an annual basis, the Compensation Committee reviews the overall compensation package for our executive officers and evaluates executive officer performance relative to performance goals. The Compensation Committee has the opportunity to meet with the executive officers at various times throughout the year, which assists the Compensation Committee in forming its own assessment of each individual’s performance. The executive officers are not present during voting or deliberations of the Compensation Committee relating to their compensation. The Compensation Committee submits its recommendations regarding executive compensation to the Board of Directors for approval.

In Fiscal 2023 the following milestones were attained by the Company as a result of the success of the executives meeting their performance goals:

●

we completed and filed TRS reports in accordance with S-K 1300 disclosing mineral resources for each of our Texas ISR Hub and Spoke, updated Wyoming ISR Hub and Spoke, Shea Creek, Horseshoe-Raven, Workman Creek and Roughrider Projects on August 11, 2022, September 14, 2022, January 13, 2023, January 24, 2023, March 16, 2023 and May 2, 2023, respectively;

●	we completed the acquisition of UEX on August 19, 2022, making us one of the largest diversified North American focused uranium companies;

●

we completed the acquisition of the Roughrider Project on October 14, 2022. The acquisition of the Roughrider Project represented an opportunity to scale-up in the high-grade Eastern Athabasca Basin of Saskatchewan, Canada;

●

we generated revenue of $164 million from sales of 3,150,000 pounds of uranium, which included $17.85 million from sales of 300,000 pounds of U.S. origin uranium concentrates to the U.S. Department of Energy;

●	we published our inaugural sustainability report;

●

we expanded licensed capacity to four million pounds of U3O8 annually at our Hobson Processing Facility, distinguishing the plant as having the largest licensed capacity in Texas and the second largest in the United States;

●	we defined Production Area 2 at our Burke Hollow Project in Texas;

●	we drilled 30 delineation holes at our Palangana Mine Production Area 4 in Texas;

●	we completed an initial phase of development and delineation drilling at our Irigaray and Christensen Ranch Projects in Wyoming; and

●	we commenced a drilling campaign at our 82.77% owned Christie Lake Project in Saskatchewan, Canada and drilled 19,778.9 meters.

Subsequent to Fiscal 2023:

●

we completed the acquisition of a portfolio of exploration-stage projects in the high-grade Eastern Athabasca Basin of Saskatchewan, Canada, located within close proximity to our Roughrider Project, on August 4, 2023, including the Milliken, 60% owned Henday and 50% owned Carswell Projects;

●	we completed and filed a TRS report in accordance with S-K 1300 disclosing mineral resources and an economic assessment for our Alto Paraná titanium Project in Paraguay on November 13, 2023;

●

we announced our plans to restart uranium production in August 2024 at our Christensen Ranch Mine in Wyoming. The recovered uranium will be processed at our Irigaray Central Processing Plant (“CPP”) with a current licensed capacity of 2.5 million pounds U3O8 per year. Our Irigaray CPP is the hub central to four fully permitted ISR projects in the Powder River Basin of Wyoming, including our Christensen Ranch Mine;

●	we made significant progress in advancing our sustainability program and published our sustainability report for Fiscal 2023; and

●	we completed an initial drilling campaign at our Roughrider Project in the high-grade Eastern Athabasca Basin of Saskatchewan, Canada.

Long-Term Incentive (Equity)

The Company’s long-term incentive program (the “LTIP”) provides for, among other awards, the granting of stock options, performance stock options (“PSOs”), restricted stock units (“RSUs”) and performance based restricted stock units (“PRSUs”) to executive officers to both motivate executive performance and retention, as well as to align executive officer performance to shareholder value creation. In awarding long-term incentives, the Company compares its long-term incentive program to the Peer Group and evaluates such factors as the number of shares available for awards under the Company’s 2023 Stock Incentive Plan, as ratified by the stockholders of the Company on July 20, 2023 (the “2023 Stock Incentive Plan”), and the number of awards outstanding relative to the number of shares outstanding.

Each long-term incentive grant is based on the level of the position held and overall market competitiveness. The Compensation Committee takes into consideration previous grants when it considers new grants of equity awards. The Compensation Committee administers the granting of equity awards in accordance with the 2023 Stock Incentive Plan.

In Fiscal 2019 the Compensation Committee considered the advice of GGA and the recommendations issued by leading independent proxy advisors and implemented a performance based long-term incentive award structure to more closely align pay with future performance.

In each of Fiscals 2021, 2022 and 2023 performance based long-term equity incentive plan awards were awarded to the executive officers in the form of PRSUs. The PRSUs are measured based on the Company’s three-year total stockholder return relative to the Global X Uranium ETF. The PRSUs cliff vest and settle based on the achievement of the performance criteria at the end of 36 months. The number of PRSUs that may vest at the end of 36 months is contingent on the level of performance achieved and ranges from 0% to 200% of the PRSU target number of units. Regardless of the relative TSR performance of the Company versus the Global X Uranium ETF TSR, if the Company’s absolute share price is negative between the grant date and the 36th month share price, the maximum number of PRSUs that can vest is capped at 100%.

The following table summarizes the vesting schedule for outstanding PRSUs.

Measurement Period	Performance Criteria	Company TSR vs. ETF TSR	Performance Multiplier if Absolute Company TSR is Positive over the Measurement Period	Performance Multiplier if Absolute Company TSR is Negative over the Measurement Period
Grant date to end	Three-Year Relative Total	Greater than -2,500 bps	0%	0%
of 36-month	Stockholder Return against	-2,500 bps	50%	50%
period	Global X Uranium ETF	0 bps	100%	100%
		2,500 bps	200%	100%

In each of Fiscals 2021, 2022 and 2023 long-term equity incentive plan awards were awarded to the executive officers in the form of RSUs, which vest over 36 months.

In Fiscal 2023 performance based long-term equity incentive plan awards were awarded to the executive officers in the form of PSOs. The PSOs vest over 36 months. The PSOs had a premium exercise price at the time of grant set at 20% above the fair market value of the Company’s stock price at the time of grant and have a ten-year term to expiry. The PSOs will only have value if the Company’s future stock price is accretive beyond the exercise price of the PSO awards. The PSOs were granted to provide an additional link to a longer-term performance period.

In Fiscal 2023 the Compensation Committee reviewed the market prevalence of long-term equity incentive plans within the Company’s Peer Group and determined that PRSUs, RSUs and PSOs were the most appropriate form of long-term equity incentive to grant in Fiscal 2023 due to market practice. The long-term equity incentive plan awards awarded to our executive officers in Fiscal 2023 are more particularly described below in the “Grants of Plan Based Awards” table.

The following table summarizes the LTIP grant mix for our executive officers for Fiscal 2023:

Name and Principal Position	Performance Vesting PSOs (% of Granted Units)	Performance Vesting PRSUs (% of Granted Units)	Time Vesting RSUs (% of Granted Units)
Amir Adnani President and Chief Executive Officer	16%	29%	55%
Pat Obara Secretary, Treasurer and Chief Financial Officer	16%	29%	55%
Scott Melbye Executive Vice President	16%	29%	55%

Other Non-Cash Compensation

The Company provides standard health benefits to its executive officers, including medical, dental and disability insurance.

The Company’s other non-cash compensation is intended to provide a similar level of benefits as those provided by comparable companies within our industry.

Executive Compensation

Amir Adnani, President and Chief Executive Officer

During Fiscal 2023, Amir Adnani, through an executive services agreement with Amir Adnani Corp. (“Adnani Corp.”), a private company over which Mr. Adnani exercises control, was retained to provide certain services to the Company and his direct and indirect compensation as an executive officer of the Company is disclosed below in the “Summary Compensation Table”. The Company’s compensation policy for Mr. Adnani is based on comparisons of other companies’ remunerations made to their Presidents and Chief Executive Officers and the value of Mr. Adnani’s expertise to the Company.

As shown in the “Director Compensation” table below, Mr. Adnani does not receive additional compensation in connection with his service as a director of the Company.

Scott Melbye, Executive Vice President

Scott Melbye is retained according to an executive services agreement with our Company, and his compensation for serving as an executive officer of the Company is disclosed below in the “Summary Compensation Table”. The Company’s compensation policy for Mr. Melbye is based on comparisons of other companies’ remunerations made to their Executive Vice Presidents and the value of Mr. Melbye’s expertise to the Company.

Pat Obara, Secretary, Treasurer and Chief Financial Officer

We appointed Pat Obara as our Secretary, Treasurer and Chief Financial Officer of the Company effective on October 29, 2015. Mr. Obara served as our Chief Financial Officer from August 2006 to January 2011 and as our Vice President Administration from January 2011 to October 2015. Mr. Obara is retained according to an employment arrangement with our Company, and his compensation for serving as an executive officer of the Company is disclosed below in the “Summary Compensation Table”. The Company’s compensation policy for Mr. Obara is based on comparisons of other companies’ remunerations made to their Chief Financial Officers and the value of Mr. Obara’s expertise to the Company.

Brent Berg, Senior Vice President, U.S. Operations

Brent Berg is retained according to an executive services agreement with our Company, and his compensation for serving as an executive officer of the Company is disclosed below under “Executive Services Agreements”. The Company’s compensation policy for Mr. Berg is based on comparisons of other companies’ remunerations made to their Senior Vice Presidents and the value of Mr. Berg’s expertise to the Company.

Retirement, Resignation or Termination Plans

Company executive officers with contracts for services have notice requirements which permit pay in lieu of notice.

Each of the Company’s executive services arrangements with Messrs. Melbye, Obara and Berg and Adnani Corp. contemplates the case of termination due to various provisions whereby the named executive officers will receive termination payments, as described below under “Executive Services Agreements”.

Compensation and Risk

We do not believe that our compensation policies and practices are reasonably likely to have a material adverse effect on us. We have taken steps to ensure that our executive compensation program does not incentivize risk outside the Company’s risk appetite. Some of the key ways that we currently manage compensation risk are as follows:

●	appointed a Compensation Committee which is composed entirely of independent directors to oversee the executive compensation program;

●	retained an independent compensation advisor, GGA, to provide advice on the structure and levels of compensation for our executive officers and directors;

●	our STIP has a cap on the total amount of payment any position may receive;

●	the use of performance based long-term incentive compensation to encourage a focus on long-term corporate performance;

●	disclosure of executive compensation to stakeholders;

●	established a clawback policy applicable to all cash and equity incentive compensation; and

●	adoption of say-on-pay.

Clawback Policy

We adopted a policy for the Recovery of Erroneously Awarded Incentive Based Compensation (the Recovery Policy) as an additional safeguard to mitigate compensation risks (the “Clawback Policy” herein). The Clawback Policy applies to all cash and equity incentive compensation and provides that the Board of Directors may seek reimbursement for compensation awarded to an executive in situations where: (i) payment was predicated upon achieving certain financial results that were subsequently the subject of a substantial restatement of the Company’s financial statements filed with any securities regulatory authority; (ii) the executive engaged in gross negligence, intentional misconduct or fraud that caused, or partially caused, the need for a restatement; or (iii) the incentive compensation would have been lower had the financial results been properly reported. Our Clawback Policy is available on the Company’s website at www.uraniumenergy.com.

Anti-Hedging and Anti-Pledging Policy

We adopted an Anti-Hedging and Anti-Pledging Policy (the “Anti-Hedging and Anti-Pledging Policy”). The Anti-Hedging and Anti-Pledging Policy provides that, unless otherwise previously approved by our Corporate Governance and Nominating Committee, no director, officer or employee of the Company or its subsidiaries or, to the extent practicable, any other person (or their associates) in a special relationship (within the meaning of applicable securities laws) with the Company, may, at any time: (i) purchase financial instruments, including prepaid variable forward contracts, instruments for the short sale or purchase or sale of call or put options, equity swaps, collars or units of exchangeable funds that are based on fluctuations of the Company’s debt or equity instruments, and that are designed to or that may reasonably be expected to have the effect of hedging or offsetting a decrease in the market value of any securities of the Company; or (ii) purchase Company securities on a margin or otherwise pledge Company securities as collateral for a loan. Any violation of our Anti-Hedging and Anti-Pledging Policy will be regarded as a serious offence. Our Anti-Hedging and Anti-Pledging Policy is available on the Company’s website at www.uraniumenergy.com.

Stock Ownership Guidelines

We adopted Stock Ownership Guidelines for our executive officers to further align the interests of our executive officers and stockholders (the “Stock Ownership Guidelines”). The Stock Ownership Guidelines provide that each executive officer should attain a specified level of ownership of shares of the Company’s common stock equal to a multiple of their base compensation within five years of the executive officer’s first appointment to their role. The stock ownership requirement is three times (3x) base compensation for our President and Chief Executive Officer and one times (1x) base compensation for our other executive officers. Our Stock Ownership Guidelines are available on the Company’s website at www.uraniumenergy.com. The following table sets forth the total stock ownership and value thereof for each of our executive officers as of May 28, 2024.

Executive Officer	Total Stock Ownership	Total Value of Stock Owned (1)	Stock Ownership Requirement	Meets Stock Ownership Requirement
Amir Adnani President and Chief Executive Officer	4,896,202	$34,567,186	$1,725,000	Yes
Pat Obara Secretary, Treasurer and Chief Financial Officer	788,000	$5,563,280	$200,000	Yes
Scott Melbye Executive Vice President	894,373	$6,314,273	$290,000	Yes
Brent Berg Senior Vice President, U.S. Operations	3,045	$21,498	$320,000	(2)

Notes:

(1)	The total value of stock owned is based on the $7.06 average closing price of our common stock for the 60 days preceding May 28, 2024.
(2)	Mr. Berg was appointed as an executive officer of the Company on March 21, 2024 and has until March 21, 2029 to meet his stock ownership guidelines.

Consideration of Most Recent Shareholder Advisory Vote on Executive Compensation

As required by Section 14A of the Exchange Act, at our 2023 annual meeting of stockholders our stockholders voted, in an advisory manner, on a proposal to approve our named executive officer compensation. This was our most recent stockholder advisory vote to approve named executive officer compensation. The proposal was approved by our stockholders, receiving approximately 95% of the vote of the stockholders present in person or represented by proxy and voting at the meeting. We considered this vote to be a ratification of our current executive compensation policies and decisions and, therefore, did not make any significant changes to our executive compensation policies and decisions based on the vote.

Compensation Committee Interlocks and Insider Participation

No person who served as a member of our Compensation Committee during Fiscal 2023 was a current or former officer or employee of our Company or engaged in certain transactions with our Company required to be disclosed by regulations of the SEC. Additionally, during Fiscal 2023 there were no Compensation Committee “interlocks”, which generally means that no executive officer of our Company served: (i) as a member of the Compensation Committee (or other Board of Directors’ committee performing equivalent functions or, in the absence of any such committee, the entire Board of Directors) of another entity which had an executive officer serving as a member of our Company’s Compensation Committee; (ii) as a director of another entity which had an executive officer serving as a member of our Company’s Compensation Committee; or (iii) as a member of the Compensation Committee (or other Board of Directors’ committee performing equivalent functions or, in the absence of any such committee, the entire Board of Directors) of another entity which had an executive officer serving as a director of our Company.

Compensation Committee Report

The Compensation Committee has reviewed and discussed the foregoing compensation discussion and analysis with Company management. Based on that review and those discussions, the Compensation Committee recommended to the Board of Directors that the compensation discussion and analysis be included in this Proxy Statement. This report is provided by our independent directors, Vincent Della Volpe, David Kong and Gloria Ballesta, who comprise our Compensation Committee.

Summary Compensation Table

The following table sets forth the compensation paid to our Chief Executive Officer, Chief Financial Officer and those executive officers that earned in excess of $100,000 during the fiscal years ended July 31, 2023, 2022 and 2021 (each, a “Named Executive Officer”):

Name and Principal Position	Year	Salary (1)	Bonus (2)	Stock Awards (3)		Option Awards (4)	Non-Equity Incentive Plan Compensation (5)	Non-Qualified Deferred Compensation Earnings	All Other Compensation	Total
Amir Adnani	2023	$478,000	$-	$2,026,264	(6)	$240,516	$956,000	$-	$-	$3,700,780
President and	2022	449,167	22,000	964,705	(7)	-	880,000	-	-	2,315,872
Chief Executive Officer	2021	440,000	300,000	895,553	(8)	-	-	-	-	1,635,553

Pat Obara (9)	2023	152,023	-	280,229	(6)	33,262	186,462	-	-	651,977
Secretary, Treasurer and	2022	156,877	7,087	201,820	(7)	-	150,011	-	-	515,795
Chief Financial Officer	2021	141,309	50,000	255,292	(8)	-	-	-	-	446,601

Scott Melbye	2023	277,644	-	344,894	(6)	40,939	170,000	-	-	833,476
Executive Vice President	2022	263,862	12,500	264,893	(7)	-	150,000	-	-	691,255
	2021	250,000	50,000	255,292	(8)	-	-	-	-	555,292

Notes:

(1)

These amounts represent fees paid by us to our Named Executive Officers during the year pursuant to various executive services agreements, between us and the Named Executive Officers, which are more particularly described below. For Fiscal 2021, these amounts include the following restitution payments: to Mr. Adnani: $71,507; to Mr. Obara: CA$25,112; and to Mr. Melbye: $27,944.

(2)	For Fiscal 2022, these amounts represent discretionary bonuses paid in the fiscal year.
(3)

These amounts represent the aggregate grant date fair value of RSUs and PRSUs. For Fiscal 2023, the grant date fair value of each RSU is $3.32 per share based on the most recent closing price of our common stock as of the grant date of July 31, 2023, and the grant date fair value of each PRSU is $3.347257 per unit, which incorporates the potential to vest, depending on the performance, from 0% to 200% of the number of PRSUs. The fair value of each PRSU was calculated using the Monte Carlo simulation model. The following assumptions were used to value the PRSUs granted on July 31, 2023: expected risk free interest rate: 4.52%; expected volatility: 84.56%; expected dividend yield: 0%; expected life in years: 3.0; and correlation: 81.22%. For Fiscal 2022, the grant date fair value of each RSU is $3.98 per share based on the most recent closing price of our common stock as of the grant date of July 29, 2022, and the grant date fair value of each PRSU is $4.8033 per unit, which incorporates the potential to vest, depending on the performance, from 0% to 200% of the number of PRSUs. The fair value of each PRSU was calculated using the Monte Carlo simulation model. The following assumptions were used to value the PRSUs granted on July 29, 2022: expected risk free interest rate: 2.80%; expected volatility: 90.90%; expected dividend yield: 0%; expected life in years: 3.0; and correlation: 76.89%. For Fiscal 2021, the grant date fair value of each RSU is $2.15 per share based on the most recent closing price of our common stock as of the grant date of July 21, 2021, and the grant date fair value of each PRSU is $2.48 per unit, which incorporates the potential to vest, depending on the performance, from 0% to 200% of the number of PRSUs. The fair value of each PRSU was calculated using the Monte Carlo simulation model. The following assumptions were used to value the PRSUs granted on July 21, 2021: expected risk free interest rate: 0.39%; expected volatility: 78.03%; expected dividend yield: 0%; expected life in years: 3.0; and correlation: 66.02%.

(4)

These amounts represent the aggregate grant date fair value of PSOs which was estimated using the Black-Scholes option pricing model. The following assumptions were used to value the PSOs granted on July 31, 2023: exercise price: $3.98; expected risk free interest rate: 4.137%; expected annual volatility: 79.457%; expected life in years: 5.0; expected annual dividend yield: $Nil; and Black-Scholes value: $2.092991.

(5)	These amounts represent cash awards under our STIP. The payments for Fiscal 2023 and Fiscal 2022 were made after our year-end results were evaluated in August 2023 and August 2022, respectively.
(6)	This amount represents the aggregate grant date fair value of RSUs and PRSUs granted on July 31, 2023.
(7)	This amount represents the aggregate grant date fair value of RSUs and PRSUs granted on July 29, 2022.
(8)	This amount represents the aggregate grant date fair value of RSUs and PRSUs granted on July 21, 2021.
(9)

For each of Fiscals 2023, 2022 and 2021, the Company paid Mr. Obara in Canadian currency. For the purpose of reporting the base compensation paid to Mr. Obara, the compensation was converted from Canadian currency to U.S. currency at the Bank of Canada rate for the years ended July 31st.

Grants of Plan Based Awards

We granted awards to the Named Executive Officers in Fiscal 2023, as follows:

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards (2)			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares	All Other Option Awards: Number of Securities	Exercise Price of Option	Grant Date Fair Value of Stock and Option
Name	Award Type (1)	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold	Target	Maximum	of Stock or Units	Underlying Options	Awards ($)	Awards ($)
Amir Adnani	STIP	August 1, 2022	167,300	334,600	956,000	-	-	-	-	-	-	-
President and	PSO	July 31, 2023	-	-	-	-	-	-	-	114,915	3.98	240,516	(3)
Chief Executive	RSU (6)	July 31, 2023	-	-	-	-	-	-	397,692	-	-	1,320,337	(4)
Officer	PRSU (6)	July 31, 2023	-	-	-	105,449	210,897	421,795	-	-	-	705,926	(5)

Pat Obara	STIP	August 1, 2022	36,127	72,254	186,462	-	-	-	-	-	-	-
Secretary,	PSO	July 31, 2023	-	-	-	-	-	-	-	15,892	3.98	33,262	(3)
Treasurer and	RSU	July 31, 2023	-	-	-	-	-	-	55,000	-	-	182,600	(4)
Chief Financial Officer	PRSU	July 31, 2023	-	-	-	14,584	29,167	58,333	-	-	-	97,629	(5)

Scott Melbye	STIP	August 1, 2022	53,320	106,640	262,500	-	-	-	-	-	-	-
Executive Vice	PSO	July 31, 2023	-	-	-	-	-	-	-	19,560	3.98	40,939	(3)
President	RSU	July 31, 2023	-	-	-	-	-	-	67,692	-	-	224,737	(4)
	PRSU	July 31, 2023	-	-	-	17,949	35,897	71,795	-	-	-	120,156	(5)

Notes:

(1)

STIP – refers to awards under our STIP.

PSO – refers to performance stock options granted under our 2023 Stock Incentive Plan.

RSU – refers to restricted stock units granted under our 2023 Stock Incentive Plan.

PRSU – refers to performance based restricted stock units granted under our 2023 Stock Incentive Plan.

(2)	These figures represent possible payouts pursuant to the STIP for Fiscal 2023.
(3)

These amounts represent the aggregate grant date fair value of PSOs which was estimated using the Black-Scholes option pricing model. The following assumptions were used to value the PSOs granted on July 31, 2023: exercise price: $3.98; expected risk free interest rate: 4.137%; expected annual volatility: 79.457%; expected life in years: 5.0; expected annual dividend yield: $Nil; and Black-Scholes value: $2.092991.

(4)	The grant date fair value of each RSU is $3.32 per share based on the most recent closing price of our common stock as of the grant date of July 31, 2023.
(5)

The grant date fair value of each PRSU is $3.347257 per unit, which incorporates the potential to vest, depending on the performance, from 0% to 200% of the number of PRSUs. The fair value of each PRSU was calculated using the Monte Carlo simulation model. The following assumptions were used to value the PRSUs granted on July 31, 2023: expected risk free interest rate: 4.52%; expected volatility: 84.56%; expected dividend yield: 0%; expected life in years: 3.0; and correlation: 81.22%.

(6)	Indirectly held by the Named Executive Officer.

Outstanding Equity Awards

The following table sets forth information as at July 31, 2023, relating to equity awards that have been granted to the Named Executive Officers:

			Option Awards				Stock Awards
Name	Award Type (1)	Grant Date	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#) (2)	Market Value of Shares or Units of Stock That Have Not Vested ($) (3)	Equity Incentive Plan Awards: Number of Unearned Shares or Units of Stock That Have Not Vested (#) (4)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares or Units of Stock That Have Not Vested ($) (5)
Amir Adnani	Option	July 30, 2019	550,000	-	0.9421	July 30, 2029	-	-	-	-
President and	Option	July 16, 2020	150,000	-	0.91	July 16, 2030	-	-	-	-
Chief Executive	PSO	July 16, 2020	850,000	-	1.10	July 16, 2030	-	-	-	-
Officer	PSO	July 31, 2023	-	114,915	3.98	July 31, 2033	-	-	-	-
	RSU	July 21, 2021	-	-	-		78,489	282,560	-	-
	RSU	July 29, 2022	-	-	-		96,081	345,892	-	-
	RSU (6)	July 31, 2023	-	-	-		397,692	1,431,691	-	-
	PRSU	July 21, 2021	-	-	-		-	-	156,977	389,303
	PRSU	July 29, 2022	-	-	-		-	-	81,424	391,104
	PRSU (6)	July 31, 2023	-	-	-		-	-	210,897	705,926

Pat Obara	Option	July 30, 2019	200,000	-	0.9421	July 30, 2029	-	-	-	-
Secretary,	Option	July 16, 2020	125,000	-	0.91	July 16, 2030	-	-	-	-
Treasurer and	PSO	July 16, 2020	250,000	-	1.10	July 16, 2030	-	-	-	-
Chief Financial	PSO	July 31, 2023	-	15,892	3.98	July 31, 2033	-	-	-	-
Officer	RSU	July 21, 2021	-	-	-		22,375	80,550	-	-
	RSU	July 29, 2022	-	-	-		20,101	72,364	-	-
	RSU	July 31, 2023	-	-	-		55,000	198,000	-	-
	PRSU	July 21, 2021	-	-	-		-	-	44,749	110,978
	PRSU	July 29, 2022	-	-	-		-	-	17,034	81,819
	PRSU	July 31, 2023	-	-	-		-	-	29,167	97,629

Scott Melbye	Option	July 30, 2019	125,000	-	0.9421	July 30, 2029	-	-	-	-
Executive Vice	Option	July 16, 2020	125,000	-	0.91	July 16, 2030	-	-	-	-
President	PSO	July 16, 2020	225,000	-	1.10	July 16, 2030	-	-	-	-
	PSO	July 31, 2023	-	19,560	3.98	July 31, 2033	-	-	-	-
	RSU	July 21, 2021	-	-	-		22,375	80,550	-	-
	RSU	July 29, 2022	-	-	-		26,382	94,975	-	-
	RSU	July 31, 2023	-	-	-		67,692	243,691	-	-
	PRSU	July 21, 2021	-	-	-		-	-	44,749	110,978
	PRSU	July 29, 2022	-	-	-		-	-	22,358	107,392
	PRSU	July 31, 2023	-	-	-		-	-	35,897	120,156

Notes:

(1)

Option – refers to stock options granted under our 2023 Stock Incentive Plan.

PSO – refers to performance stock options granted under our 2023 Stock Incentive Plan.

RSU – refers to restricted stock units granted under our 2023 Stock Incentive Plan.

PRSU – refers to performance based restricted stock units granted under our 2023 Stock Incentive Plan.

(2)

RSUs granted on July 21, 2021 vest in substantially equal installments on each of July 21, 2022, 2023 and 2024. RSUs granted on July 29, 2022 vest in substantially equal installments on each of July 29, 2023, 2024 and 2025. RSUs granted on July 31, 2023 vest in substantially equal installments on each of July 31, 2024, 2025 and 2026.

(3)	The value shown is based on the closing price of our common stock of $3.60 per share on July 31, 2023.
(4)

Represents unearned shares under target PRSUs granted on July 21, 2021, July 29, 2022 and July 31, 2023. The PRSUs granted on July 21, 2021 cliff vest on July 21, 2024 depending on a three-year relative TSR performance. The PRSUs granted on July 29, 2022 cliff vest on July 29, 2025 depending on a three-year relative TSR performance. The PRSUs granted on July 31, 2023 cliff vest on July 31, 2026 depending on a three-year relative TSR performance.

(5)

The grant date fair value of each PRSU granted on July 21, 2021 is $2.48 per unit, which incorporates the potential to vest, depending on the performance, from 0% to 200% of the number of PRSUs. The fair value of each PRSU was calculated using the Monte Carlo simulation model. The following assumptions were used to value the PRSUs granted on July 21, 2021: expected risk free interest rate: 0.39%; expected volatility: 78.03%; expected dividend yield: 0%; expected life in years: 3.0; and correlation: 66.02%. The grant date fair value of each PRSU granted on July 29, 2022 is $4.8033 per unit, which incorporates the potential to vest, depending on the performance, from 0% to 200% of the number of PRSUs. The fair value of each PRSU was calculated using the Monte Carlo simulation model. The following assumptions were used to value the PRSUs granted on July 29, 2022: expected risk free interest rate: 2.80%; expected volatility: 90.90%; expected dividend yield: 0%; expected life in years: 3.0; and correlation: 76.89%. The grant date fair value of each PRSU granted on July 31, 2023 is $3.347257 per unit, which incorporates the potential to vest, depending on the performance, from 0% to 200% of the number of PRSUs. The fair value of each PRSU was calculated using the Monte Carlo simulation model. The following assumptions were used to value the PRSUs granted on July 31, 2023: expected risk free interest rate: 4.52%; expected volatility: 84.56%; expected dividend yield: 0%; expected life in years: 3.0; and correlation: 81.22%.

(6)	Indirectly held by the Named Executive Officer.
(7)

Stock options granted on July 30, 2019 and July 16, 2020 vest as to one-eighth on each day which is three and six months, respectively, from the date of grant and one-quarter on each day which is 12, 18 and 24 months, respectively, from the date of grant. PSOs granted on July 16, 2020 vest in substantially equal installments on each of July 16, 2021, 2022 and 2023. PSOs granted on July 31, 2023 vest in substantially equal installments on each of July 31, 2024, 2025 and 2026.

Option Exercises and Stock Vested

The following table sets forth the value realized on stock options exercised and stock awards vested for the Named Executive Officers for Fiscal 2023:

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise	Value Realized on Exercise (1) ($)	Number of Shares Acquired on Vesting	Value Realized on Vesting (2) ($)
Amir Adnani, President and Chief Executive Officer	236,964	1,115,250	259,861	827,438
Pat Obara, Secretary, Treasurer and Chief Financial Officer	77,541	366,000	71,590	227,383
Scott Melbye, Executive Vice President	75,000	126,000	63,898	204,014

Notes:

(1)	This amount represents the difference between the closing price of our common stock on the date of exercise and the exercise price of the stock option.
(2)	These amounts represent the number of RSUs vested multiplied by the closing price of our common stock on each of the vesting dates and is calculated before payment of any applicable withholding taxes.

No Pension Benefits

The Company does not maintain any plan that provides for payments or other benefits to its executive officers at, following or in connection with their retirement and including, without limitation, any tax-qualified defined benefit plans or supplemental executive retirement plans.

No Nonqualified Deferred Compensation

The Company does not maintain any defined contribution or other plan that provides for the deferral of compensation on a basis that is not tax-qualified.

Director Compensation

Our non-executive directors receive an annual retainer consisting of cash and equity compensation for their annual service. The value and form of equity awards granted to each director is based on the experience of the director, time spent on Company matters and the compensation paid to directors of other companies in the industry. In Fiscal 2023 RSU and stock options were awarded to our non-executive directors. The RSUs vest over 36 months. The stock options vest over 24 months.

The following table sets forth information relating to compensation paid to our directors for Fiscal 2023:

Name (1)	Fees Earned Or Paid In Cash	Stock Awards (2)	Option Awards (3)	Non-Equity Incentive Plan Compensation	Non-Qualified Deferred Compensation Earnings	All Other Compensation	Total
Spencer Abraham	$157,500	$127,694	$127,876	$-	$-	$-	$413,070
David Kong	23,474	51,078	51,151	-	-	-	125,703
Vincent Della Volpe	31,500	51,078	51,151	-	-	-	133,729
Ganpat Mani (4)	26,250	-	-	-	-	-	26,250
Gloria Ballesta	23,474	51,078	51,151	-	-	-	125,703
Trecia Canty (5)	11,768	51,078	51,151	-	-	-	113,997

Notes:

(1)	Information for Mr. Adnani is disclosed above in the “Summary Compensation Table” and is not reported in the “Director Compensation” table of this Proxy Statement.
(2)

These amounts represent the grant date fair value of RSUs. The grant date fair value of each RSU is $3.32 per share based on the most recent closing price of our common stock as of the grant date of July 31, 2023. RSUs granted on July 31, 2023 vest in substantially equal installments on each of July 31, 2024, 2025 and 2026.

(3)

These amounts represent the grant date fair value of the stock options which was estimated using the Black-Scholes option pricing model. The following assumptions were used to value the stock options granted on July 31, 2023: exercise price: $3.32; expected risk free interest rate: 4.137%; expected annual volatility: 79.457%; expected life in years: 5.0; expected annual dividend yield: $Nil; and Black-Scholes value: $2.20.

(4)	Mr. Mani ceased serving as a director of the Company on July 20, 2023.
(5)	Ms. Canty was appointed as a director of the Company on March 17, 2023.

As at July 31, 2023, our directors held stock options to acquire an aggregate of 2,559,004 shares of our common stock as follows: Spencer Abraham: 127,967 stock options; Amir Adnani: 1,664,915 stock options including PSOs; David Kong: 213,995 stock options; Vincent Della Volpe: 210,954 stock options; Gloria Ballesta: 217,954 stock options; and Trecia Canty: 123,219 stock options.

Spencer Abraham has served as Chairman (non-executive) of our Board of Directors since March 2, 2017. Mr. Abraham served as Executive Chairman from October 14, 2015 to March 2, 2017, and as Chairman of our Advisory Board from December 2012 to October 2015. Mr. Abraham became an independent director in May of 2024. Mr. Abraham is retained according to an appointment letter with our Company. In Fiscal 2023, Mr. Abraham was compensated at a rate of $10,500 per month, paid in monthly installments, and $31,500 per year, paid in quarterly installments, for his services as a director of the Company. Effective on August 1, 2023, the monthly fee payable to Mr. Abraham was increased to $14,166.67. All monthly and annual fees payable by the Company to Mr. Abraham are considered directors’ fees and have been accounted for as such by the Company. As at August 1, 2023 Mr. Abraham has only received directors’ fees on a monthly basis. The compensation paid to Mr. Abraham is more particularly described below under “Director Services Agreement”.

Amir Adnani serves as the Company’s Chief Executive Officer, President and a director. Within his capacity as President and Chief Executive Officer, and through an executive services agreement with a private company, Adnani Corp., controlled by Mr. Adnani, he provides various consulting services to the Company. Mr. Adnani does not receive additional compensation in connection with his service as a director of the Company. Mr. Adnani’s direct and indirect compensation as an executive officer of the Company is disclosed above in the “Summary Compensation Table”.

In Fiscal 2023 David Kong, Vincent Della Volpe, Ganpat Mani, Gloria Ballesta and Trecia Canty served as independent directors of the Company and Mr. Kong served as the Company’s lead independent director. Mr. Kong serves as Chairperson of each of the Company’s Audit Committee and Sustainability Committee. Mr. Della Volpe serves as Chairperson of each of the Company’s Compensation Committee and Corporate Governance and Nominating Committee. Ms. Canty was appointed as a director of the Company on March 17, 2023. Mr. Mani did not stand for re-election at the Company’s 2023 annual meeting of stockholders.

In Fiscal 2023 the annual retainer fees paid to our independent directors were as follows: David Kong: CA$31,500 per year; Vincent Della Volpe: $31,500 per year; Ganpat Mani: $26,250 per year; Gloria Ballesta: CA$31,500 per year; and Trecia Canty: $31,500 per year.

The amounts listed above were all-inclusive retainer fees and there were no additional Board of Directors’ Committee Chairperson or member retainer fees or meeting attendance fees in Fiscal 2023.

In addition to such retainers, our directors may, from time to time, receive equity compensation, which is granted on a discretionary basis. The value and form of equity compensation granted is based on the experience of the director, time spent on Company matters and a comparison of the compensation paid to directors of other companies in the industry.

Standard retainer amounts paid to directors, as well as any equity compensation, is determined by the Company’s Compensation Committee and ratified by the Board of Directors.

Effective from August 1, 2023, the annual retainer fees paid to our non-executive directors increased and additional annual retainer fees are paid for serving as Chairperson and/or member of each of the standing Board of Directors’ Committees.

Effective from August 1, 2023, the annual retainer fees paid to our non-executive directors are as follows:

Board Position	Retainer
Chairperson (non-executive)	$170,000
Non-Executive Director	$33,000
Audit Committee Chairperson	$10,000
Committee Chairperson other than Audit (1)	$5,000
Committee Members including the Chairperson (2)	$5,000

Notes:

(1)	Board of Directors’ Committee Chairperson retainers applicable to the Compensation Committee, the Corporate Governance and Nominating Committee and the Sustainability Committee.
(2)

Committee member retainers applicable to the Audit Committee, the Compensation Committee, the Corporate Governance and Nominating Committee and the Sustainability Committee. Each Committee Chairperson also receives the base Committee member retainer.

Pay Ratio

As required by the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(u) of Regulation S-K, we are providing the following information about the relationship of the annual total compensation of our employees and the annual total compensation of Amir Adnani, our President and Chief Executive Officer (“CEO”; and the “CEO Pay Ratio”). For Fiscal 2023, our last completed fiscal year:

●	the median of the annual total compensation of all employees of our Company (other than our CEO) was $81,061; and

●	the annual total compensation of our CEO, as reported in the “Summary Compensation Table” above, was $3,700,780.

Based on this information, for Fiscal 2023 the ratio of the annual total compensation of our CEO to the median of the annual total compensation of all employees was approximately 46 to 1.

We believe our CEO Pay Ratio for Fiscal 2023 demonstrates our pay-for-performance philosophy. Our compensation program consists of both fixed and variable components and is designed to motivate all employees to produce superior short and long-term corporate performance. The ratio of our CEO’s base compensation to the base compensation of our median employee was approximately 46 to 1 because our compensation philosophy aims to position the fixed portion of our CEO’s compensation near the 50th percentile of his position per the Peer Group review conducted by GGA. Given our CEO’s level of responsibility, experience and potential, the Compensation Committee awards the CEO a mix of compensation with a higher variable component (i.e., annual bonus, PSOs, RSUs and PRSUs) that is based upon individual performance. As a result, a substantial percentage of our CEO’s total compensation is at risk every year, providing our CEO with greater incentive to increase shareholder value and improve corporate performance over the long term.

To identify the median of the annual total compensation of all our employees, we took the following steps:

●	we selected July 31, 2023 as the date upon which we would identify the median employee to allow sufficient time to identify the median employee given the global scope of our operations;

●

we determined that, as of July 31, 2023, our employee population consisted of approximately 82 individuals working for us and our consolidated subsidiaries, with approximately 52% of these individuals located in the United States, 31% in Canada and 17% in Paraguay. This population consisted of our full-time employees. We do not have part-time, temporary and seasonal employees;

●

to identify the median employee from our employee population, we examined the annual base compensation and annual bonus target for Fiscal 2023 for all full-time, part-time and temporary employees employed by us and our consolidated subsidiaries at the start of business on July 31, 2023. We believe that these pay elements are appropriate because it was impractical to gather actual data from multiple payroll systems utilized to pay our worldwide workforce, and the actual achievement of the variable portion of compensation can vary widely from year to year;

●	we annualized compensation for any permanent employees that were only employed for part of Fiscal 2023;

●	no adjustments were made for cost-of-living differences;

●	an average exchange rate for the U.S. dollar for Fiscal 2023 was applied to compensation reported in a foreign currency; and

●	all employees except for our CEO were ranked from lowest to highest with the median determined from this list.

Once we identified our median employee, we combined all of the elements of such employee’s compensation for Fiscal 2023 in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K, resulting in annual total compensation of $81,061. With respect to the annual total compensation of our CEO, we used the amount reported in the “Total” column of our “Summary Compensation Table” included above.

The CEO Pay Ratio reported above is a reasonable estimate calculated in a manner consistent with SEC rules, based on our internal records and the methodology described above. The SEC rules for identifying the median compensated employee allow companies to adopt a variety of methodologies, to apply certain exclusions and to make reasonable estimates and assumptions that reflect their employee populations and compensation practices. Accordingly, the pay ratio reported by other companies may not be comparable to the CEO Pay Ratio reported above, as other companies have different employee populations and compensation practices and may use different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios.

Pay Versus Performance Table

As required by Item 402(v) of Regulation S-K, we are providing the following information for the principal executive officer (the “PEO”; being Mr. Adnani) and the average for the Named Executive Officers excluding the PEO (the “Non-PEO NEOs”; being Messrs. Obara and Melbye) for the fiscal years ended July 31, 2023, 2022 and 2021.

	Summary Compensation Table Total for PEO (1) ($) (b)	Compensation Actually Paid to PEO (2) ($) (c)	Average Summary Compensation Table Total for Non-PEO NEOs (1) ($) (d)	Average Compensation Actually Paid to Non-PEO NEOs (2) ($) (e)	Value of Initial Fixed $100 Investment Based On:		Net Income (loss) (4) ($ in thousands) (h)
Year (a)					Total Shareholder Return (3) ($) (f)	Peer Group Total Shareholder Return (3) ($) (g)
2023	3,700,780	2,690,924	742,727	581,394	371.79	280.56	(3,307)
2022	2,315,872	2,212,036	603,525	590,809	433.75	248.58	5,252
2021	1,635,553	1,907,583	500,947	557,369	224.10	187.83	(14,813)

Notes:

(1)

For column (b), the dollar amounts represent total compensation paid to our PEO, Amir Adnani, and are taken directly from the Summary Compensation Table included in the Company’s Annual Report for Fiscal 2023 that was filed with the SEC on September 29, 2023. For column (d), the dollar amounts represent the average total compensation paid to Pat Obara, our Secretary, Treasurer and Chief Financial Officer, and Scott Melbye, our Executive Vice President, and are taken directly from the Summary Compensation Table included in the Company’s Annual Report.

(2)	The following tables set forth the adjustments made to arrive at the compensation actually paid to our PEO and Non-PEO NEOs during each of the fiscal years reflected in this table.

Compensation Actually Paid to PEO and Average Compensation Actually Paid to Non-PEO NEOs

Adjustments to Determine Compensation Actually Paid		2023		2022		2021
		PEO ($)	Non- PEO NEOs ($)	PEO ($)	Non- PEO NEOs ($)	PEO ($)	Non- PEO NEOs ($)
Total Reported in Summary Compensation Table		3,700,780	742,727	2,315,872	603,525	1,635,553	500,947

Less, Amounts Reported under “Stock Awards” in the Summary Compensation Table		2,026,264	312,562	964,705	233,357	895,553	255,292

Less, Amounts Reported under “Option Awards” in the Summary Compensation Table		240,516	37,101	-	-	-	-

Plus, the Fair Value of Equity Awards Granted during the Year that were Outstanding and Unvested as of Year-end	PRSUs	705,936	108,894	391,104	94,606	389,586	111,058
	RSUs	1,320,337	203,669	573,602	138,751	506,250	144,314
	Options	240,517	37,101	791,059	191,353	697,762	198,909

Plus, the Change in Fair Value from Prior Year-end to Current Year-end of Equity Awards granted in any Prior Year that were Outstanding and Unvested as of Year-end	PRSUs	(79,036)	(19,118)	242,948	69,257	-	-
	RSUs	(63,413)	(15,339)	287,267	81,890	661,333	167,400
	Options	(125,321)	(30,315)	478,727	136,469	546,683	186,567

Total Adjustments		(1,009,856)	(161,333)	(103,836)	(12,716)	272,030	56,422
Compensation Actually Paid		2,690,924	581,394	2,212,036	590,809	1,907,583	557,369

(3)

Total shareholder return represents the value of a deemed fixed investment of $100 at market close on July 31, 2020, assuming the reinvestment of dividends, if any. Total shareholder return is calculated by dividing the sum of the cumulative amount of dividends for the measurement period, assuming dividend reinvestment, and the difference between the Company’s share price at the end and the beginning of the measurement period, by the share price at the beginning of the measurement period. For the purposes of this table the Peer Group consisted of the following companies: Centrus Energy Corp., Coeur Mining, Inc., Comstock Resources, Inc., Denison Mines Corp., enCore Energy Corp., Energy Fuels Inc., Filo Corp. (formerly Filo Mining Corp.), Fission Uranium Corp., Gulfport Energy Corporation, K92 Mining Inc., NexGen Energy Ltd., Northern Oil and Gas, Inc., Osisko Mining Inc., Seabridge Gold Inc. and Torex Gold Resources Inc. For the purposes of understanding the cumulative returns over time, this table should be read from bottom to top.

(4)	Net income (loss) represents the amounts reported in the Company’s audited financial statements included in our Annual Report.

Analysis of the Information Presented in the Pay Versus Performance Table

Because we are not a Production Stage mining company (as defined by the SEC), we did not have any revenue from continuing operations during the periods presented. Consequently, we have not historically focused on net income (loss) as a performance measure for our executive compensation programs. In Fiscal 2021 we had a net loss of approximately $14.8 million, and in Fiscal 2022 we had net income of approximately $5.3 million followed by a net loss in Fiscal 2023 of approximately $3.3 million. Despite the volatility of net income, as the Company in this growth stage focused on building its pipeline of low-cost uranium projects, the Company’s shareholder returns relative to the Peer Group generated, on average, over 42% returns compared to the Peer Group. This average outperformance was achieved by the Company generating a 19.3%, 74.5% and 32.5% relative shareholder return outperformance in Fiscals 2021, 2022 and 2023, respectively. During the same period the compensation actually paid for our PEO increased to align actual pay with performance from $1.9 million in Fiscal 2021, to $2.2 million in Fiscal 2022 and finally to $2.7 million in Fiscal 2023. The average compensation actually paid to our other executive officers increased proportionately from $557,369 in Fiscal 2021 to $590,809 in Fiscal 2022. In Fiscal 2023 the average compensation actually paid to our other executive officers decreased slightly.

The following graph shows the compensation actually paid to our PEO and the average amount of compensation actually paid to our non-PEO NEOs as a group (excluding the PEO) during the periods presented and total shareholder return over those periods. Total shareholder return increased from Fiscal 2021 to Fiscal 2022 by approximately 94%, and decreased from Fiscal 2022 to Fiscal 2023 by approximately 14%. Over the three-year period from Fiscal 2021 to Fiscal 2023, our total shareholder return increased by approximately 66%. Mr. Adnani’s compensation actually paid showed an increase year over year for the three years and the average amount of compensation actually paid to our non-PEO NEOs as a group (excluding Mr. Adnani) increased slightly over the three-year period.

We utilize a blend of performance measures and Peer Group analysis to align executive compensation with performance. Performance, at the current stage of the business is tied to multiple criteria, which are reflected in our STIP performance scorecard and share price performance on both an absolute and relative to Peer Group basis. We believe in taking a balanced approach to long-term performance based compensation. Therefore, the Named Executive Officers receive a mix of performance vesting stock options, performance vesting PRSUs and time vesting RSUs. In totality, these form an integral part of our executive compensation program, are closely related to the Company’s performance, however, are not directly tied to total shareholder return because their value is directly correlated to the market price of our common shares and requires that the Named Executive Officers continue in our employment over the vesting period. As such, these performance vesting stock option awards and other equity awards strongly align our Named Executive Officers’ interests with those of our shareholders by providing a continuing financial incentive to maximize long-term value for our shareholders and by encouraging our Named Executive Officers to continue in our employment for the long-term.

Executive Services Agreements

Adnani Executive Services Agreement

On July 24, 2013, our Board of Directors approved the entering into of an executive services agreement with Adnani Corp. with an initial term commencing retroactively on July 1, 2013 and expiring on July 1, 2016, as amended by a letter agreement dated August 1, 2015 (collectively the “Adnani Agreement”).

The Adnani Agreement is subject to automatic renewal on a three-month to three-month term renewal basis unless either the Company or Adnani Corp. provides written notice not to renew the Adnani Agreement no later than 90 days prior to the end of the then current or renewal term.

Pursuant to the terms and provisions of the Adnani Agreement: (i) through Adnani Corp., Mr. Adnani provides various consulting services to the Company which are in addition to his duties and responsibilities as our President and Chief Executive Officer; and (ii) we shall pay to Adnani Corp. a monthly fee of $34,000. Effective on April 1, 2020, due to the COVID-19 pandemic, the monthly fee payable to Adnani Corp. was reduced on a non-accrued basis from its original and stated amount to $16,830. Effective on October 1, 2020 and again effective on May 31, 2021, the monthly fee payable to Adnani Corp. was reinstated to the levels in effect prior to April 1, 2020 and May 1, 2016, respectively. Effective on May 31, 2021 and again effective on March 1, 2022, the monthly fee payable to Adnani Corp. was increased to $36,666 and $38,500, respectively. Effective on August 1, 2022 and again effective on August 1, 2023, respectively, the monthly fee payable to Adnani Corp. was increased to $39,833 and $47,916.67, respectively.

If the Company elects to not renew the Adnani Agreement, and provided that Adnani Corp. is in compliance with the relevant terms and conditions of the Adnani Agreement, the Company shall be obligated to provide a termination package to Adnani Corp. as follows: (i) a cash payment equating to an aggregate of four months of the then monthly fee for each full year, and any portion thereof, of the initial term effective from July 23, 2009 and any renewal period during which the Adnani Agreement was in force and effect and during which Adnani Corp. rendered services thereunder, together with a cash payment equating to Adnani Corp.’s average annual bonus during the most recent two years, payable by the Company to Adnani Corp. within 14 calendar days of the effective termination date; (ii) any expense payment reimbursements which would then be due and owing by the Company to Adnani Corp. to the effective termination date, payable within 14 calendar days of the effective termination date (the “Adnani Outstanding Expense Reimbursements”); (iii) subject to applicable provisions of the Adnani Agreement and the Company’s Stock Incentive Plan, all of Mr. Adnani’s then issued and outstanding stock-based equity awards in and to the Company as at the effective termination date shall immediately vest, if not otherwise vested, and shall continue to be exercisable for a period of two years from the effective termination date (the “Adnani Options Extension”); and (iv) confirmation that all of Adnani Corp.’s and Mr. Adnani’s then benefits coverage would be extended to Mr. Adnani for a period ending two years from the effective termination date (the “Adnani Benefits Extension”).

If the Company elects to terminate the Adnani Agreement without just cause (as defined therein), or if Adnani Corp. terminates the Adnani Agreement for just cause, and provided that Adnani Corp. is in compliance with the relevant terms and conditions of the Adnani Agreement, the Company shall be obligated to provide a termination package to Adnani Corp. as follows: (i) a cash payment equating to an aggregate of 24 months of the then monthly fee, together with a cash payment equating to two times the sum of Adnani Corp.’s average annual bonus during the most recent two years, payable by the Company to Adnani Corp. within 14 calendar days of the effective termination date; (ii) all Adnani Outstanding Expense Reimbursements; (iii) subject to applicable provisions of the Adnani Agreement, the Adnani Options Extension; and (iv) the Adnani Benefits Extension.

If Adnani Corp. elects to terminate the Adnani Agreement for good reason (as defined therein) and including, without limitation, a material diminution of Mr. Adnani’s duties, a failure of the Company to deliver a written agreement to be entered into with any successor, assignee or transferee of the Company to assume and agree to perform the Adnani Agreement, a failure of the Company to pay remuneration or any other breach by the Company of a material provision of the Adnani Agreement, and provided that Adnani Corp. is in compliance with the relevant terms and conditions of the Adnani Agreement, the Company shall be obligated to provide a termination package to Adnani Corp. as follows: (i) a cash payment equating to an aggregate of 18 months of the then monthly fee, together with a cash payment equating to one and one-half times the sum of Adnani Corp.’s average annual bonus during the most recent two years, payable by the Company to Adnani Corp. over a period of 12 months from the effective termination date; (ii) all Adnani Outstanding Expense Reimbursements; (iii) subject to applicable provisions of the Adnani Agreement, the Adnani Options Extension; and (iv) the Adnani Benefits Extension.

If Adnani Corp. elects to terminate the Adnani Agreement, except for just cause, or if the Company terminates the Adnani Agreement for just cause, Adnani Corp. is not entitled to a termination package of any kind.

The Adnani Agreement will be deemed terminated on the 30th calendar day following the death or disability of Mr. Adnani, in which case the Company shall be obligated to provide a termination package to Adnani Corp. or Mr. Adnani’s estate as follows, provided that Adnani Corp. is or was in compliance with the relevant terms and conditions of the Adnani Agreement: (i) a cash payment equating to an aggregate of 12 months of the then monthly fee, together with a cash payment equating to Adnani Corp.’s average annual bonus during the most recent two years, payable by the Company to Adnani Corp. or Mr. Adnani’s estate within 14 calendar days of the effective termination date; (ii) all Adnani Outstanding Expense Reimbursements; and (iii) subject to applicable provisions of the Adnani Agreement, the Adnani Options Extension.

Melbye Executive Employment Agreement

On December 15, 2014, our Board of Directors approved the entering into of an executive services agreement with Scott Melbye, as amended by a letter agreement, dated for reference effective as at May 1, 2016, with an initial term commencing retroactively on September 1, 2014 and expiring on February 28, 2017 (collectively, the “Melbye Agreement”).

The Melbye Agreement is subject to automatic renewal on a one-month to one-month term renewal basis unless either the Company or Mr. Melbye provides written notice not to renew the Melbye Agreement no later than 30 calendar days prior to the end of the then current or renewal term.

Pursuant to the terms and provisions of the Melbye Agreement: (i) Mr. Melbye shall provide duties to us commensurate with his position as our Executive Vice President; and (ii) we shall pay to Mr. Melbye a monthly fee of $20,833. Effective on April 1, 2020, due to the COVID-19 pandemic, the monthly fee payable to Mr. Melbye was reduced on a non-accrued basis from its original and stated amount to $12,187.50. Effective on October 1, 2020 and again effective on May 31, 2021, the monthly fee payable to Mr. Melbye was reinstated to the levels in effect prior to April 1, 2020 and May 1, 2016, respectively. Effective on March 1, 2022 and again effective on August 1, 2023, the monthly fee payable to Mr. Melbye was increased to $21,875 and $24,166.67, respectively.

If the Company elects to not renew the Melbye Agreement, and provided that Mr. Melbye is in compliance with the relevant terms and conditions of the same, the Company shall be obligated to provide a severance package to Mr. Melbye as follows: (i) a cash payment equating to any outstanding fees and bonuses which would then be due and owing by the Company to Mr. Melbye to the effective termination date, payable within 14 calendar days of the effective termination date (the “Melbye Outstanding Fees and Bonuses”); (ii) any expense payment reimbursements which would then be due and owing by the Company to Mr. Melbye to the effective termination date, payable within 14 calendar days of the effective termination date (the “Melbye Outstanding Expense Reimbursements”); (iii) any pro rata and unused vacation pay which would then be due and owing by the Company to Mr. Melbye to the effective termination date, payable within 14 calendar days of the effective termination date (the “Melbye Outstanding Vacation Pay”); (iv) subject to applicable provisions of the Melbye Agreement and the Company’s then Stock Incentive Plan, all of Mr. Melbye’s then issued and outstanding stock-based equity awards in and to the Company as at the effective termination date shall immediately vest, if not otherwise vested, and shall continue to be exercisable for a period of 90 calendar days from the effective termination date (the “Melbye Options Extension”); and (v) confirmation that all of Mr. Melbye’s then benefits coverage would be extended to Mr. Melbye for a period ending 90 calendar days from the effective termination date (the “Melbye Benefits Extension”).

If the Company elects to terminate the Melbye Agreement without just cause (as defined therein), or if Mr. Melbye terminates the Melbye Agreement for just cause, and provided that Mr. Melbye is in compliance with the relevant terms and conditions of the same, the Company shall be obligated to provide a severance package to Mr. Melbye as follows: (i) all Melbye Outstanding Fees and Bonuses, together with a cash payment equating to any additional fees which Mr. Melbye would have been entitled to receive until the end of the applicable initial term or renewal period; (ii) all Melbye Outstanding Expense Reimbursements; (iii) all Melbye Outstanding Vacation Pay; (iv) the Melbye Options Extension; and (v) the Melbye Benefits Extension.

If Mr. Melbye elects to terminate the Melbye Agreement, except for just cause, and provided that Mr. Melbye is in compliance with the relevant terms and conditions of the Melbye Agreement, the Company shall be obligated to provide a severance package to Mr. Melbye as follows: (i) all Melbye Outstanding Fees and Bonuses; (ii) all Melbye Outstanding Expense Reimbursements; (iii) all Melbye Outstanding Vacation Pay; and (iv) subject to applicable provisions of the Melbye Agreement, all of Mr. Melbye’s then issued and outstanding stock-based equity awards in and to the Company that have vested as at the effective termination date shall continue to be exercisable for a period of 90 calendar days from the effective termination date.

If the Company elects to terminate the Melbye Agreement for just cause, the Company shall be obligated to provide a severance package to Mr. Melbye as follows: (i) a cash payment equating to any outstanding fees which would then be due and owing by the Company to Mr. Melbye to the effective termination date, payable within 14 calendar days of the effective termination date; (ii) all Melbye Outstanding Expense Reimbursements; and (iii) all Melbye Outstanding Vacation Pay.

The Melbye Agreement will be deemed terminated on the 30th calendar day following the death or disability of Mr. Melbye, in which case the Company shall be obligated to provide a severance package to Mr. Melbye or Mr. Melbye’s estate as follows, provided that Mr. Melbye is or was in compliance with the relevant terms and conditions of the Melbye Agreement: (i) all Melbye Outstanding Fees and Bonuses; (ii) all Melbye Outstanding Expense Reimbursements; (iii) all Melbye Outstanding Vacation Pay; and (iv) subject to applicable provisions of the Melbye Agreement, all of Mr. Melbye’s then issued and outstanding stock-based equity awards in and to the Company that have vested as at the effective termination date shall continue to be exercisable for a period of one year from the effective termination date.

Obara Employment Arrangement

In Fiscal 2016 we effected an employment arrangement with Mr. Obara (the “Obara Employment Arrangement”). The Obara Employment Arrangement is subject to automatic renewal on a three-month to three-month basis unless the Company provides written notice not to renew the Obara Employment Arrangement no later than 90 days prior to the end of the then current or renewal term.

Pursuant to the terms of the Obara Employment Arrangement: (i) Mr. Obara provides various employment services to the Company which are inclusive of his duties and responsibilities as our Secretary, Treasurer and Chief Financial Officer; (ii) we currently pay to Mr. Obara a monthly employment salary of $16,666.67; (iii) Mr. Obara is entitled to participate in the Company’s group benefits plan; and (iv) Mr. Obara is entitled to four weeks’ paid vacation per year of employment.

If the Company elects to not renew the Obara Employment Arrangement or if any party elects to terminate the Obara Employment Arrangement, Mr. Obara’s obligation to provide the services to the Company will continue only until the effective termination date and the Company shall be obligated to provide to Mr. Obara: (i) any salary which would then be due and owing by the Company to Mr. Obara to the effective termination date; (ii) any expense payment reimbursements which would then be due and owing by the Company to Mr. Obara to the effective termination date; (iii) any pro rata and unused vacation pay which would then be due and owing by the Company to Mr. Obara to the effective termination date; (iv) subject to applicable provisions of the Obara Employment Arrangement and the Company’s then Stock Incentive Plan, the vested portion of all Mr. Obara’s then issued and outstanding stock-based equity awards in and to the Company as at the effective termination date shall continue to be exercisable for a period of 90 calendar days following the effective termination date; and (v) confirmation that all of Mr. Obara’s then benefits coverage would be covered until the effective termination date.

Berg Executive Employment Services Agreement

On February 6, 2024, our Board of Directors approved the entering into of an executive employment services agreement with Brent Berg, together with the Company’s wholly-owned subsidiary, UEC Wyoming Corp. (“UEC Wyoming”), with an initial term commencing on March 21, 2024 and expiring on March 21, 2026 (the “Term” and, collectively, the “Berg Agreement”).

The Berg Agreement Term is subject to automatic renewal on a 90-day to 90-day renewal basis unless either the Company or Mr. Berg provides written notice not to renew the Berg Agreement no later than 90 days prior to the end of the then current or renewal term.

Pursuant to the terms and provisions of the Berg Agreement: (i) Mr. Berg provides various employment services to UEC Wyoming and the Company which are inclusive of his duties and responsibilities commensurate with his position as our Company’s Senior Vice-President, U.S. Operations; and (ii) Mr. Berg is entitled to (a) a gross monthly salary of $26,666.67 (the “Monthly Salary”); representing $320,000 on a yearly basis (the “Annual Salary”); (b) a yearly cash bonus (each, a “Bonus”) of up to 50% of his then Annual Salary based upon certain performance goals to be determined from year to year; (c) a short-term incentive payment (each, a “STIP Bonus”) from 0% to up to 50% of his then Annual Salary based upon certain factors to be determined by the Board and the Compensation Committee from time to time; (d) an initial incentive stock option to purchase up to an aggregate of $160,000 in common shares of the Company (which has been awarded); (e) a long-term incentive payment (each, an “LTIP Bonus”) from 0% to up to 50% of his then Annual Salary based upon certain factors to be determined by the Board and the Compensation Committee from time to time; (f) participation in all Company employee benefit and health insurance plans (each, a “Benefit”) at the Company’s cost; and (g) five weeks of accrued vacation per calendar year (the “Vacation”).

If the Company elects to not renew the Berg Agreement, and provided that Mr. Berg is in compliance with the relevant terms and conditions of the Berg Agreement, the Company shall be obligated to provide a termination package to Mr. Berg as follows: (i) a cash payment equating to any outstanding Monthly Salary, Vacation pay and annual performance Bonus, STIP Bonus and LTIP Bonus entitlements (if any and calculated pro rata up to the effective termination date) earned by Mr. Berg to the effective termination date (collectively, the “Outstanding Amounts”); (ii) a cash payment equal to any Monthly Salary that would be due and owing to the end of, respectively, the then Term or renewal period of the Berg Agreement (the “Termination Amount”); (iii) confirmation that all of Mr. Berg’s then Benefits coverage would be extended for a period ending three months from the effective termination date (the “Benefits Extension”); and (iv) subject to the applicable provisions of the Berg Agreement and the Company’s then Stock Incentive Plan, and the rules of any then regulatory authority and stock exchange having jurisdiction over the Company, Mr. Berg shall be entitled to then exercise any unexercised and the fully vested portion of any stock options for a period of three months from the effective date of termination (the “Initial Options Extension”); with all cash payments being due and owing within 30 days of the effective termination date.

If the Company elects to terminate the Berg Agreement without just cause (as defined therein), or if Mr. Berg terminates the Berg Agreement for just cause, and provided that Mr. Berg is in compliance with the relevant terms and conditions of the same, the Company shall be obligated to provide a termination package to Mr. Berg as follows: (i) a cash payment equal to all Outstanding Amounts to the effective termination date; (ii) a cash payment equal to the Termination Amount to the effective date of termination; (iii) confirmation of the Benefits Extension; and (iv) confirmation of the Initial Options Extension; with all cash payments being due and owing within 30 days of the effective termination date.

If Mr. Berg elects to terminate the Berg Agreement, except for just cause, and provided that Mr. Berg is in compliance with the relevant terms and conditions of the Berg Agreement, or if the Company elects to termination the Berg Agreement for just cause, then the Company shall only be obligated to provide Mr. Berg a cash payment equal to all Outstanding Amounts to the effective termination date; with the cash payment being due and owing within 30 days of the effective termination date.

The Berg Agreement will be deemed terminated on the 30th calendar day following the death or disability of Mr. Berg, in which case the Company shall be obligated to provide a termination package to Mr. Berg, or Mr. Berg’s estate as the case may be, as follows, provided that Mr. Berg is or was in compliance with the relevant terms and conditions of the Berg Agreement: (i) a cash payment equal to all Outstanding Amounts to the effective termination date; (ii) if disabled only, confirmation of the Benefits Extension; and (iii) subject to the applicable provisions of the Berg Agreement and the Company’s Stock Incentive Plan, and the rules of any then regulatory authority and stock exchange having jurisdiction over the Company, Mr. Berg, or Mr. Berg’s estate as the case may be, shall be entitled to then exercise any unexercised and the fully vested portion of any stock options for a period of one year from the effective termination date.

Director Services Agreement

Abraham Agreement

On October 14, 2015, our Board of Directors approved the entering into of an appointment letter with Spencer Abraham dated for reference effective as at October 1, 2015 (the “Abraham Agreement”).

Pursuant to the Abraham Agreement, Mr. Abraham was appointed as non-executive Chairman of our Board of Directors and shall provide duties to us commensurate with his position. In Fiscal 2023, Mr. Abraham was compensated at a rate of $10,500 per month and an annual fee of $31,500 per year for his services as a director of our Company. Effective on August 1, 2023, the monthly fee payable to Mr. Abraham was increased to $14,166.67. All monthly and annual fees payable by the Company to Mr. Abraham are considered directors’ fees and have been accounted for as such by the Company. As at August 1, 2023 Mr. Abraham has only received directors’ fees on a monthly basis.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE ELECTION OF THE DIRECTOR NOMINEES AS SET FORTH ABOVE. DIRECTORS ARE ELECTED BY A PLURALITY OF THE VOTES CAST.

PROPOSAL NUMBER TWO:

RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

PricewaterhouseCoopers LLP, Chartered Professional Accountants, have been selected as the independent registered public accountants of the Company for the fiscal year ending July 31, 2024. PricewaterhouseCoopers LLP has served as our independent registered public accountants since May 29, 2020 and audited the Company’s financial statements for the fiscal year ended July 31, 2023.

Representatives of PricewaterhouseCoopers LLP are not expected to be present at the Annual Meeting.

In the event ratification by the stockholders of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accountants is not obtained, our Board of Directors will reconsider such appointment.

Aggregate fees for professional services rendered to us by our auditor for our last two fiscal years are set forth below:

	Year Ended July 31, 2023	Year Ended July 31, 2022
Audit Fees	$628,720	$464,943
Audit Related Fees	-	-
Tax Fees	121,027	138,787
Total	$749,747	$603,730

Audit Fees. Audit fees consist of aggregate fees for professional services in connection with the audit of our annual financial statements, quarterly reviews of our financial statements included in our quarterly reports and services in connection with statutory and regulatory filings.

Audit-Related Fees. Audit-related fees consist of aggregate fees for assurance and related services related to the audit or review of our financial statements that are not reported under “Audit Fees” above.

Tax Fees. Tax fees consist of aggregate fees for professional services for tax compliance, tax advice and tax planning, primarily, fees related to tax preparation services.

Pre-Approval of Services by the Independent Auditor

The Audit Committee is responsible for the pre-approval of audit and permitted non-audit services to be performed by the Company’s independent auditor. The Audit Committee will, on an annual basis, consider and, if appropriate, approve the provision of audit and non-audit services by the Company’s independent auditor. Thereafter, the Audit Committee will, as necessary, consider and, if appropriate, approve the provision of additional audit and non-audit services by the Company’s independent auditor which are not encompassed by the Audit Committee’s annual pre-approval and are not prohibited by law. The Audit Committee has delegated to the Chairperson of the Audit Committee the authority to pre-approve, on a case-by-case basis, non-audit services to be performed by the Company’s independent auditor. The Audit Committee has approved all audit and permitted non-audit services performed by its independent auditor, PricewaterhouseCoopers LLP, for Fiscal 2023.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THIS PROPOSAL TO RATIFY THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP, CHARTERED PROFESSIONAL ACCOUNTANTS, AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS OF THE COMPANY FOR THE FISCAL YEAR ENDING JULY 31, 2024.

PROPOSAL NUMBER THREE:

APPROVAL OF 2024 STOCK INCENTIVE PLAN

We are seeking shareholder approval of our 2024 Stock Incentive Plan to authorize 6,000,000 additional shares of our common stock for issuance pursuant to new awards, as described below (the “2024 Stock Incentive Plan”).

Summary of 2024 Stock Incentive Plan

On May 24, 2024, our Board of Directors authorized and approved the adoption of the Company’s 2024 Stock Incentive Plan, under which an aggregate of 29,755,663 of our shares of common stock may be issued, which consists of: (i) 6,970,941 shares issuable pursuant to awards previously granted that were outstanding under the 2023 Stock Incentive Plan (as described below) as of May 24, 2024; (ii) 16,784,722 shares remaining available for issuance under the 2023 Stock Incentive Plan as of May 24, 2024; and (iii) 6,000,000 additional shares that may be issued pursuant to awards that may be granted under the 2024 Stock Incentive Plan. The 2024 Stock Incentive Plan supersedes and replaces the Company’s 2023 Stock Incentive Plan, dated as originally ratified by the Board of Directors on May 26, 2023, as ratified by the stockholders of the Company at the Company’s annual meeting of stockholders held last year on July 20, 2023.

In the event that our stockholders do not approve our 2024 Stock Incentive Plan, our 2023 Stock Incentive Plan shall continue in full force and effect in accordance with its terms.

The purpose of our 2024 Stock Incentive Plan is to enhance our long-term stockholder value by offering opportunities to our directors, officers, employees and eligible consultants to acquire and maintain stock ownership in order to give these persons the opportunity to participate in our growth and success, and to encourage them to remain in our service.

The 2024 Stock Incentive Plan is to be administered by our Compensation Committee which shall determine, among other things: (i) the persons to be granted awards under the 2024 Stock Incentive Plan; (ii) the number of shares or amount of other awards to be granted; and (iii) the terms and conditions of the awards granted. The Company may issue restricted shares, stock options, restricted stock units, stock appreciation rights, deferred stock rights and dividend equivalent rights, among others, under the 2024 Stock Incentive Plan. As indicated above, an aggregate of 29,755,663 of our shares may be issued pursuant to the grant of awards under the 2024 Stock Incentive Plan.

An award may not be exercised after the termination date of the award and may be exercised following the termination of an eligible participant’s continuous service only to the extent provided by the administrator under the 2024 Stock Incentive Plan. If the administrator under the 2024 Stock Incentive Plan permits a participant to exercise an award following the termination of continuous service for a specified period, the award terminates to the extent not exercised on the last day of the specified period or the last day of the original term of the award, whichever occurs first. In the event an eligible participant’s service has been terminated for “cause”, he or she shall immediately forfeit all rights to any of the awards outstanding.

The 2024 Stock Incentive Plan will retain the best practice provisions of our existing 2023 Stock Incentive Plan that reinforce the alignment between stockholders’ interests and equity compensation arrangements. These provisions include, but are not limited to:

●	No discounted awards: the exercise price of an award must not be lower than 100% of the fair market value of the shares on the stock exchange at the time the award is granted;

●	No buyout without shareholder approval: outstanding options or non-qualified stock options (“SARs”) may not be bought out or surrendered in exchange for cash unless shareholder approval is received;

●

No repricing without shareholder approval: the Company may not, without shareholder approval, reprice an award by reducing the exercise price of a stock option or exchanging a stock option for cash, other awards or a new stock option with a reduced exercise price;

●

Minimum vesting requirements for “full-value” awards: except in the case of an award granted in substitution and cancellation of an award granted by an acquired organization and shares delivered in lieu of fully vested cash awards, any equity-based awards granted under the 2024 Stock Incentive Plan will have a vesting period of not less than one year from the date of grant; provided, however, that this minimum vesting restriction will not be applicable to equity-based awards not in excess of 5% of the number of shares available for grant under the 2024 Stock Incentive Plan. For avoidance of doubt, the foregoing restrictions do not apply to the Compensation Committee’s discretion to provide for accelerated exercisability or vesting of any award in case of death or disability. The treatment of awards in connection with a change of control are described below;

●

No accelerated vesting of outstanding unvested awards and double-trigger change of control requirements: no acceleration of any unvested awards shall occur except in the case of the death or disability of the grantee or upon a change of control. In this respect the 2024 Stock Incentive Plan requires a “double-trigger” – both a change of control and a qualifying termination of continuing services – to accelerate the vesting of awards. In connection with a change in control, time-based awards shall only be accelerated if the awards are not assumed or converted following the change in control and performance based awards shall only be accelerated: (i) to the extent of actual achievement of the performance conditions; or (ii) on a prorated basis for time elapsed in ongoing performance period(s) based on target or actual level achievement. In connection with vesting of outstanding awards following a qualifying termination after a change in control (i.e., double-trigger vesting), the same conditions set forth in the preceding sentence will apply;

●	No dividends for unvested awards: holders of any awards which have not yet vested are not entitled to receive dividends, however, dividends may be accrued and paid upon the vesting of such awards;

●

No liberal share recycling: shares issued under the 2024 Stock Incentive Plan pursuant to an award, or shares retained by or delivered to the Company to pay either the exercise price of an outstanding stock option or the withholding taxes in connection with the vesting of incentive stock awards or SARs, and shares purchased by the Company in the open market using the proceeds of option exercises, do not become available for issuance as future awards under the 2024 Stock Incentive Plan;

●

Transferability: the awards granted under the 2024 Stock Incentive Plan generally may not be sold, transferred, pledged, assigned or otherwise alienated or hypothecated, other than by will, by the laws of descent and distribution;

●	No automatic grants: the 2024 Stock Incentive Plan does not provide for automatic grants to any eligible participant; and

●

No evergreen provision: the 2024 Stock Incentive Plan does not provide for an “evergreen” feature pursuant to which the shares authorized for issuance under the 2024 Stock Incentive Plan can be automatically replenished.

The foregoing summary of the 2024 Stock Incentive Plan is not complete and is qualified in its entirety by reference to the 2024 Stock Incentive Plan; a copy of which has been included as Schedule “A” to this Proxy Statement; as filed electronically with the SEC, which is available under the Company’s filings at www.sec.gov.

Federal Income Tax Consequences

The United States federal income tax consequences to the Company and its eligible participants under the 2024 Stock Incentive Plan are complex and subject to change. The following discussion is a summary of the general rules applicable to awards granted under the 2024 Stock Incentive Plan, to an eligible participant who performs services within the United States or is a United States citizen or resident. The tax consequences may be affected by various income tax treaties. Eligible participants under the 2024 Stock Incentive Plan should consult their own tax advisors since a taxpayer’s particular situation may be such that some variation of the rules described below will apply.

The Company has been advised that, based on the current provisions of the United States Internal Revenue Code, as amended (the “Code”), the federal income tax consequences of the grant, vesting and exercise of awards under the 2024 Stock Incentive Plan and the subsequent disposition of shares of common stock acquired under the 2024 Stock Incentive Plan are as described below. The following discussion addresses only the general federal income tax consequences of awards. Eligible participants in the 2024 Stock Incentive Plan are urged to consult their own tax advisers regarding the impact of federal, state and local taxes, the federal alternative minimum tax and securities laws restrictions, given their individual situations. It is intended that the underlying benefits that are required to be treated as deferred compensation to which Code Section 409A is applicable, will comply with statute and the underlying agency guidance interpreting that section, and the tax consequences described below are based on the assumption that such Awards comply with Code Section 409A. If it is determined that such Awards are subject to Code Section 409A and do not comply with Code Section 409A, different tax consequences and penalties may result.

In the case of an exercise of a non-qualified stock option or “SAR”, the participant will recognize ordinary income in an amount equal to the difference between the option exercise price (or SAR grant price) and the fair market value of the Company’s common stock on the exercise date. Likewise, in the case of a common law employer-employee relationship, any amount recognized as ordinary income for income tax purposes will be also recognized as wages for the Federal Insurance Contributions Act (“FICA”) and the Federal Unemployment Tax Act (“FUTA”) purposes. This will require reporting and payment of Old Age Survivors and Disability Insurance (“OASDI”), assuming the FICA-OASDI taxable wage base has not been exceeded for the year of exercise, and Hospital Insurance. For awards issued to non-employees, the income from the exercise of the grant will be taxable as self-employment income and will therefore be subject to both federal and state income taxes as well as self-employment taxes to the individual.

In the case of an Incentive Stock Option (as defined in the 2024 Stock Incentive Plan), there is no ordinary income tax liability at the time of exercise. However, the excess of the fair market value of the Company’s common stock on the exercise date over the option exercise price is included in the eligible participant’s income for purposes of the alternative minimum tax. If no disposition of the Incentive Stock Option stock is made before the later of one year from the date of exercise or two years from the date the Incentive Stock Option is granted, the eligible participant will realize a long-term capital gain or loss upon a sale of the stock equal to the difference between the option exercise price and the sale price (and the Company will not be entitled to deduct any gain for federal income tax purposes). If the stock is not held for the required period, it is considered to be a “disqualifying disposition”, and ordinary income tax treatment will generally apply to the amount of any gain at sale or exercise, whichever is less, and the Company will be entitled to deduct such amount for federal income tax purposes if the amount represents an ordinary and necessary business expense. The balance of any gain or loss will be treated as capital gain or loss (long-term or short-term, depending on whether the shares have been held for more than one year), and will not result in any additional deduction by the Company. FICA and FUTA taxes will not apply to any ordinary income or capital gain from the exercise of an Incentive Stock Option, even in the case of a disqualifying disposition. Incentive Stock Options may only be issued to employees, and any options that are issued to non-employees are taxed as non-qualified stock options.

In the case of an award of restricted stock, the immediate federal income tax effect for the recipient will depend on the nature of the restrictions. Recipients of grants of restricted stock generally will be required to include as taxable ordinary income the fair market value of the restricted stock at the time it is freely transferable or no longer subject to a substantial risk of forfeiture (less the amount, if any, paid for the shares). However, an award holder who makes an 83(b) election within 30 days of the date of grant of the restricted stock will incur taxable ordinary income on the date of grant equal to the fair market value of such shares of restricted stock (determined without regard to forfeiture restrictions). With respect to the sale of shares after the forfeiture restrictions have expired, the holding period to determine whether the award recipient has long-term or short-term capital gain or loss generally begins when the restrictions expire, and the tax basis for such shares will generally be based on the fair market value of the shares on that date. However, if the award holder made an 83(b) election as described above, the holding period commences on the effective date of such election (i.e. the date of grant), and the tax basis will be equal to the fair market value of the shares on such date (determined without regard to the forfeiture restrictions on the shares). Dividends, if any, that are paid or accrued while the restricted stock is subject to a substantial risk of forfeiture will also be taxed as ordinary income. As to stock grants that are not subject to a substantial risk of forfeiture, the holder of the award must recognize ordinary income equal to the fair market value of the shares received (determined as of the date of receipt), less the amount, if any, paid for the shares. In an employee-employer relationship, the amounts the award holder includes as ordinary income from the grant of a restricted or unrestricted stock award are subject to FICA and FUTA. The Company will also be entitled to an income tax deduction equal to amounts the award holder includes in ordinary income at the time of such income inclusion.

Recipients of grants of restricted stock units, deferred stock units or dividend equivalents (collectively, “deferred awards”) will not incur any federal income tax liability at the time the awards are granted. Award holders will recognize ordinary income equal to: (i) the amount of cash received under the terms of the award or, as applicable (ii) the fair market value of the shares received (determined as of the date of receipt, or if later, when such shares are no longer subject to a substantial risk of forfeiture) under the terms of the award. Dividend equivalents received with respect to any deferred award will also be taxed as ordinary income. To the extent that an award is considered as an award of deferred compensation, it will be likely, under application of the “special timing rule”, that its present value will be treated for employment tax purposes as wages and FICA and FUTA will be assessed at the later of the date of the performance of services or the elimination of a substantial risk of forfeiture for entitlement to the benefit. The Company will be entitled to an income tax deduction for any amounts included by the award holder as ordinary income. For awards that are payable in shares, the holder’s tax basis is equal to the fair market value of the shares at the time the shares become payable. Upon the sale of the shares, appreciation (or depreciation) after the shares are paid is treated as either short-term or long-term capital gain (or loss) depending on how long the shares have been held.

Subject to the usual rules concerning reasonable compensation (including the Company’s obligation to withhold or otherwise collect certain income and payroll taxes), and subject to the limits under Section 162(m) of the Code described below, the Company will generally be allowed an income tax deduction simultaneous with, and equal to, the ordinary income recognized by the participant. The Company does not receive an income tax deduction as a result of the exercise of an incentive stock option, provided that the incentive stock option stock is held for the required period as described above.

The Company may not deduct compensation of more than $1,000,000 that is paid in a taxable year to certain “covered employees” as defined in Section 162(m) of the Code (which includes the CEO and our three other most highly-compensated named executive officers, as well as any other individual who was a covered employee in any prior tax year). Therefore, compensation paid to a covered employee in excess of $1,000,000 generally will not be deductible.

Special rules may apply to individuals subject to Section 16 of the Exchange Act. In particular, shares received through exercise or payout of a non-qualified option, an Incentive Stock Option (for purposes of the alternative minimum tax only), a SAR or a restricted stock unit, and any shares of restricted stock that vest, may be treated as restricted property for purposes of Section 83 of the Code if the recipient has had a non-exempt acquisition of shares of Company stock within the six months prior to the exercise, payout or vesting. Accordingly, the amount of any ordinary income recognized and the amount of our income tax deduction will be determined as of the end of that period (unless a special election is made by the recipient pursuant to Section 83(b) of the Code to recognize income as of the date the shares are received).

Depending on the terms of an individual’s award agreement, upon a change in control of the Company, restrictions on an individual’s award may lapse, or the award may mature on an accelerated schedule. If this type of benefit, or other benefits and payments connected with an award that result from a change in control of the Company, are granted to certain individuals (such as the Company’s executive officers), the benefits and payments may be deemed to be “parachute payments” within the meaning of Section 280G of the Code. Section 280G provides that if parachute payments to an individual equal or exceed three times the individual’s “base amount,” the excess of the parachute payments over one times the base amount will be subject to a 20% excise tax payable by the individual. “Base amount” is the individual’s average annual compensation over the five taxable years preceding the taxable year in which the change in control occurs. Each participant should consult his or her own tax advisor regarding potential tax liability upon a change in control of the Company.

Information regarding plans not subject to Security Holder Action

As of July 31, 2023, we had one equity compensation plan, our 2023 Stock Incentive Plan. We are seeking shareholder approval of the 2024 Stock Incentive Plan as described above. The table set forth below presents information relating to our existing equity compensation plan as of July 31, 2023.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (1) (a)	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights (2) (b)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (excluding column (a))
Equity Compensation Plans Approved by Security Holders (2023 Stock Incentive Plan) (3)	10,592,988	$1.92	16,665,252
Equity Compensation Plans Not Approved by Security Holders	Nil	N/A	Nil
Total	10,592,988	$1.92	16,665,252

Notes:

(1)

This figure represents: (i) 8,326,983 outstanding stock options having a weighted average exercise price of $1.92 and a weighted average remaining term of 7.43 years; (ii) 979,500 shares of our common stock underlying RSUs; and (iii) 1,286,505 shares of our common stock underlying PRSUs. Shares of our common stock underlying PRSUs are included assuming maximum payout, but may be paid out at lesser amounts, or not at all, depending on the achievement of performance criteria.

(2)	This price applies only to the stock options included in column (a) and is not applicable to the RSUs or PRSUs included in column (a).
(3)

Under our 2023 Stock Incentive Plan, stock-based awards are granted from a pool of available shares, with: (i) every share issuable pursuant to the exercise of a stock option or SAR counting as one share of our common stock; and (ii) every share underlying restricted stock, a RSU, a PRSU or other right or benefit under our 2023 Stock Incentive Plan counting as two shares of our common stock.

Current Awards Outstanding

The table set forth below presents information relating to our existing equity compensation plan as of May 24, 2024.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (1) (a)	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights (2) (b)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (excluding column (a))
Equity Compensation Plans Approved by Security Holders (2023 Stock Incentive Plan) (3)	6,970,941	$2.41	16,784,722
Equity Compensation Plans Not Approved by Security Holders	Nil	N/A	Nil
Total	6,970,941	$2.41	16,784,722

Notes:

(1)

This figure represents: (i) 4,692,171 outstanding stock options having a weighted average exercise price of $2.41 and a weighted average remaining term of 7.27 years; (ii) 992,265 shares of our common stock underlying RSUs; and (iii) 1,286,505 shares of our common stock underlying PRSUs. Shares of common stock underlying PRSUs are included assuming maximum payout, but may be paid out at lesser amounts, or not at all, depending on the achievement of performance criteria.

(2)	This price applies only to the stock options included in column (a) and is not applicable to the RSUs or PRSUs included in column (a).
(3)

Under our 2023 Stock Incentive Plan stock-based awards are granted from a pool of available shares, with: (i) every share issuable pursuant to the exercise of a stock option or SAR counting as one share of our common stock; and (ii) every share underlying restricted stock, a RSU, a PRSU or other right or benefit under our 2023 Stock Incentive Plan counting as two shares of our common stock.

The Company had 408,623,351 shares of common stock outstanding as of May 24, 2024.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THIS PROPOSAL TO APPROVE THE 2024 STOCK INCENTIVE PLAN.

PROPOSAL NUMBER FOUR:

NON-BINDING VOTE TO APPROVE EXECUTIVE COMPENSATION

In accordance with the requirements of Section 14A of the Exchange Act (which was added by the Dodd-Frank Wall Street Reform and Consumer Protection Act) and the related rules of the SEC, we are providing the Company’s stockholders with the opportunity to vote on a non-binding advisory resolution to approve the compensation of the Company’s Named Executive Officers as described in this Proxy Statement in accordance with the SEC’s compensation disclosure rules. This proposal, commonly known as a “say-on-pay” proposal, gives our stockholders the opportunity to express their views on our Named Executive Officers’ compensation as a whole. This vote is not intended to address any specific item of compensation or any specific Named Executive Officer, but rather the overall compensation of all of our Named Executive Officers and the philosophy, policies and practices described in this Proxy Statement.

In consideration of the Fiscal 2022 advisory vote by our stockholders on the frequency of “say-on-pay” votes, our Board of Directors has determined to hold such votes on an annual basis until the next vote on the frequency of say-on-pay votes. Accordingly, the next say-on-pay votes will be held at the Company’s annual meeting of stockholders to be held in 2025.

The say-on-pay vote is advisory and, therefore, not binding on the Company, the Compensation Committee or our Board of Directors. The say-on-pay vote will, however, provide information to us regarding investor sentiment about our executive compensation philosophy, policies and practices, which the Compensation Committee will be able to consider when determining executive compensation for the remainder of the current fiscal year and beyond. Our Board of Directors and our Compensation Committee value the opinions of our stockholders and to the extent there is any significant vote against the Named Executive Officer compensation as disclosed in this Proxy Statement, we may communicate directly with stockholders to better understand the concerns that influenced the vote, but in all events we will consider our stockholders’ concerns and will share them with the Compensation Committee which will evaluate whether any actions are necessary to address those concerns.

The key points of our 2023 executive compensation program are set forth in the “Executive Compensation” section of this Proxy Statement.

We believe that the information provided above and within the Executive Compensation section of this Proxy Statement demonstrates that our executive compensation program was designed appropriately and is working to ensure management’s interests are aligned with our stockholders’ interests to support long-term value creation. Accordingly, the Company is asking our stockholders to indicate their support for our Named Executive Officer compensation as described in this Proxy Statement by voting “FOR” the following resolution at the Annual Meeting:

“RESOLVED, that the Company’s stockholders hereby approve, on an advisory basis, the compensation of the Named Executive Officers as disclosed in the Company’s Proxy Statement for the 2024 Annual Meeting of Stockholders.”

Adoption of this resolution will require the affirmative vote of a majority of the shares present or represented by proxy at the Annual Meeting and entitled to vote on the matter. Abstentions will have the same effect as votes against this proposal. Brokers and other nominee holders do not have discretion to vote uninstructed shares with respect to this proposal. Accordingly, if brokers or other nominee holders do not receive voting instructions from beneficial owners of the shares, they will not be able to vote the shares and broker non-votes may occur with respect to this proposal. However, broker non-votes will not affect the outcome of the voting on this proposal because it requires the affirmative vote of a majority of the shares present or represented by proxy at the Annual Meeting (as opposed to a majority of the shares outstanding).

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE APPROVAL, ON A NON-BINDING ADVISORY BASIS, OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS.

FUTURE STOCKHOLDER PROPOSALS

Stockholders who intend to submit a proposal for the annual meeting of stockholders to be held in 2025 and desire that such proposal be included in the proxy materials for such meeting must follow the procedures prescribed by Rule 14a-8 under the Exchange Act. To be eligible for inclusion in the proxy materials, stockholder proposals must be received at either of the Company’s principal offices by the Secretary of the Company no later than February 4, 2025. Upon receipt of such a proposal, the Company will determine whether or not to include the proposal in such proxy statement and form of proxy in accordance with applicable law.

A stockholder that wishes to present a proposal at the next annual meeting of stockholders to be held in 2025 must submit such proposal to the Company on or before April 25, 2025, or management will have discretionary authority to vote proxies received for such meeting with respect to any such proposal.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the informational requirements of the Exchange Act. We file reports, proxy statements and other information with the SEC. You may read and copy these reports, proxy statements and other information at the SEC’s Public Reference Section, located at One Station Place, 100 F Street, NE, Washington, DC, U.S.A., 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an internet website, located at www.sec.gov, that contains reports, proxy statements and other information regarding the Company.

By Order of the Board of Directors of Uranium Energy Corp.

/s/ Amir Adnani

Amir Adnani
President, Chief Executive Officer and a director

Dated:   May 28, 2024.

Schedule “A”

2024 Stock Incentive Plan

The Company’s 2024 Stock Incentive Plan is attached hereto.

2024 STOCK INCENTIVE PLAN

For:

URANIUM ENERGY CORP.

Dated May 24, 2024

URANIUM ENERGY CORP.

2024 STOCK INCENTIVE PLAN

1.	PURPOSE

1.1                     The purpose of this Stock Incentive Plan (the “Plan”) is to advance the interests of Uranium Energy Corp. (the “Company”) by encouraging Eligible Participants (as herein defined) to acquire shares of the Company, thereby increasing their proprietary interest in the Company, encouraging them to remain associated with the Company and furnish them with additional incentive in their efforts on behalf of the Company in the conduct of their affairs.

1.2                        This Plan is specifically designed for Eligible Participants of the Company who are residents of the United States and/or subject to taxation in the United States, although Awards (as herein defined) under this Plan may be issued to other Eligible Participants.

1.3                        This Plan supersedes, replaces and is in substitution for the Company’s “2023 Stock Incentive Plan”, dated as originally ratified by the Board of Directors of the Company on May 26, 2023, as was ratified by the shareholders of the Company at the Company’s annual general meeting held on July 20, 2023. Any securities issued under the 2023 Stock Incentive Plan that are outstanding as of the date hereof are covered by this Plan. The maximum aggregate number of shares of the Company which may be issued pursuant to all awards under this Plan is set forth in Section 3.1(a) hereof.

2.	DEFINITIONS

2.1	As used herein, the following definitions shall apply:

(a)	“Administrator” means the Committee or otherwise the Board;

(b)	“Affiliate” and “Associate” have the meanings ascribed to such terms in Rule 12b-2 promulgated under the Exchange Act;

(c)

“Applicable Laws” means the legal requirements relating to the administration of stock incentive plans, if any, under applicable provisions of federal securities laws, state corporate laws, state or provincial securities laws, the Code, the rules of any applicable stock exchange or national market system, and the rules of any foreign jurisdiction applicable to Awards granted to residents therein;

(d)	“Award” means the grant of an Option, SAR, Restricted Stock, unrestricted Shares, Restricted Stock Unit, Deferred Stock Unit or other right or benefit under this Plan;

(e)	“Award Agreement” means the written agreement evidencing the grant of an Award executed by the Company and the Grantee, including any amendments thereto;

(f)	“Board” means the Board of Directors of the Company;

(g)

“Cause” means, with respect to the termination by the Company or a Related Entity of the Grantee’s Continuous Service, that such termination is for “Cause” as such term is expressly defined in a then-effective written agreement between the Grantee and the Company or such Related Entity, or in the absence of such then-effective written agreement and definition, is based on, in the determination of the Administrator, the Grantee’s:

(i)	refusal or failure to act in accordance with any specific, lawful direction or order of the Company or a Related Entity;

(ii)	unfitness or unavailability for service or unsatisfactory performance (other than as a result of Disability);

(iii)	performance of any act or failure to perform any act in bad faith and to the detriment of the Company or a Related Entity;

(iv)	dishonesty, intentional misconduct or material breach of any agreement with the Company or a Related Entity; or

(v)	commission of a crime involving dishonesty, breach of trust, or physical or emotional harm to any person;

(h)	“Change of Control” means, except as provided below, a change in ownership or control of the Company effected through any of the following transactions:

(i)

the direct or indirect acquisition by any person or related group of persons (other than an acquisition from or by the Company or by a Company-sponsored employee benefit plan or by a person that directly or indirectly controls, is controlled by, or is under common control with, the Company) of beneficial ownership (within the meaning of Rule 13d-3 of the Exchange Act) of securities possessing more than 50% of the total combined voting power of the Company’s outstanding securities pursuant to a tender or exchange offer made directly to the Company’s shareholders which a majority of the Continuing Directors who are not Affiliates or Associates of the offeror do not recommend such shareholders accept;

(ii)

a change in the composition of the Board over a period of 36 months or less such that a majority of the Board members (rounded up to the next whole number) ceases, by reason of one or more contested elections for Board membership, to be comprised of individuals who are Continuing Directors;

(iii)	the sale or exchange by the Company (in one or a series of transactions) of all or substantially all of its assets to any other person or entity; or

(iv)	approval by the shareholders of the Company of a plan to dissolve and liquidate the Company.

Notwithstanding the foregoing, the following transactions shall not constitute a Change of Control:

(i)	the closing of any public offering of the Company’s securities pursuant to an effective registration statement filed under the United States Securities Act of 1933, as amended;

(ii)	the closing of a public offering of the Company’s securities through the facilities of any stock exchange; or

(iii)

with respect to an Award that is subject to Section 409A of the Code, and payment or settlement of such Award is to be accelerated in connection with an event that would otherwise constitute a Change of Control, no event set forth previously in this definition shall constitute a Change of Control for purposes of this Plan or any Award Agreement unless such event also constitutes a “change in the ownership”, a “change in the effective control” or a “change in the ownership of a substantial portion of the assets of the corporation” as defined under Section 409A of the Code and Treasury guidance formulated thereunder, which guidance currently provides that:

(A)

a change in ownership of a corporation shall be deemed to have occurred if any one person or more than one person acting as a group acquires stock of a corporation that constitutes more than 50% of the total Fair Market Value or total voting power of the stock of the corporation. Stock acquired by any person or group of people who already own more than 50% of such total Fair Market Value or total voting power of stock shall not trigger a change in ownership;

(B)	a change in the effective control of a corporation generally shall be deemed to have occurred if within a 12-month period either:

(I)	any one person or more than one person acting as a group acquires ownership of stock possessing 35% or more of the total voting power of the stock of the corporation; or

(II)

a majority of the members of the corporation’s board of directors is replaced by directors whose appointment or election is not endorsed by a majority of the members of the corporation’s board of directors prior to the date of the appointment or election; and

(C)

a change in the ownership of a substantial portion of the corporation’s assets generally is deemed to occur if within a 12-month period any person, or more than one person acting as a group, acquires assets from the corporation that have a total gross fair market value at least equal to 40% of the total gross fair market value of all the corporation’s assets immediately prior to such acquisition. The gross fair market value of assets is determined without regard to any liabilities;

(i)	“Code” means the United States Internal Revenue Code of 1986, as amended;

(j)	“Committee” means the Compensation Committee or any other committee appointed by the Board to administer this Plan in accordance with the provisions of this Plan; provided, however, that:

(i)	the Committee shall consist of two or more members of the Board;

(ii)	the directors appointed to serve on the Committee shall be “non-employee directors” (within the meaning of Rule 16b-3 promulgated under the Exchange Act) to the extent that Rule 16b-3 is applicable;

(iii)

the mere fact that a Committee member shall fail to qualify under the foregoing requirements set forth in Section 2.1(j)(ii) shall not invalidate any Award made by the Committee which Award is otherwise validly made under the Plan; and

(iv)	members of the Committee may be appointed from time to time by, and shall serve at the pleasure of, the Board;

(k)	“Common Stock” means the common stock of the Company;

(l)	“Company” means Uranium Energy Corp., a Nevada corporation;

(m)	“Consultant” means any person (other than an Employee) who is engaged by the Company or any Related Entity to render consulting or advisory services to the Company or such Related Entity;

(n)

“Continuing Directors” means members of the Board who either (i) have been Board members continuously for a period of at least 36 months, or (ii) have been Board members for less than 36 months and were appointed or nominated for election as Board members by at least a majority of the Board members described in clause (i) who were still in office at the time such appointment or nomination was approved by the Board;

(o)

“Continuous Service” means that the provision of services to the Company or a Related Entity in any capacity of Employee, Director or Consultant that is not interrupted or terminated. Continuous Service shall not be considered interrupted in the case of (i) any approved leave of absence, (ii) transfers between locations of the Company or among the Company, any Related Entity, or any successor, in any capacity of Employee, Director or Consultant, or (iii) any change in status as long as the individual remains in the service of the Company or a Related Entity in any capacity of Employee, Director or Consultant (except as otherwise provided in the Award Agreement). An approved leave of absence shall include sick leave, maternity or paternity leave, military leave, or any other authorized personal leave. For purposes of Incentive Stock Options, no such leave may exceed 90 calendar days, unless reemployment upon expiration of such leave is guaranteed by statute or contract;

(p)	“Corporate Transaction” means any of the following transactions:

(i)	a merger or consolidation in which the Company is not the surviving entity, except for a transaction the principal purpose of which is to change the jurisdiction in which the Company is organized;

(ii)

the sale, transfer or other disposition of all or substantially all of the assets of the Company (including the capital stock of the Company’s subsidiary corporations) in connection with the complete liquidation or dissolution of the Company; or

(iii)

any reverse merger in which the Company is the surviving entity but in which securities possessing more than 50% of the total combined voting power of the Company’s outstanding securities are transferred to a person or persons different from those who held such securities immediately prior to such merger;

(q)	“Deferred Stock Units” means Awards that are granted to Directors and are subject to the additional provisions set out in Subpart A which is attached hereto and which forms a material part hereof;

(r)	“Director” means a member of the Board or the board of directors of any Related Entity;

(s)

“Disability” or “Disabled” means that a Grantee is unable to carry out the responsibilities and functions of the position held by the Grantee by reason of any medically determinable physical or mental impairment. A Grantee shall not be considered to have incurred a Disability unless he or she furnishes proof of such impairment sufficient to satisfy the Administrator in its discretion. Notwithstanding the above, (i) with respect to an Incentive Stock Option, Disability or Disabled shall mean permanent and total disability as defined in Section 22(e)(3) of the Code and (ii) to the extent an Option is subject to Section 409A of the Code, and payment or settlement of the Option is to be accelerated solely as a result of the Eligible Participant’s Disability, Disability shall have the meaning ascribed thereto under Section 409A of the Code and the Treasury guidance promulgated thereunder;

(t)

“Disinterested Shareholder Approval” means approval by a majority of the votes cast by all the Company’s shareholders at a duly constituted shareholders’ meeting, excluding votes attached to shares beneficially owned by Insiders;

(u)	“Eligible Participant” means any person who is an Officer, a Director, an Employee or a Consultant, including individuals who are foreign nationals or are employed or reside outside the United States;

(v)	“Employee” means any person who is a full-time or part-time employee of the Company or any Related Entity;

(w)	“Exchange Act” means the United States Securities Exchange Act of 1934, as amended;

(x)

“Fair Market Value” means, as of any date, the value of a Share determined in good faith by the Administrator. By way of illustration, but not limitation, for the purpose of this definition, good faith shall be met if the Administrator employs the following methods:

(i)

Listed Stock. If the Common Stock is traded on any established stock exchange or quoted on a national market system, Fair Market Value shall be the closing sales price for the Common Stock as quoted on that stock exchange or system for the date the value is to be determined (the “Value Date”) as reported in The Wall Street Journal or a similar publication. If no sales are reported as having occurred on the Value Date, Fair Market Value shall be that closing sales price for the last preceding trading day on which sales of Common Stock are reported as having occurred. If no sales are reported as having occurred during the five trading days before the Value Date, Fair Market Value shall be the closing bid for Common Stock on the Value Date. If the Common Stock is listed on multiple exchanges or systems, Fair Market Value shall be based on sales or bids on the primary exchange or system on which Common Stock is traded or quoted. If the rules of any applicable stock exchange or system require a different method of calculating Fair Market Value, then such method as required by those rules shall be used;

(ii)

Stock Quoted by Securities Dealer. If Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported on any established stock exchange or quoted on a national market system, Fair Market Value shall be the mean between the high bid and low asked prices on the Value Date. If no prices are quoted for the Value Date, Fair Market Value shall be the mean between the high bid and low asked prices on the last preceding trading day on which any bid and asked prices were quoted;

(iii)

No Established Market. If Common Stock is not traded on any established stock exchange or quoted on a national market system and is not quoted by a recognized securities dealer, the Administrator will determine Fair Market Value in good faith. The Administrator will consider the following factors, and any others it considers significant, in determining Fair Market Value: (A) the price at which other securities of the Company have been issued to purchasers other than Employees, Directors, or Consultants; (B) the Company’s net worth, prospective earning power, dividend-paying capacity, and non-operating assets, if any; and (C) any other relevant factors, including the economic outlook for the Company and the Company’s industry, the Company’s position in that industry, the Company’s goodwill and other intellectual property, and the values of securities of other businesses in the same industry;

(iv)	Additional Valuation. For publicly traded companies, any valuation method permitted under Section 20.2031-2 of the Estate Tax Regulations; or

(v)

Non-Publicly Traded Stock. For non-publicly traded stock, the Fair Market Value of the Common Stock at the Grant Date based on an average of the Fair Market Values as of such date set forth in the opinions of completely independent and well-qualified experts (the Eligible Participant’s status as a majority or minority shareholder may be taken into consideration).

Regardless of whether the Common Stock offered under the Award is publicly traded, a good faith attempt under this definition shall not be met unless the Fair Market Value of the Common Stock on the Grant Date is determined with regard to nonlapse restrictions (as defined in Section 1.83-3(h) of the Treasury Regulations) and without regard to lapse restrictions (as defined in Section 1.83-3(i) of the Treasury Regulations);

(y)	“Grantee” means an Eligible Participant who receives an Award pursuant to an Award Agreement;

(z)

“Grant Date” means the date the Administrator approves that grant of an Award. However, if the Administrator specifies that an Award’s Grant Date is a future date or the date on which a condition is satisfied, the Grant Date for such Award is that future date or the date that the condition is satisfied;

(aa)	“Incentive Stock Option” means an Option within the meaning of Section 422 of the Code;

(bb)	“Insider” means:

(i)	a Director or Senior Officer of the Company;

(ii)	a Director or Senior Officer of a person that is itself an Insider or Subsidiary of the Company;

(iii)	a person that has

(A)	direct or indirect beneficial ownership of,

(B)	control or direction over, or

(C)	a combination of direct or indirect beneficial ownership of and control or direction over,

securities of the Company carrying more than 10% of the voting rights attached to all the Company’s outstanding voting securities, excluding, for the purpose of the calculation of the percentage held, any securities held by the person as underwriter in the course of a distribution; or

(iv)	the Company itself, if it has purchased, redeemed or otherwise acquired any securities of its own issue, for so long as it continues to hold those securities;

(cc)	“Named Executive Officer” means, if applicable, an Eligible Participant who, as of the date of vesting and/or payout of an Award, is one of the group of Covered Employees as defined;

(dd)	“Non-Qualified Stock Option” means an Option which is not an Incentive Stock Option;

(ee)

“Officer” means a person who is an officer, including a Senior Officer, of the Company or a Related Entity within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder;

(ff)	“Option” means an option to purchase Shares pursuant to an Award Agreement granted under the Plan;

(gg)	“Parent” means a “parent corporation”, whether now or hereafter existing, as defined in Section 424(e) of the Code;

(hh)	“Plan” means this 2024 Stock Incentive Plan as amended from time to time;

(ii)

“Related Entity” means any Parent or Subsidiary, and includes any business, corporation, partnership, limited liability company or other entity in which the Company, a Parent or a Subsidiary holds a greater than 50% ownership interest, directly or indirectly;

(jj)

“Related Entity Disposition” means the sale, distribution or other disposition by the Company of all or substantially all of the Company’s interests in any Related Entity effected by a sale, merger or consolidation or other transaction involving that Related Entity or the sale of all or substantially all of the assets of that Related Entity;

(kk)

“Restricted Stock” means Shares issued under the Plan to the Grantee for such consideration, if any, and subject to such restrictions on transfer, rights of first refusal, repurchase provisions, forfeiture provisions, and other terms and conditions as, established by the Administrator and specified in the related Award Agreement;

(ll)

“Restricted Stock Unit” means a notional account established pursuant to an Award granted to a Grantee, as described in this Plan, that is (i) valued solely by reference to Shares, (ii) subject to restrictions specified in the Award Agreement, and (iii) payable only in Shares;

(mm)

“Restriction Period” means the period during which the transfer of Shares of Restricted Stock is limited in some way (based on the passage of time, the achievement of performance objectives, or the occurrence of other events as determined by the Administrator, in its sole discretion) or the Restricted Stock is not vested;

(nn)	“SAR” means a stock appreciation right entitling the Grantee to Shares or cash compensation, as established by the Administrator, measured by appreciation in the value of Common Stock;

(oo)	“SEC” means the United States Securities and Exchange Commission;

(pp)	“Senior Officer” means:

(i)

the chair or vice chair of the Board, the president, the chief executive officer, the chief financial officer, a vice-president, the secretary, the treasurer or the general manager of the Company or a Related Entity;

(ii)	any individual who performs functions for a person similar to those normally performed by an individual occupying any office specified in Section 2.1(pp)(i) above; and

(iii)

the five highest paid employees of the Company or a Related Entity, including any individual referred to in Section 2.1(pp)(i) or 2.1(pp)(ii) and excluding a commissioned salesperson who does not act in a managerial capacity;

(qq)	“Share” means a share of the Common Stock; and

(rr)	“Subsidiary” means a “subsidiary corporation”, whether now or hereafter existing, as defined in Section 424(f) of the Code.

3.	STOCK SUBJECT TO THE PLAN

Number of Shares Available

3.1	(a)

Subject to the provisions of Section 18, the maximum aggregate number of Shares which may be issued pursuant to all Awards (including Incentive Stock Options) under this Plan is 29,755,663 (the “Maximum Number”). The Maximum Number consists of (i) 6,970,941 Shares issuable pursuant to Awards previously granted and, if applicable, outstanding under the Company’s 2023 Stock Incentive Plan as of the date of this Plan as first written above, which Awards are covered by this Plan, (ii) 16,784,722 Shares remaining available for issuance under the 2023 Stock Incentive Plan as of the date of this Plan as first written above and (iii) 6,000,000 additional Shares that may be issued pursuant to Awards to be granted under this Plan. Refer to Section 29 for Reservation of Shares. For the purposes of calculating the Maximum Number of Shares that may be issued pursuant to all Awards: (i) every one (1) Share issuable pursuant to the exercise of an Option or SAR shall count as one (1) Share; and (ii) every one (1) Share underlying Restricted Stock, an unrestricted Share, Restricted Stock Unit, Deferred Stock Unit or other right or benefit under this Plan shall count as two (2) Shares. Shares reacquired by the Company in the open market using cash proceeds from the exercise of Options will not be available for Awards under the Plan.

(b)

Shares that have been issued under the Plan pursuant to an Award shall not be returned to the Plan and shall not become available for future issuance under the Plan, except that Shares covered by an Award (or portion of an Award) which is forfeited, cancelled, expired or settled in cash (which cash settlement is only available with respect to Shares or in-the-money Options or SARs) shall be deemed not to have been issued for the purposes of determining the Maximum Number of Shares which may be issued under the Plan. For the avoidance of doubt: (i) the Company shall not return to the Plan any Shares tendered for the exercise of any Award under the Plan; (ii) Shares withheld to satisfy a Grantee’s tax withholding obligations shall be deemed to have been issued under the Plan for the purposes of determining the Maximum Number of Shares; (iii) the gross (not net) number of Shares that are issued pursuant to the exercise of an Award shall be deemed to have been issued under the Plan for the purposes of determining the Maximum Number of Shares; and (iv) if any stock-settled SARs are exercised, the aggregate number of Shares subject to such SARs shall be deemed issued under the Plan for the purposes of determining the Maximum Number of Shares.

(c)

However, in the event that prior to the Award’s cancellation, termination, expiration, forfeiture or lapse, the holder of the Award at any time received one or more elements of beneficial ownership pursuant to such Award (as defined by the SEC, pursuant to any rule or interpretations promulgated under Section 16 of the Exchange Act), the Shares subject to such Award shall not again be made available for regrant under the Plan.

Shares to Insiders

3.2                       Subject to Sections 15.1(b) and 15.1(c), no Insider of the Company is eligible to receive an Award where:

(a)	the Insider is not a Director or Senior Officer of the Company;

(b)	any Award, together with all of the Company’s other previously established or proposed Awards under the Plan could result at any time in:

(i)	the number of Shares reserved for issuance pursuant to Options granted to Insiders exceeding 50% of the outstanding issue of Common Stock; or

(ii)	the issuance to Insiders pursuant to the exercise of Options, within a one year period of a number of Shares exceeding 50% of the outstanding issue of the Common Stock;

provided, however, that this restriction on the eligibility of Insiders to receive an Award shall cease to apply if it is no longer required under any Applicable Laws.

4.	ADMINISTRATION

Authority of Plan Administrator

4.1                        Authority to control and manage the operation and administration of this Plan shall be vested in the Administrator.

Powers of the Administrator

4.2                       Subject to Applicable Laws and the provisions of the Plan or subplans hereof (including any other powers given to the Administrator hereunder), and except as otherwise provided by the Board, the Administrator shall have the exclusive power and authority, in its discretion:

(a)	to construe and interpret this Plan and any agreements defining the rights and obligations of the Company and Grantees under this Plan;

(b)	to select the Eligible Participants to whom Awards may be granted from time to time hereunder;

(c)	to determine whether and to what extent Awards are granted hereunder;

(d)	to determine the number of Shares or the amount of other consideration to be covered by each Award granted hereunder;

(e)	to approve forms of Award Agreements for use under the Plan, which need not be identical for each Grantee;

(f)

to determine the terms and conditions of any Award granted under the Plan, including, but not limited to, the exercise price, grant price or purchase price based on the Fair Market Value of the same, any restrictions or limitations on the Award, any schedule for lapse of forfeiture restrictions or restrictions on the exercisability of the Award, based in each case on such considerations as the Committee in its sole discretion determines that is not inconsistent with any rule or regulation under any tax or securities laws or includes an alternative right that does not disqualify an Incentive Stock Option under applicable regulations;

(g)

to amend the terms of any outstanding Award granted under the Plan (other than the exercise price or acceleration of outstanding Awards), provided that any amendment that would adversely affect the Grantee’s rights under an existing Award shall not be made without the Grantee’s consent unless as a result of a change in Applicable Law;

(h)	to suspend the right of a holder to exercise all or part of an Award for any reason that the Administrator considers in the best interest of the Company;

(i)

to, subject to regulatory approval, amend or suspend the Plan, or revoke or alter any action taken in connection therewith, except that no general amendment or suspension of the Plan, shall, without the written consent of all Grantees, alter or impair any Award granted under the Plan unless as a result of a change in the Applicable Law;

(j)

to establish additional terms, conditions, rules or procedures to accommodate the rules or laws of applicable foreign jurisdictions and to afford Grantees favorable treatment under such laws; provided, however, that no Award shall be granted under any such additional terms, conditions, rules or procedures with terms or conditions which are inconsistent with the provisions of the Plan;

(k)	to further define the terms used in this Plan;

(l)	to correct any defect or supply any omission or reconcile any inconsistency in this Plan or in any Award Agreement;

(m)	to provide for rights of refusal and/or repurchase rights;

(n)

to amend outstanding Award Agreements (other than the exercise price or acceleration of outstanding Awards) to provide for, among other things, any change or modification which the Administrator could have provided for upon the grant of an Award or in furtherance of the powers provided for herein that does not disqualify an Incentive Stock Option under applicable regulations unless the Grantee so consents;

(o)	to prescribe, amend and rescind rules and regulations relating to the administration of this Plan; and

(p)	to take such other action, not inconsistent with the terms of the Plan, as the Administrator deems appropriate.

Except in connection with a corporate transaction involving the Company (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination or exchange of shares), (i) the terms of outstanding Awards may not be amended to reduce the exercise price or provide for the acceleration of outstanding Options or SARs, and (ii) outstanding Options or SARs may not be cancelled, exchanged, bought out or surrendered in exchange for cash, other awards or Options or SARs with an exercise price that is less than the exercise price of the original Options or SARs, in each of cases (i) or (ii) without stockholder approval.

Effect of Administrator’s Decision

4.3                        All decisions, determinations and interpretations of the Administrator shall be conclusive and binding on all persons. The Administrator shall not be liable for any decision, action or omission respecting this Plan, or any Awards granted or Shares sold under this Plan. In the event an Award is granted in a manner inconsistent with the provisions of this Section 4, such Award shall be presumptively valid as of its grant date to the extent permitted by the Applicable Laws.

Action by Committee

4.4                         Except as otherwise provided by committee charter or other similar corporate governance documents, for the purposes of administering the Plan, the following rules of procedure shall govern the Committee. A majority of the Committee shall constitute a quorum. The acts of a majority of the members present at any meeting at which a quorum is present, and acts approved unanimously in writing by the members of the Committee in lieu of a meeting, shall be deemed the acts of the Committee. Each member of the Committee is entitled to, in good faith, rely or act upon any report or other information furnished to that member by any officer or other employee of the Company or any Parent or Affiliate, the Company’s independent certified public accountants, or any executive compensation consultant or other professional retained by the Company to assist in the administration of the Plan.

Limitation on Liability

4.5                     To the extent permitted by applicable law in effect from time to time, no member of the Administrator shall be liable for any action or omission of any other member of the Administrator nor for any act or omission on the member’s own part, excepting only the member’s own wilful misconduct or gross negligence, arising out of or related to this Plan. The Company shall pay expenses incurred by, and satisfy a judgment or fine rendered or levied against, a present or former member of the Administrator in any action against such person (whether or not the Company is joined as a party defendant) to impose liability or a penalty on such person for an act alleged to have been committed by such person while a member of the Administrator arising with respect to this Plan or administration thereof or out of membership on the Administrator or by the Company, or all or any combination of the preceding, provided, the member was acting in good faith, within what such member reasonably believed to have been within the scope of his or her employment or authority and for a purpose which he or she reasonably believed to be in the best interests of the Company or its stockholders. Payments authorized hereunder include amounts paid and expenses incurred in settling any such action or threatened action. The provisions of this Section 4.5 shall apply to the estate, executor, administrator, heirs, legatees or devisees of a member of the Administrator, and the term “person” as used on this Section 4.5 shall include the estate, executor, administrator, heirs, legatees, or devisees of such person.

5.	ELIGIBILITY

Except as otherwise provided, all types of Awards may be granted to Eligible Participants. An Eligible Participant who has been granted an Award may be, if he or she continues to be eligible, granted additional Awards.

6.	AWARDS

Type of Awards

6.1                         The Administrator is authorized to award any type of arrangement to an Eligible Participant that is not inconsistent with the provisions of the Plan and that by its terms involves or might involve the issuance of:

(a)	Shares, including unrestricted Shares;

(b)	Options;

(c)

SARs or similar rights with a fixed price at no less than a grant date Fair Market Value of the Shares and with an exercise or conversion privilege related to the passage of time, the occurrence of one or more events, or the satisfaction of performance criteria or other conditions;

(d)	any other security with the value derived from the value of the Shares, such as Restricted Stock and Restricted Stock Units;

(e)	Deferred Stock Units;

(f)	Dividend Equivalent Rights, as defined in Section 13; or

(g)	any combination of the foregoing.

Designation of Award

6.2                         Each type of Award shall be designated in the Award Agreement. In the case of an Option, the Option shall be designated as either an Incentive Stock Option or a Non-Qualified Stock Option. Refer to Section 7.3(a) regarding exceeding the Incentive Stock Option threshold.

7.	GRANT OF OPTIONS; TERMS AND CONDITIONS OF GRANT

Grant of Options

7.1	(a)

One or more Options may be granted to any Eligible Participant. Subject to the express provisions of this Plan, the Administrator shall determine from the Eligible Participants those individuals to whom Options under this Plan may be granted. The Shares underlying a grant of an Option may be in the form of Restricted Stock or unrestricted Stock.

(b)

Further, subject to the express provisions of this Plan, the Administrator shall specify the Grant Date, the number of Shares covered by the Option, the exercise price and the terms and conditions for exercise of the Options. As soon as practicable after the Grant Date, the Company shall provide the Grantee with a written Award Agreement in the form approved by the Administrator, which sets out the Grant Date, the number of Shares covered by the Option, the exercise price and the terms and conditions for exercise of the Option.

(c)	The Administrator may, in its absolute discretion, grant Options under this Plan at any time and from time to time before the expiration of this Plan.

General Terms and Conditions

7.2                        Except as otherwise provided herein, the Options shall be subject to the following terms and conditions and such other terms and conditions not inconsistent with this Plan as the Administrator may impose:

(a)

Exercise of Option. The Administrator may determine in its discretion whether any Option shall be subject to vesting and the terms and conditions of any such vesting. The Award Agreement shall contain any such vesting schedule;

(b)

Option Term. Each Option and all rights or obligations thereunder shall expire on such date as shall be determined by the Administrator, but not later than ten years after the Grant Date (five years in the case of an Incentive Stock Option when the Optionee beneficially owns more than 10% of the total combined voting power of all classes of stock of the Company or any Parent or Subsidiary (a “Ten Percent Stockholder”), as determined with reference to Rule 13d-3 of the Exchange Act), and shall be subject to earlier termination as hereinafter provided;

(c)

Exercise Price. The exercise price of any Option shall be determined by the Administrator when the Option is granted, at such exercise price as may be determined by the Administrator in the Administrator’s sole and absolute discretion; provided, however, that the exercise price may not be less than 100% of the Fair Market Value of the Shares on the Grant Date with respect to any Options which are granted and, provided further, that the exercise price of any Incentive Stock Option granted to a Ten Percent Stockholder shall not be less than 110% of the Fair Market Value of the Shares on the Grant Date. Payment for the Shares purchased shall be made in accordance with Section 16 of this Plan. The Administrator is authorized to issue Options, whether Incentive Stock Options or Non-qualified Stock Options, at an option price in excess of the Fair Market Value on the Grant Date, to determine the terms and conditions of any Award granted under the Plan, including, but not limited to, the exercise price, grant price or purchase price, any restrictions or limitations on the Award, any schedule for lapse of forfeiture restrictions or restrictions on the exercisability of the Award, based in each case on such considerations as the Committee in its sole discretion determines that is not inconsistent with any rule or regulation under any tax or securities laws or includes an alternative right that does not disqualify an Incentive Stock Option under applicable regulations;

(d)

Method of Exercise. Options may be exercised only by delivery to the Company of a stock option exercise agreement (the “Exercise Agreement”) in a form approved by the Administrator (which need not be the same for each Grantee), stating the number of Shares being purchased, the restrictions imposed on the Shares purchased under such Exercise Agreement, if any, and such representations and agreements regarding the Grantee’s investment intent and access to information and other matters, if any, as may be required or desirable by the Company to comply with applicable securities laws, together with payment in full of the exercise price for the number of Shares being purchased;

(e)	Exercise After Certain Events.

(i)	Termination of Continuous Services.

(A)	Options.

(I)

Termination of Continuous Services. If for any reason other than Disability or death, a Grantee terminates Continuous Services with the Company or a Subsidiary, vested Options held at the date of such termination may be exercised, in whole or in part, either (i) at any time within three months after the date of such termination, or (ii) during any lesser period as specified in the Award Agreement or (iii) during any lesser period as may be determined by the Administrator, in its sole and absolute discretion, prior to the date of such termination (but in no event after the earlier of (A) the expiration date of the Option as set forth in the Award Agreement and (B) ten years from the Grant Date (five years for a Ten Percent Stockholder if the Option is an Incentive Stock Option)).

(II)

Continuation of Services as Consultant/Advisor. If a Grantee granted an Incentive Stock Option terminates employment but continues as a Consultant (no termination of Continuous Services), the Grantee need not exercise an Incentive Stock Option within either of the termination periods provided for immediately hereinabove but shall be entitled to exercise, in whole or in part, either (i) at any time within three months after the then date of termination of Continuous Services to the Company or a Subsidiary, or (ii) during any lesser period as specified in the Award Agreement or (iii) during any lesser period as may be determined by the Administrator, in its sole and absolute discretion, prior to the date of such then termination of Continuous Services to the Company or the Subsidiary (one year in the event of Disability or death) (but in no event after the earlier of (A) the expiration date of the Option as set forth in the Award Agreement and (B) ten years from the Grant Date (five years for a Ten Percent Stockholder if the Option is an Incentive Stock Option)). However, if the Grantee does not exercise within three months of termination of employment, pursuant to Section 422 of the Code the Option shall not qualify as an Incentive Stock Option.

(B)

Disability and Death. If a Grantee becomes Disabled while rendering Continuous Services to the Company or a Subsidiary, or dies while employed by the Company or Subsidiary or within three months thereafter, vested Options then held may be exercised by the Grantee, the Grantee’s personal representative, or by the person to whom the Option is transferred by the laws of descent and distribution, in whole or in part, at any time within one year after the termination because of the Disability or death or any lesser period specified in the Award Agreement (but in no event after the earlier of (i) the expiration date of the Option as set forth in the Award Agreement, and (ii) ten years from the Grant Date (five years for a Ten Percent Stockholder if the Option is an Incentive Stock Option).

Limitations on Grant of Incentive Stock Options

7.3	(a)

Threshold. The aggregate Fair Market Value (determined as of the Grant Date) of the Shares for which Incentive Stock Options may first become exercisable by any Grantee during any calendar year under this Plan, together with that of Shares subject to Incentive Stock Options first exercisable by such Grantee under any other plan of the Company or any Parent or Subsidiary, shall not exceed $100,000. For purposes of this Section 7.3(a), all Options in excess of the $100,000 threshold shall be treated as Non-Qualified Stock Options notwithstanding the designation as Incentive Stock Options. For this purpose, Options shall be taken into account in the order in which they were granted, and the Fair Market Value of the Shares shall be determined as of the date the Option with respect to such Shares is granted.

(b)

Compliance with Section 422 of the Code. There shall be imposed in the Award Agreement relating to Incentive Stock Options such terms and conditions as are required in order that the Option be an “incentive stock option” as that term is defined in Section 422 of the Code.

(c)	Requirement of Employment. No Incentive Stock Option may be granted to any person who is not an Employee of the Company or a Parent or Subsidiary of the Company.

8.	RESTRICTED STOCK AWARDS

Grant of Restricted Stock Awards

8.1                        Subject to the terms and provisions of this Plan, the Administrator is authorized to make awards of Restricted Stock to any Eligible Participant in such amounts and subject to such terms and conditions as may be selected by the Administrator. The restrictions may lapse separately or in combination at such times, under such circumstances, in such instalments, time-based or upon the satisfaction of performance goals or otherwise, as the Administrator determines at the time of the grant of the Award. (Refer to Performance Goals, Section 14.4). All awards of Restricted Stock shall be evidenced by Award Agreements.

Consideration

8.2                         Restricted Stock may be issued in connection with:

(a)	Services. Services rendered to the Company or an Affiliate (i.e. bonus); and/or

(b)

Purchase Price. A purchase price, as specified in the Award Agreement related to such Restricted Stock, equal to not less than 100% of the Fair Market Value of the Shares underlying the Restricted Stock on the date of issuance.

Voting and Dividends

8.3                       Unless the Administrator in its sole and absolute discretion otherwise provides in an Award Agreement, holders of vested Restricted Stock shall have the right to vote such Restricted Stock and the right to receive any dividends declared or paid with respect to such Restricted Stock. Holders of Restricted Stock which have not yet vested are not entitled to receive dividends, however, dividends may be accrued and paid upon the vesting of such Restricted Stock. The Administrator may provide that any dividends paid on Restricted Stock must be reinvested in shares of Stock, which may or may not be subject to the same vesting conditions and restrictions applicable to such Restricted Stock. All distributions, if any, received by a Grantee with respect to Restricted Stock as a result of any stock split, stock dividend, combination of shares, or other similar transaction shall be subject to the restrictions applicable to the original Award.

Forfeiture

8.4                       In the case of an event of forfeiture pursuant to the Award Agreement, including failure to satisfy the restriction period or a performance objective during the applicable restriction period, any Restricted Stock that has not vested prior to the event of forfeiture shall automatically expire, and all of the rights, title and interest of the Grantee thereunder shall be forfeited in their entirety including but not limited to any right to vote and receive dividends with respect to the Restricted Stock.

Certificates for Restricted Stock

8.5                       Restricted Stock granted under this Plan may be evidenced in such manner as the Administrator shall determine, including by way of certificates. The Administrator may provide in an Award Agreement that either (i) the Secretary of the Company shall hold such certificates for the Grantee’s benefit until such time as the Restricted Stock is forfeited to the Company or the restrictions lapse, (Refer to Escrow; Pledge of Shares, Section 23) or (ii) such certificates shall be delivered to the Grantee, provided, however, that such certificates shall bear a legend or legends that comply with the applicable securities laws and regulations and make appropriate reference to the restrictions imposed under this Plan and the Award Agreement.

9.	UNRESTRICTED STOCK AWARDS

Except as otherwise provided for in Section 21, the Administrator may, in its sole discretion, grant (or sell at not less than 100% of the Fair Market Value or such other higher purchase price determined by the Administrator in the Award Agreement) an Award of unrestricted Shares to any Grantee pursuant to which such Grantee may receive Shares free of any restrictions under this Plan. Holders of such Shares from an Award of Unrestricted Shares which have not yet vested are not entitled to receive dividends, however, dividends may be accrued and paid upon the vesting of such Shares.

10.	RESTRICTED STOCK UNITS

Grant of Restricted Stock Units

10.1                     Subject to the terms and provisions of this Plan, the Administrator is authorized to make awards of Restricted Stock Units to any Eligible Participant in such amounts and subject to such terms and conditions as may be selected by the Administrator. These restrictions may lapse separately or in combination at such times, under such circumstances, in such instalments, time-based or upon the satisfaction of performance goals or otherwise, as the Administrator determines at the time of the grant of the Award. (Refer to Performance Goals, Section 14.4). All awards of Restricted Stock Units shall be evidenced by Award Agreements.

Number of Restricted Stock Units

10.2                       The Award Agreement shall specify the number of Share equivalent units granted and such other provisions as the Administrator determines.

Consideration

10.3                       Restricted Stock Units may be issued in connection with:

(a)	Services. Services rendered to the Company or an Affiliate (i.e. bonus); and/or

(b)

Purchase Price. A purchase price as specified in the Award Agreement related to such Restricted Stock Units, equal to not less than 100% of the Fair Market Value of the Shares underlying the Restricted Stock Units on the date of issuance.

No Voting Rights

10.4                       The holders of Restricted Stock Units shall have no rights as stockholders of the Company.

Dividends and Dividend Equivalency

10.5                      The Administrator, in its sole and absolute discretion, may provide in an Award Agreement evidencing a grant of Restricted Stock Units that the holder shall be entitled to receive, upon the Company’s payment of a cash dividend on its outstanding Shares, a cash payment for each Restricted Stock Unit. (Refer to Section 13, Dividend Equivalent Right). Such Award Agreement may also provide that such cash payment shall be deemed reinvested in additional Restricted Stock Units at a price per unit equal to the Fair Market Value of a Share on the date that such dividend is paid. Holders of Restricted Stock Units which have not yet vested are not entitled to receive dividends, however, dividends may be accrued and paid upon the vesting of such Restricted Stock Units.

Creditor’s Rights

10.6                      A holder of Restricted Stock Units shall have no rights other than those of a general creditor of the Company. Restricted Stock Units represent an unfunded and unsecured obligation of the Company, subject to the terms and conditions of the applicable Award Agreement.

Settlement of Restricted Stock Units

10.7                      Each Restricted Stock Unit shall be paid and settled by the issuance of Restricted Stock or unrestricted Shares in accordance with the Award Agreement and if such settlement is subject to Section 409A of the Code only upon any one or more of the following as provided for in the Award Agreement:

(a)	a specific date or date determinable by a fixed schedule;

(b)

upon the Eligible Participant’s termination of Continuous Services to the extent the same constitutes a separation from services for purposes of Section 409A of the Code except that if an Eligible Participant is a “key employee” as defined in Section 409A of the Code for such purposes, then payment or settlement shall occur 6 months following such separation of service;

(c)	as a result of the Eligible Participant’s death or Disability; or

(d)	in connection with or as a result of a Change of Control in compliance with Section 409A of the Code.

Forfeiture

10.8                     Upon failure to satisfy any requirement for settlement as set forth in the Award Agreement, including failure to satisfy any restriction period or performance objective, any Restricted Stock Units held by the Grantee shall automatically expire, and all of the rights, title and interest of the Grantee thereunder shall be forfeited in their entirety including but not limited to any right to receive dividends with respect to the Restricted Stock Units.

11.	DIRECTOR SHARES AND DIRECTOR DEFERRED STOCK UNITS

Except as otherwise provided for in Section 21, the grant of Awards of Shares to Directors and the election by Directors to defer the receipt of the Awards of Shares (the “Deferred Stock Units”) shall be governed by the provisions of Subpart A which is attached hereto. The provisions of Subpart A are attached hereto as part of this Plan and are incorporated herein by reference.

12.	STOCK APPRECIATION RIGHTS

Awards of SARs

12.1                     A SAR is an award to receive a number of Shares (which may consist of Restricted Stock), or cash, or Shares and cash, as determined by the Administrator in accordance with Section 12.4 below, for services rendered to the Company. A SAR may be awarded pursuant to an Award Agreement that shall be in such form (which need not be the same for each Grantee) as the Administrator shall from time to time approve, and shall comply with and be subject to the terms and conditions of this Plan. A SAR may vary from Grantee to Grantee and between groups of Grantees, and may be based upon performance objectives (Refer to Performance Goals in Section 14.4).

Term

12.2                       The term of a SAR shall be set forth in the Award Agreement as determined by the Administrator, provided that the term of a SAR shall expire not later than ten years after the Grant Date of such SAR.

Exercise

12.3                       A Grantee desiring to exercise a SAR shall give written notice of such exercise to the Company, which notice shall state the proportion of Shares and cash that the Grantee desires to receive pursuant to the SAR exercised, subject to the discretion of the Administrator. Upon receipt of the notice from the Grantee, subject to the Administrator’s election to pay cash as provided in Section 12.4 below, the Company shall deliver to the person entitled thereto (i) a certificate or certificates for Shares and/or (ii) a cash payment, in accordance with Section 12.4 below. The date the Company receives written notice of such exercise hereunder is referred to in this Section 12 as the “exercise date”.

Number of Shares or Amount of Cash

12.4                      Subject to the discretion of the Administrator to substitute cash for Shares, or some portion of the Shares for cash, the amount of Shares that may be issued pursuant to the exercise of a SAR shall be determined by dividing: (i) the total number of Shares as to which the SAR is exercised, multiplied by the amount by which the Fair Market Value of the Shares on the exercise date exceeds the Fair Market Value of a Share on the date of grant of the SAR; by (ii) the Fair Market Value of a Share on the exercise date; provided, however, that fractional Shares shall not be issued and in lieu thereof, a cash adjustment shall be paid. In lieu of issuing Shares upon the exercise of a SAR, the Administrator in its sole discretion may elect to pay the cash equivalent of the Fair Market Value of the Shares on the exercise date for any or all of the Shares that would otherwise be issuable upon exercise of the SAR.

Effect of Exercise

12.5                       A partial exercise of a SAR shall not affect the right to exercise the remaining SAR from time to time in accordance with this Plan and the applicable Award Agreement with respect to the remaining shares subject to the SAR.

Dividends

12.6                   Unless the Administrator in its sole and absolute discretion otherwise provides in an Award Agreement, holders of vested SARs shall have the right to receive any dividends declared or paid with respect to such SARs. Holders of SARs which have not yet vested are not entitled to receive dividends, however, dividends may be accrued and paid upon the vesting of such SARs. The Administrator may provide that any dividends paid on SARs must be reinvested in shares of Stock, which may or may not be subject to the same vesting conditions and restrictions applicable to such SARs. All distributions, if any, received by a Grantee with respect to SARs as a result of any stock split, stock dividend, combination of shares, or other similar transaction shall be subject to the restrictions applicable to the original Award.

Forfeiture

12.7                    In the case of an event of forfeiture pursuant to the Award Agreement, including failure to satisfy any restriction period or a performance objective, any SAR that has not vested prior to the date of termination shall automatically expire, and all of the rights, title and interest of the Grantee thereunder shall be forfeited in their entirety.

13.	DIVIDEND EQUIVALENT RIGHT

A dividend equivalent right is an Award entitling the recipient to receive credits based on cash distributions that would have been paid on the Shares specified in the dividend equivalent right (or other Award to which it relates) if such Shares had been issued to and held by the recipient (a “Dividend Equivalent Right”). A Dividend Equivalent Right may be granted hereunder to any Grantee as a component of another Award or as a freestanding Award. The terms and conditions of a Dividend Equivalent Right shall be specified in the grant. Dividend equivalents credited to the holder of a Dividend Equivalent Right may be paid currently or may be deemed to be reinvested in additional Shares, which may thereafter accrue additional equivalents. Any such reinvestment shall be at Fair Market Value on the date of reinvestment. Dividend Equivalent Rights may be settled in cash or Shares or a combination thereof, in a single instalment or instalments, all determined in the sole discretion of the Administrator. A Dividend Equivalent Right granted as a component of another Award may not contain terms and conditions different from such other Award.

Subject to the following, a Dividend Equivalent Right granted as a component of another Award may provide that such Dividend Equivalent Right shall be settled upon exercise, settlement, or payment of, or lapse of restrictions on, such other Award, and that such Dividend Equivalent Right shall expire or be forfeited or annulled under the same conditions as such other Award; provided, however, that the holder of Dividend Equivalent Rights, including any Award of which it forms a component, which have not vested are not entitled to receive dividends, however, dividends may be accrued and paid upon vesting of such Dividend Equivalent Rights together with their related Awards if applicable.

14.	TERMS AND CONDITIONS OF AWARDS

In General

14.1                   Subject to the terms of the Plan and Applicable Laws, the Administrator shall determine the provisions, terms, and conditions of each Award including, but not limited to, the Award vesting schedule, repurchase provisions, rights of first refusal, forfeiture provisions, form of payment (cash, Shares, or other consideration) upon settlement of the Award, payment contingencies, and satisfaction of any performance criteria.

Term of Award

14.2                       The term of each Award shall be the term stated in the Award Agreement.

Transferability

14.3	(a)

Limits on Transfer. No Award granted under the Plan may be sold, transferred, pledged, assigned or otherwise alienated or hypothecated, other than by will, by the laws of descent and distribution, to a Grantee’s spouse, former spouse or dependent pursuant to a court-approved domestic relations order which relates to the provision of child support, alimony payments or marital property rights or to the limited extent provided in this Section 14.3(a). All rights with respect to an Award granted to a Grantee shall be available during his or her lifetime only to the Grantee. Notwithstanding the foregoing, the Grantee may, in a manner specified by the Administrator, if the Administrator so permits, transfer an Award by bona fide gift and not for any consideration, to (i) a member or members of the Grantee’s immediate family, (ii) a trust established for the exclusive benefit of the Grantee and or member(s) of the Grantee’s immediate family, (iii) a partnership, limited liability company or other entity whose only members are the Grantee and/or member(s) of the Grantee’s immediate family, or (iv) a foundation in which the Grantee and/or member(s) of the Grantee’s immediate family control the management of the foundation’s assets. Any such transfer shall be made in accordance with such procedures as the Administrator may specify from time to time.

(b)

Beneficiaries. Notwithstanding Section 14.3(a), a Grantee may, in the manner determined by the Administrator, designate a beneficiary to exercise the rights of the Grantee and to receive any distribution with respect to any Award upon the Grantee’s death. A beneficiary, legal guardian, legal representative or other person claiming any rights under the Plan is subject to all terms and conditions of the Plan and any Award Agreement applicable to the Grantee, except to the extent the Plan and such Award Agreement otherwise provide, and to any additional restrictions deemed necessary or appropriate by the Administrator. If no beneficiary has been designated or survives the Grantee, payment shall be made to the Grantee’s estate. Subject to the foregoing, a beneficiary designation may be changed or revoked by a Grantee at any time, provided the change or revocation is filed with the Administrator.

Performance Goals

14.4                       The Administrator may determine that any Award granted pursuant to this Plan to a Grantee shall be determined solely on the basis of achievement of specified performance goals.

In addition, to the extent that Section 409A is applicable, (i) performance-based compensation shall also be contingent on the satisfaction of pre-established organizational or individual performance criteria relating to a performance period of at least 12 consecutive months in which the Eligible Participant performs services and (ii) performance goals shall be established not later than 90 calendar days after the beginning of any performance period to which the performance goal relates, provided that the outcome is substantially uncertain at the time the criteria are established.

Acceleration and Lapse of Restrictions

14.5                   The Administrator may, in its sole discretion (but subject to the limitations of and compliance with Section 409A of the Code and Section 14.6 in connection therewith), in the event of death or Disability, accelerate the time within which outstanding Awards may be exercised, provided that no outstanding unvested Awards shall vest prior to death or Disability.

The Administrator may, in its sole discretion (but subject to the limitations of and compliance with Section 409A of the Code and Section 14.6 in connection therewith), at any time (prior to, coincident with or subsequent to death or Disability) determine that all or a part of the restrictions on all or a portion of the outstanding Awards shall lapse, as of such date as the Administrator may, in its sole discretion, declare.

The Administrator may discriminate among Grantees and among Awards granted to a Grantee in exercising its discretion pursuant to this Section 14.5.

Compliance with Section 409A of the Code

14.6                     Notwithstanding any provision of this Plan to the contrary, if any provision of this Plan or an Award Agreement contravenes any regulations or Treasury guidance promulgated under Section 409A of the Code or could cause an Award to be subject to the interest and penalties under Section 409A of the Code, such provision of this Plan or any Award Agreement shall be modified to maintain, to the maximum extent practicable, the original intent of the applicable provision without violating the provisions of Section 409A of the Code. In addition, in the event that changes are made to Section 409A of the Code to permit greater flexibility with respect to any Award under this Plan, the Administrator may make any adjustments it deems appropriate.

Section 280G of the Code

14.7                   Notwithstanding any other provision of this Plan to the contrary, unless expressly provided otherwise in the Award Agreement, if the right to receive or benefit from an Award under this Plan, either alone or together with payments that a Grantee has a right to receive from the Company, would constitute a “parachute payment” (as defined in Section 280G of the Code), all such payments shall be reduced to the largest amount that shall result in no portion being subject to the excise tax imposed by Section 4999 of the Code.

Dividends

14.8                     Unless the Administrator in its sole and absolute discretion otherwise provides in an Award Agreement, holders of vested Awards shall have the right to receive any dividends declared or paid with respect to such Awards. Holders of Awards which have not yet vested are not entitled to receive dividends, however, dividends may be accrued and paid upon the vesting of such Awards. The Administrator may provide that any dividends paid on Awards must be reinvested in shares of Stock, which may or may not be subject to the same vesting conditions and restrictions applicable to such Awards. All distributions, if any, received by a Grantee with respect to Awards as a result of any stock split, stock dividend, combination of shares, or other similar transaction shall be subject to the restrictions applicable to the original Award.

Exercise of Award Following Termination of Continuous Service

14.9                      An Award may not be exercised after the termination date of such Award set forth in the Award Agreement and may be exercised following the termination of a Grantee’s Continuous Service only to the extent provided in the Award Agreement. Where the Award Agreement permits a Grantee to exercise an Award following the termination of the Grantee’s Continuous Service for a specified period, the Award shall terminate to the extent not exercised on the last day of the specified period or the last day of the original term of the Award, whichever occurs first.

Cancellation of Awards

14.10                In the event a Grantee’s Continuous Services has been terminated for “Cause”, he or she shall immediately forfeit all rights to any and all Awards outstanding. The determination that termination was for Cause shall be final and conclusive. In making its determination, the Board shall give the Grantee an opportunity to appear and be heard at a hearing before the full Board and present evidence on the Grantee’s behalf. Should any provision to this Section 14.10. be held to be invalid or illegal, such illegality shall not invalidate the whole of this Section 14, but, rather, this Plan shall be construed as if it did not contain the illegal part or narrowed to permit its enforcement, and the rights and obligations of the parties shall be construed and enforced accordingly.

15.	ADDITIONAL TERMS FOR SO LONG AS THE SHARES ARE LISTED ON A STOCK EXCHANGE

15.1                      For so long as the Shares are listed on a stock exchange, and to the extent required by the rules of such stock exchange, the following terms and conditions shall apply to an Award in addition to those contained herein, as applicable:

(a)	the exercise price of an Award must not be lower than 100% of the Fair Market Value (without discount) of the Shares on the stock exchange at the time the Award is granted;

(b)

the number of securities issuable to Insiders, at any time, under all of the Company’s security based compensation arrangements (whether entered into prior to or subsequent to such listing), cannot exceed 10% of the Company’s total issued and outstanding Common Stock, unless the Company obtains Disinterested Shareholder Approval; and

(c)

the number of securities issued to Insiders, within any one year period, under all of the Company’s security based compensation arrangements (whether entered into prior to or subsequent to such listing), cannot exceed 10% of the issued and outstanding Common Stock, unless the Company obtains Disinterested Shareholder Approval.

16.	PAYMENT FOR SHARE PURCHASES

Payment

16.1                       Payment for Shares purchased pursuant to this Plan may be made:

(a)	Cash. By cash, cashier’s check or wire transfer or, at the discretion of the Administrator expressly for the Grantee and where permitted by law as follows:

(b)

Surrender of Shares. By surrender of shares of Common Stock of the Company that have been owned by the Grantee for more than six months, or lesser period if the surrender of shares is otherwise exempt from Section 16 of the Exchange Act, (and, if such shares were purchased from the Company by use of a promissory note, such note has been fully paid with respect to such shares);

(c)

Deemed Net-Stock Exercise. By forfeiture of Shares equal to the value of the exercise price pursuant to a “deemed net-stock exercise” by requiring the Grantee to accept that number of Shares determined in accordance with the following formula, rounded down to the nearest whole integer:

where:

a =         net Shares to be issued to Grantee;

b =         number of Awards being exercised;

c =         Fair Market Value of a Share; and

d =         Exercise price of the Awards; or

(d)

Broker-Assisted. By delivering a properly executed exercise notice to the Company together with a copy of irrevocable instructions to a broker to deliver promptly to the Company the amount of sale or loan proceeds necessary to pay the exercise price and the amount of any required tax or other withholding obligations.

Combination of Methods

16.2                     By any combination of the foregoing methods of payment or any other consideration or method of payment as shall be permitted by applicable corporate law.

17.	WITHHOLDING TAXES

Withholding Generally

17.1                     Whenever Shares are to be issued in satisfaction of Awards granted under this Plan or Shares are forfeited pursuant to a deemed net-stock exercise, the Company may require the Grantee to remit to the Company an amount sufficient to satisfy the foreign, federal, state, provincial, or local income and employment tax withholding obligations, including, without limitation, on exercise of an Award. When, under applicable tax laws, a Grantee incurs tax liability in connection with the exercise or vesting of any Award, the disposition by a Grantee or other person of an Award or an Option prior to satisfaction of the holding period requirements of Section 422 of the Code, or upon the exercise of a Non-Qualified Stock Option, the Company shall have the right to require such Grantee or such other person to pay by cash, or check payable to the Company, the amount of any such withholding with respect to such transactions. Any such payment must be made promptly when the amount of such obligation becomes determinable.

Stock for Withholding

17.2                      To the extent permissible under applicable tax, securities and other laws, the Administrator may, in its sole discretion and upon such terms and conditions as it may deem appropriate, permit a Grantee to satisfy his or her obligation to pay any withholding tax, in whole or in part, with Shares up to an amount not greater than the Company’s minimum statutory withholding rate for federal and state tax purposes, including payroll taxes, that are applicable to such supplemental taxable income. The Administrator may exercise its discretion, by (i) directing the Company to apply Shares to which the Grantee is entitled as a result of the exercise of an Award, or (ii) delivering to the Company Shares that have been owned by the Grantee for more than six months, unless the delivery of Shares is otherwise exempt from Section 16 of the Exchange Act. A Grantee who has made an election pursuant to this Section 17.2 may satisfy his or her withholding obligation only with Shares that are not subject to any repurchase, forfeiture, unfulfilled vesting or other similar requirements. The Shares so applied or delivered for the withholding obligation shall be valued at their Fair Market Value as of the date of measurement of the amount of income subject to withholding.

18.	ADJUSTMENTS UPON CHANGES IN CAPITALIZATION

In General

18.1                      Subject to any required action by the shareholders of the Company, the number of Shares covered by each outstanding Award, and the number of Shares which have been authorized for issuance under the Plan but as to which no Awards have yet been granted or which have been returned to the Plan, the exercise or purchase price of each such outstanding Award, as well as any other terms that the Administrator determines require adjustment shall be proportionately adjusted for (i) any increase or decrease in the number of issued Shares resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Shares, or (ii) any other increase or decrease in the number of issued Shares effected without receipt of consideration by the Company; provided, however that conversion of any convertible securities of the Company shall not be deemed to have been effected without receipt of consideration. The Administrator shall make the appropriate adjustments to (i) the maximum number and/or class of securities issuable under this Plan; and (ii) the number and/or class of securities and the exercise price per Share in effect under each outstanding Award in order to prevent the dilution or enlargement of benefits thereunder; provided, however, that the number of Shares subject to any Award shall always be a whole number and the Administrator shall make such adjustments as are necessary to insure Awards of whole Shares. Such adjustment shall be made by the Administrator and its determination shall be final, binding and conclusive.

Company’s Right to Effect Changes in Capitalization

18.2                    The existence of outstanding Awards shall not affect the Company’s right to effect adjustments, recapitalizations, reorganizations or other changes in its or any other corporation’s capital structure or business, any merger or consolidation, any issuance of bonds, debentures, preferred or prior preference stock ahead of or affecting the Shares, the dissolution or liquidation of the Company’s or any other corporation’s assets or business or any other corporate act whether similar to the events described above or otherwise.

19.	CORPORATE TRANSACTIONS/CHANGES IN CONTROL/RELATED ENTITY DISPOSITIONS

Company is Not the Survivor

19.1                      Subject to Section 19.3 and except as may otherwise be provided in an Award Agreement, the Administrator shall have the authority, in its absolute discretion, exercisable either in advance of any actual or anticipated Corporate Transaction, Change of Control or Related Entity Disposition in which the Company is not the surviving corporation, or at the time of an actual Corporate Transaction, Change of Control or Related Entity Disposition in which the Company is not the surviving corporation (a) to cancel each outstanding in-the-money and vested Award upon payment in cash to the Grantee of the amount by which any cash and the Fair Market Value of any other property which the Grantee would have received as consideration for the Shares covered by the Award if the Award had been exercised before such Corporate Transaction, Change of Control or Related Entity Disposition exceeds the exercise price of the Award, or (b) to negotiate to have such Award assumed by the surviving corporation. The determination as to whether the Company is the surviving corporation is at the sole and absolute discretion of the Administrator.

The Administrator shall also have the authority to condition any such Award’s vesting and exercisability or release from such limitations upon the subsequent termination of the Continuous Service of the Grantee within a specified period following the effective date of the Corporate Transaction, Change of Control or Related Entity Disposition.

Effective upon the consummation of a Corporate Transaction, Change of Control or Related Entity Disposition governed by this Section 19.1, all outstanding Awards under this Plan not exercised by the Grantee or assumed by the successor corporation shall terminate.

Company is the Survivor

19.2                    In the event of a Corporate Transaction, Change of Control or Related Entity Disposition in which the Company is the surviving corporation, the Administrator shall determine the appropriate adjustment of the number and kind of securities with respect to which outstanding Awards may be exercised, and the exercise price at which outstanding Awards may be exercised. The Administrator shall determine, in its sole and absolute discretion, when the Company shall be deemed to survive for purposes of this Plan. Subject to any contrary language in an Award Agreement evidencing an Award, any restrictions applicable to such Award shall apply as well to any replacement shares received by the Grantee as a result.

Change of Control

19.3                    If there is a Change of Control, the Administrator may, without the consent or approval of any Eligible Participant, affect one or more of the following alternatives only, which may vary among individual Eligible Participants and which may vary among Awards held by any individual Eligible Participant: (i) provide for the substitution of a new Award or other arrangement (which, if applicable, may be exercisable for such property or stock as the Administrator determines) for an Award or the assumption of the Award, regardless of whether in a transaction to which Section 424(a) of the Code applies; (ii) subject to the restrictions contained in the paragraph immediately below, provide for acceleration of the vesting and exercisability of, or lapse of restrictions, in whole or in part, with respect to, the Award and, if the transaction is a cash merger, provide for the termination of any portion of the Award that remains unexercised at the time of such transaction; or (iii) subject to the restrictions contained in the paragraph immediately below, cancel any such Awards and to deliver to the Eligible Participants cash in an amount that the Administrator shall determine in its sole discretion is equal to the fair market value of such Awards on the date of such event, which in the case of Options or SARs shall be the excess of the Fair Market Value of Shares on such date over the exercise price of such Award.

For the purposes of the alternatives set forth in paragraphs (i) and (ii) above only, and unless otherwise provided in the applicable Award Agreement, in the event of a Change of Control in which the successor company assumes or substitutes for an Award (or in which the Company is the ultimate parent corporation and continues the Award) and (i) the Grantee’s employment with such successor company (or the Company) or a subsidiary thereof is terminated without Cause and (ii) that termination occurs within 12 months after such Change of Control (or such other period set forth in the Award Agreement), then:

(a)

Awards outstanding as of the date of such Change of Control (or termination of Continuous Services, if later) will immediately vest upon the Change of Control (or termination of Continuing Services, if later), become fully exercisable, and may thereafter be exercised for two years (or the period of time set forth in the Award Agreement), or, if sooner, the expiration of the term of the Award; and

(b)

the restrictions, limitations and other conditions applicable to Awards outstanding as of the Change of Control (or termination of Continuous Services, if later) shall lapse and the Awards shall become free of all restrictions, limitations and conditions and become fully vested.

For the purposes of this Section, Awards shall be considered assumed or substituted for if following the Change of Control the Award confers the right to purchase or receive, for each Share subject to the Award, the consideration (whether stock, cash or other securities or property) received in the transaction constituting a Change of Control by holders of Shares for each Share held on the effective date of such transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the transaction constituting a Change of Control is not solely common stock of the successor company, the Administrator may, with the consent of the successor company, provide that the consideration to be received upon the exercise or vesting of an Award, for each Share subject thereto, will be solely common stock of the successor company substantially equal in fair market value to the per Share consideration received by holders of Shares in the transaction constituting a Change of Control. The determination of such substantial equality of value of consideration shall be made by the Administrator in its sole discretion and its determination shall be conclusive and binding.

Unless otherwise provided in the applicable Award Agreement, in the event of a Change of Control, to the extent the successor company does not assume or substitute for an Award (or in which the Company is the ultimate parent corporation and does not continue the Award), then as of the Change of Control:

(i)	those Awards outstanding as of the date of the Change of Control that are not assumed or substituted for (or continued) shall immediately vest and become fully exercisable;

(ii)

restrictions, limitations and other conditions applicable to Awards that are not assumed or substituted for (or continued) shall lapse and the Awards shall become free of all restrictions, limitations and conditions and become fully vested and transferable to the full extent of the original grant; and

(iii)

any Award subject to performance criteria shall be prorated based on the performance from the Award Date to the date of the Change of Control. The proration shall be based upon the method set forth in the Award Agreements evidencing the applicable Awards, or if no method is specified, based upon the total number of days during the performance period prior to the Change of Control in relation to the total number of days during the performance period.

20.	PRIVILEGES OF STOCK OWNERSHIP

No Grantee shall have any of the rights of a stockholder with respect to any Shares until the Shares are issued to the Grantee. After Shares are issued to the Grantee, the Grantee shall be a stockholder and have all the rights of a stockholder with respect to such Shares, including the right to vote and receive all dividends or other distributions made or paid with respect to such Shares; provided, that if such Shares are Restricted Stock, then any new, additional or different securities the Grantee may become entitled to receive with respect to such Shares by virtue of a stock dividend, stock split or any other change in the corporate or capital structure of the Company shall be subject to the same restrictions as the Restricted Stock. The Company shall issue (or cause to be issued) such stock certificate promptly upon exercise of the Award.

21.	RESTRICTION ON AND VESTING OF SHARES

Except as otherwise provided for in this Section 21, the Award Agreements with respect to Restricted Stock, unrestricted Shares, Restricted Stock Units, Deferred Stock Units or any right or benefit under this Plan, other than Options or SARs, shall provide that the Grantee may not dispose of any such Awards (or the underlying Shares) for a minimum restriction period of one year from the date of grant; provided, however, that the Administrator may provide for earlier termination of such restriction period in its discretion. Notwithstanding the foregoing, up to 5% of the Maximum Number of Shares available for allotment and issuance, transfer or delivery as either unrestricted Shares or Deferred Stock Units under the Plan (the “Excepted Shares”) shall not be subject to the minimum one-year restriction period described in the preceding sentence, it being understood that the Administrator may, in its discretion, and at the time an Award is granted, designate any Shares that are subject to such Award as Excepted Shares; provided that, in no event shall the Administrator designate any such Shares as Excepted Shares after the time such Award is granted.

For avoidance of doubt, the foregoing restrictions do not apply to the Administrator’s discretion to provide for accelerated exercisability or vesting of any Award in case of death or Disability. The treatment of Awards in connection with a Change of Control shall be governed solely in accordance with Section 19 hereof.

In addition, at the discretion of the Administrator, the Company may reserve to itself and/or its assignee(s) in the Award Agreement that the Shares are subject to a right of first refusal or a right to repurchase by the Company at the Shares’ Fair Market Value at the time of sale. The terms and conditions of any such rights or other restrictions shall be set forth in the Award Agreement evidencing the Award.

22.	CERTIFICATES

All certificates for Shares or other securities delivered under this Plan shall be subject to such stock transfer orders, legends and other restrictions as the Administrator may deem necessary or advisable, including restrictions under any applicable federal, state or foreign securities law, or any rules, regulations and other requirements of the SEC or any stock exchange or automated quotation system upon which the Shares may be listed or quoted.

23.	ESCROW; PLEDGE OF SHARES

To enforce any restrictions on a Grantee’s Shares, the Administrator may require the Grantee to deposit all certificates representing Shares, together with stock powers or other instruments of transfer approved by the Administrator, appropriately endorsed in blank, with the Company or an agent designated by the Company to hold in escrow until such restrictions have lapsed or terminated, and the Administrator may cause a legend or legends referencing such restrictions to be placed on the certificates.

24.	SECURITIES LAW AND OTHER REGULATORY COMPLIANCE

Compliance With Applicable Law

24.1                      An Award shall not be effective unless such Award is in compliance with all applicable federal and state securities laws, rules and regulations of any governmental body, and the requirements of any stock exchange or automated quotation system upon which the Shares may then be listed or quoted, as they are in effect on the Grant Date and also on the date of exercise or other issuance. Notwithstanding any other provision in this Plan, the Company shall have no obligation to issue or deliver certificates for Shares under this Plan prior to (i) obtaining any approvals from governmental agencies that the Company determines are necessary or advisable; and/or (ii) completion of any registration or other qualification of such Shares under any state or federal laws or rulings of any governmental body that the Company determines to be necessary or advisable. The Company shall be under no obligation to register the Shares with the SEC or to effect compliance with the registration, qualification or listing requirements of any state securities laws, stock exchange or automated quotation system, and the Company shall have no liability for any inability or failure to do so. Evidences of ownership of Shares acquired pursuant to an Award shall bear any legend required by, or useful for purposes of compliance with, applicable securities laws, this Plan or the Award Agreement.

During any time when the Company has a class of equity security registered under Section 12 of the Exchange Act, it is the intent of the Company that Awards pursuant to this Plan and the exercise of Awards granted hereunder shall qualify for the exemption provided by Rule 16b-3 under the Exchange Act. To the extent that any provision of this Plan or action by the Board or the Administrator does not comply with the requirements of Rule 16b-3, it shall be deemed inoperative to the extent permitted by law and deemed advisable by the Board or the Administrator, and shall not affect the validity of this Plan. In the event that Rule 16b-3 is revised or replaced, the Administrator may exercise its discretion to modify this Plan in any respect necessary to satisfy the requirements of, or to take advantage of any features of, the revised exemption or its replacement.

Investment Representation

24.2                      As a condition to the exercise of an Award, the Company may require the person exercising such Award to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required by any Applicable Laws.

25.	NO OBLIGATION TO EMPLOY

Nothing in this Plan or any Award granted under this Plan shall confer or be deemed to confer on any Grantee any right to continue in the employ of, or to continue any other relationship with, the Company or to limit in any way the right of the Company to terminate such Grantee’s employment or other relationship at any time, with or without Cause.

26.	EFFECTIVE DATE AND TERM OF PLAN

This Plan shall become effective upon the earlier to occur of its adoption by the Board or its approval by the shareholders of the Company. It shall continue in effect for a term of ten years unless sooner terminated.

27.	SHAREHOLDER APPROVAL

This Plan shall be subject to approval by the shareholders of the Company within 12 months from the date the Plan is adopted by the Company’s Board for any and all intended Incentive Stock Options granted hereunder. Such shareholder approval shall be obtained in the degree and manner required under Applicable Laws. The Administrator may grant Awards under this Plan prior to approval by the shareholders, however, until such approval is obtained, all Option Awards granted under this Plan shall be deemed Non-Qualified Stock Options. In the event that shareholder approval is not obtained within the 12 month period provided above, all Incentive Stock Option Awards previously granted under this Plan shall be deemed Non-Qualified Stock Options.

28.	AMENDMENT, SUSPENSION OR TERMINATION OF THIS PLAN OR AWARDS

The Board may amend, suspend or terminate this Plan at any time and for any reason. To the extent necessary to comply with Applicable Laws, the Company shall obtain shareholder approval of any Plan amendment in such a manner and to such a degree as required. Shareholder approval shall be required for the following types of amendments to this Plan: (i) any change to those persons who are entitled to become participants under the Plan which would have the potential of broadening or increasing Insider participation; or (ii) the addition of any form of financial assistance or amendment to a financial assistance provision which is more favourable to Grantees.

Further, the Board may, in its discretion, determine that any amendment should be effective only if approved by the shareholders even if such approval is not expressly required by this Plan or by law. No Award may be granted during any suspension of this Plan or after termination of this Plan.

Any amendment, suspension or termination of this Plan shall not affect Awards already granted, and such Awards shall remain in full force and effect as if this Plan had not been amended, suspended or terminated, unless mutually agreed otherwise between the Grantee and the Administrator, which agreement must be in writing and signed by the Grantee and the Company. At any time and from time to time, the Administrator may amend, modify, or terminate any outstanding Award or Award Agreement without approval of the Grantee; provided, however, that subject to the applicable Award Agreement, no such amendment, modification or termination shall, without the Grantee’s consent, reduce or diminish the value of such Award determined as if the Award had been exercised, vested, cashed in or otherwise settled on the date of such amendment or termination.

Notwithstanding any provision herein to the contrary, the Administrator shall have broad authority to amend this Plan or any outstanding Award under this Plan without approval of the Grantee to the extent necessary or desirable: (i) to comply with, or take into account changes in, applicable tax laws, securities laws, accounting rules and other applicable laws, rules and regulations; or (ii) to ensure that an Award is not subject to interest and penalties under Section 409A of the Code or the excise tax imposed by Section 4999 of the Code.

Further, notwithstanding any provision herein to the contrary, and subject to Applicable Law, the Administrator may, in its absolute discretion, amend or modify this Plan: (i) to make amendments which are of a “housekeeping” or clerical nature; (ii) to change the termination provision of an Award granted hereunder, as applicable, which does not entail an extension beyond the original expiry date or the acceleration of such Award; and (iii) the addition of a cashless exercise feature, payable in cash or securities, which provides for a full deduction of the number of underlying securities from the Maximum Number.

29.	RESERVATION OF SHARES

The Company, during the term of this Plan, shall at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of this Plan.

The Shares to be issued hereunder upon exercise of an Award may be either authorized but unissued; supplied to the Plan through acquisitions of Shares on the open market; or Shares forfeited back to the Plan.

The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

30.	BUYOUT OF AWARDS

Subject to Section 4.2 hereof, the Administrator may at any time buy from a Grantee an Award previously granted with payment in cash, Shares (including Restricted Stock) or other consideration, based on such terms and conditions as the Administrator and the Grantee may agree.

31.	APPLICABLE TRADING POLICY

The Administrator and each Eligible Participant will ensure that all actions taken and decisions made by the Administrator or an Eligible Participant, as the case may be, pursuant to this Plan comply with any Applicable Laws and policies of the Company relating to insider trading or “blackout” periods.

32.	GOVERNING LAW

The Plan shall be governed by the laws of the State of Nevada; provided, however, that any Award Agreement may provide by its terms that it shall be governed by the laws of any other jurisdiction as may be deemed appropriate by the parties thereto.

33.	MISCELLANEOUS

Except as specifically provided in a retirement or other benefit plan of the Company or a Related Entity, Awards shall not be deemed compensation for purposes of computing benefits or contributions under any retirement plan of the Company or a Related Entity, and shall not affect any benefits under any other benefit plan of any kind or any benefit plan subsequently instituted under which the availability or amount of benefits is related to level of compensation. The Plan is not a “Retirement Plan” or “Welfare Plan” under the Employee Retirement Income Security Act of 1974, as amended.

SUBPART A

STOCK AND DEFERRED STOCK UNITS FOR ELIGIBLE DIRECTORS

A.                          Stock Award. The Administrator shall pay Eligible Remuneration to each Director pursuant to an Award Agreement.

B.                        Election. Further, the Administrator may, in its sole discretion, permit each Eligible Director to receive all or any portion of his Eligible Remuneration during the Remuneration Period in the form of Deferred Stock Units under this Plan (an “Election”). All deferrals pursuant to such an Election shall be evidenced by an Award Agreement.

For purposes of this Subpart A, the following definitions shall apply:

“Annual Retainer” for a particular Director means the retainer (including any additional amounts payable for serving as lead Director or on any committee of the Board), payable to that Director for serving as a Director for the relevant Remuneration Period, as determined by the Board;

“Attendance Fee” means amounts payable annually to a Director as a Board meeting attendance fee or a committee meeting attendance fee, or any portion thereof;

“Canadian Director” means a Director who is a resident of Canada for the purposes of the Canadian Tax Act, and whose income from employment by the Company or Related Entity is subject to Canadian income tax, notwithstanding any provision of the Canada-United States Income Tax Convention (1980), as amended;

“Canadian Tax Act” and “Canadian Tax Regulations” means respectively the Income Tax Act (Canada), as amended and the Income Tax Regulation promulgated thereunder, as amended;

“Deferred Stock Unit” means a right granted by the Company to an Eligible Director to receive, on a deferred payment basis, Shares under this Plan;

“Eligible Director” is any Director of this Company or Related Entity that the Administrator determines is eligible to elect to receive Deferred Stock Units under this Plan;

“Eligible Remuneration” means all amounts payable to an Eligible Director in Shares, including all or part of amounts payable in satisfaction of the Annual Retainer, Attendance Fees or any other fees relating to service on the Board which are payable to an Eligible Director or in satisfaction of rights or property surrendered by an Eligible Director to the Company; it being understood that the amount of Eligible Remuneration payable to any Eligible Director may be calculated by the Administrator in a different manner than Eligible Remuneration payable to another Eligible Director in its sole and absolute discretion;

“Prescribed Plan or Arrangement” means a prescribed plan or arrangement as defined in s.6801(d) of the Canadian Tax Regulation;

“Remuneration Period” means, as applicable, (a) the period commencing on the Effective Date of this Plan and ending on the last day of the calendar year in which the Effective Date occurs; and (b) thereafter each subsequent calendar year, or where the context requires, any portion of such period; and

“Salary Deferral Arrangement” means a salary deferral arrangement as defined in the Canadian Tax Act.

1.                          Election. An Eligible Director who desires to defer receipt of all or a portion of his or her Eligible Remuneration in any calendar year shall make such election in writing to the Company specifying:

(a)	the dollar amount or percentage of Eligible Remuneration to be deferred; and

(b)	the deferral period.

Otherwise, such election must be made before the first day of the calendar year in which the Eligible Remuneration shall be payable, however a newly appointed Eligible Director shall be eligible to defer payment of future Eligible Remuneration by providing written election to the Company within 30 calendar days of his or her appointment to the Board of Directors. The elections made pursuant to this Section shall be irrevocable with respect to Eligible Remuneration to which such elections pertain and shall also apply to subsequent Eligible Remuneration payable in future calendar years unless such Eligible Director notifies the Company in writing, before the first day of the applicable calendar year, that he or she desires to change such election.

If the Eligible Director does not timely deliver an election in respect of a particular Remuneration Period, the Eligible Director will receive the Eligible Remuneration as provided for in the Award Agreement.

2.                          Determination of Deferred Stock Units. The Company will maintain a separate account for each Eligible Director to which it will quarterly credit at the end of March, June, September and December, or as otherwise determined by the Administrator, the Deferred Stock Units granted to the Eligible Director for the relevant Remuneration Period. The number of Deferred Stock Units (including fractional Deferred Stock Units, computed to three digits) to be credited to an account for an Eligible Director will be determined on the date approved by the Administrator by dividing the appropriate amount of Eligible Remuneration to be deferred into Deferred Stock Units by the Fair Market Value on that date.

3.                            No Voting Rights. The holders of Deferred Stock Units shall have no rights as stockholders of the Company.

4.                          Dividends and Dividend Equivalency. The Company will, on any date on which a cash or stock dividend is paid on its outstanding Shares, credit to each Eligible Director’s account that number of additional Deferred Stock Units (including fractional Deferred Stock Units, computed to three digits) calculated by (i) multiplying the amount of the dividend per Share by the number of Deferred Stock Units in the account as of the record date for payment of the dividend, and (ii) dividing the amount obtained by the Fair Market Value on the date on which the dividend is paid. (See Section 13 of the Plan, Dividend Equivalent Right). Holders of Deferred Stock Units which have not yet vested are not entitled to receive dividends, however, dividends may be accrued and paid upon the vesting of such Deferred Stock Units.

5.                          Eligible Director’s Account. A written confirmation of the balance in each Eligible Directors’ Account will be sent by the Company to the Eligible Director upon request of the Eligible Director.

6.                           Creditor’s Rights. A holder of Deferred Stock Units shall have no rights other than those of a general creditor of the Company. Deferred Stock Units represent an unfunded and unsecured obligation of the Company, subject to the terms and condition of the applicable Award Agreement.

7.                          Settlement of Deferred Stock Units. Subject to Section 8, each Deferred Stock Unit shall be paid and settled by the issuance of Restricted or unrestricted Shares in accordance with the Award Agreement and if such settlement is subject to Section 409A of the Code only upon any one or more of the following as provided for in the Award Agreement:

(a)	a specific date or date determinable by a fixed schedule;

(b)

upon the Eligible Director’s termination of Continuous Services to the extent the same constitutes a separation from services for the purposes of Section 409A of the Code except that if an Eligible Director is a “key employee” as defined in Section 409A of the Code for such purposes, then payment or settlement shall occur 6 months following such separation of service;

(c)	as a result of the Eligible Director’s death or Disability; or

(d)	in connection with or as a result of a Change of Control in compliance with 409A of the Code.

The Company will issue one Share for each whole Deferred Stock Unit credited to the Eligible Director’s account (net of any applicable withholding tax as provided for in this Plan). Such payment shall be made by the Company as soon as reasonably possible following the settlement date. Fractional Shares shall not be issued, and where the Eligible Director would be entitled to receive a fractional Shares in respect of any fractional Deferred Stock Unit, the Company shall pay to such Eligible Director, in lieu of such fractional Shares, cash equal to the Fair Market Value of such fractional Shares calculated as of the day before such payment is made, net of any applicable withholding tax.

8.                         Canadian Directors. If a Deferred Stock Unit granted to an Eligible Director who is a Canadian Director would otherwise constitute a Salary Deferred Arrangement, the Award Agreement pertaining to that Deferred Stock Unit shall contain such other or additional terms as will cause the Deferred Stock Unit to be a Prescribed Plan or Arrangement.

9.                           Issuance of Stock Certificates. A stock certificate or certificates shall be registered and issued in the name of the holder of Deferred Stock Units and delivered to such holder as soon as practicable after such Deferred Stock Units have become payable or satisfied in accordance with the terms of the Plan.

10.                        Non-Exclusivity. Nothing in this Subpart A shall prohibit the Administrator from making discretionary Awards to Eligible Directors pursuant to the other provisions of this Plan or outside this Plan, not otherwise inconsistent with these provisions.

11.                          Defined Terms. Capitalized terms used in this Subpart A and not defined herein have the meaning given in the Plan.

URANIUM ENERGY CORP.
C/O TRANSFER ONLINE, INC.
512 SE SALMON ST
PORTLAND, OR 97214

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The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

1. Election of Directors

Nominees

01 Amir Adnani 02 Spencer Abraham 03 David Kong 04 Vincent Della Volpe 05 Gloria Ballesta
06 Trecia Canty

The Board of Directors recommends you vote FOR proposals 2, 3 and 4.

		For	Against	Abstain
2	To ratify the appointment of PricewaterhouseCoopers LLP as the Company's independent registered public accounting firm.	☐	☐	☐
3	To approve the Company's 2024 Stock Incentive Plan.	☐	☐	☐
4	To approve, on a non-binding advisory basis, the compensation of our named executive officers.	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

For address change/comments, mark here. ☐
(see reverse for instructions)

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

0000648013_1 R1.0.0.6

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice, Proxy Statement, and Annual Report to Security Holders are available at www.proxyvote.com

ANNUAL MEETING OF STOCKHOLDERS OF
URANIUM ENERGY CORP.
Being held on Tuesday, July 16, 2024

The undersigned hereby appoints **Amir Adnani** (President, Chief Executive Officer and a director of the Company) and **Thomas J. Deutsch**, of McMillan LLP (legal counsel to the Company) as proxies, each with full power of substitution, to represent and vote as designated on the reverse side, all the shares of common stock of Uranium Energy Corp. held of record by the undersigned on May 23, 2024, at the Annual Meeting of Stockholders to be held at Suite 1500, 1055 West Georgia Street, Vancouver, British Columbia, Canada, V6E 4N7 on Tuesday, July 16, 2024 at 10:00 a.m. (Vancouver time) or any adjournment or postponement thereof.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF DIRECTORS AND "FOR" PROPOSALS 2, 3 AND 4. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

Address change/comments:

(If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.)

Continued and to be signed on reverse side

0000648013_2 R1.0.0.6